Exhibit 10.1

Execution Version

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 25, 2019

among

ORTHOFIX MEDICAL INC.,
ORTHOFIX INTERNATIONAL B.V.,
ORTHOFIX III B.V.,

Orthofix Inc.,

and
Orthofix Spinal Implants Inc.,

as Borrowers

CERTAIN OF THEIR SUBSIDIARIES PARTY HERETO

as Guarantors

THE LENDERS FROM TIME TO TIME PARTY HERETO

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Bank of America, N.A.,
Bank of the West, and
SunTrust Bank,

as Syndication Agents

BBVA USA,

as Documentation Agent

________________________________________

JPMORGAN CHASE BANK, N.A.,

Bank of America, N.A.,
Bank of the West, and
SunTrust Bank

Joint Lead Arrangers and Joint Bookrunners

________________________________________

TABLE OF CONTENTS

Page

ARTICLE I Definitions1

SECTION 1.01.	Defined Terms1
SECTION 1.02.	Classification of Loans and Borrowings47
SECTION 1.03.	Terms Generally47
SECTION 1.04.	Accounting Terms; GAAP48
SECTION 1.05.	Pro Forma Adjustments for Acquisitions and Dispositions48
SECTION 1.06.	Status of Obligations48
SECTION 1.07.	Interest Rates; LIBOR Notification49
SECTION 1.08.	Limited Condition Acquisitions49

ARTICLE II The Credits50

SECTION 2.01.	Commitments50
SECTION 2.02.	Loans and Borrowings50
SECTION 2.03.	Requests for Borrowings51
SECTION 2.04.	Swingline Loans52
SECTION 2.05.	Letters of Credit53
SECTION 2.06.	Funding of Borrowings59
SECTION 2.07.	Interest Elections59
SECTION 2.08.	Termination and Reduction of Commitments; Increase in Commitments61
SECTION 2.09.	Repayment of Loans; Evidence of Debt64
SECTION 2.10.	Prepayment of Loans64
SECTION 2.11.	Fees65
SECTION 2.12.	Interest66
SECTION 2.13.	Alternate Rate of Interest; Illegality67
SECTION 2.14.	Increased Costs69
SECTION 2.15.	Break Funding Payments70
SECTION 2.16.	Taxes71
SECTION 2.17.	Payments Generally; Allocation of Proceeds; Sharing of Set‑offs76
SECTION 2.18.	Mitigation Obligations; Replacement of Lenders78
SECTION 2.19.	Defaulting Lenders79
SECTION 2.20.	Returned Payments81
SECTION 2.21.	Banking Services and Swap Agreements81
SECTION 2.22.	Determination of Dollar Amounts82
SECTION 2.23.	Judgment Currency82
SECTION 2.24.	Uncommitted Orthofix-Italy Non-Pro Rata Tranche Sub-Facility82
SECTION 2.25.	Extension of Maturity Date83

ARTICLE III Representations and Warranties85

SECTION 3.01.	Organization; Powers85
SECTION 3.02.	Authorization; Enforceability85
SECTION 3.03.	Governmental Approvals; No Conflicts85
SECTION 3.04.	Financial Condition; No Material Adverse Change85
SECTION 3.05.	Properties, etc86
SECTION 3.06.	Litigation, Health Care and Environmental Matters86
SECTION 3.07.	Compliance with Laws and Agreements; No Default87
SECTION 3.08.	Investment Company Status89

i

SECTION 3.09.	Taxes89
SECTION 3.10.	ERISA and Foreign Pension Plans90
SECTION 3.11.	Disclosure90
SECTION 3.12.	Other Agreements; Material Agreements91
SECTION 3.13.	Solvency91
SECTION 3.14.	Insurance91
SECTION 3.15.	Capitalization; Subsidiaries; Intercompany Loans92
SECTION 3.16.	Security Interest in Collateral92
SECTION 3.17.	Employment Matters92
SECTION 3.18.	Federal Reserve Regulations92
SECTION 3.19.	Use of Proceeds93
SECTION 3.20.	No Burdensome Restrictions93
SECTION 3.21.	Anti-Corruption Laws and Sanctions93
SECTION 3.22.	Fraud and Abuse93
SECTION 3.23.	Licensing and Accreditation93
SECTION 3.24.	Other Regulatory Protection94
SECTION 3.25.	Reimbursement From Third Party Payors94
SECTION 3.26.	Material Agreements94
SECTION 3.27.	Affiliate Transactions94
SECTION 3.28.	Common Enterprise95
SECTION 3.29.	Foreign Loan Parties95
SECTION 3.30.	Classification as Senior Indebtedness96
SECTION 3.31.	Tax Shelter Regulations96
SECTION 3.32.	EEA Financial Institutions96
SECTION 3.33.	Existing ABN AMRO Credit Documents96
SECTION 3.34.	Plan Assets; Prohibited Transactions97

ARTICLE IV Conditions97

SECTION 4.01.	Effective Date97
SECTION 4.02.	Each Credit Event100

ARTICLE V Affirmative Covenants100

SECTION 5.01.	Financial Statements and Other Information100
SECTION 5.02.	Notices of Material Events103
SECTION 5.03.	Existence; Conduct of Business104
SECTION 5.04.	Payment of Obligations104
SECTION 5.05.	Maintenance of Properties104
SECTION 5.06.	Books and Records; Inspection Rights104
SECTION 5.07.	Compliance with Laws and Material Contractual Obligations105
SECTION 5.08.	Use of Proceeds106
SECTION 5.09.	Accuracy of Information106
SECTION 5.10.	Insurance106
SECTION 5.11.	Appraisals107
SECTION 5.12.	Casualty and Condemnation107
SECTION 5.13.	Additional Collateral; Further Assurances107
SECTION 5.14.	Environmental Covenant108

ARTICLE VI Negative Covenants109

SECTION 6.01.	Indebtedness109
SECTION 6.02.	Liens111
SECTION 6.03.	Fundamental Changes112

SECTION 6.04.	Investments, Loans, Advances, Guarantees and Acquisitions114
SECTION 6.05.	Asset Sales116
SECTION 6.06.	Sale and Leaseback Transactions118
SECTION 6.07.	Swap Agreements118
SECTION 6.08.	Restricted Payments; Certain Payments of Indebtedness119
SECTION 6.09.	Transactions with Affiliates120
SECTION 6.10.	Restrictive Agreements120
SECTION 6.11.	Amendment of Material Documents121
SECTION 6.12.	Financial Covenants121
SECTION 6.13.	Accounts122
SECTION 6.14.	Transfer of Assets and Properties of Orthofix Entities122

ARTICLE VII Events of Default123

ARTICLE VIII The Administrative Agent126

SECTION 8.01.	Authorization and Action126
SECTION 8.02.	Administrative Agent's Reliance, Indemnification, Etc129
SECTION 8.03.	Posting of Communications130
SECTION 8.04.	The Administrative Agent Individually131
SECTION 8.05.	Successor Administrative Agent132
SECTION 8.06.	Acknowledgements of Lenders and Issuing Banks133
SECTION 8.07.	Collateral Matters134
SECTION 8.08.	Credit Bidding134
SECTION 8.09.	Certain ERISA Matters135
SECTION 8.10.	Flood Laws136

ARTICLE IX Miscellaneous137

SECTION 9.01.	Notices137
SECTION 9.02.	Waivers; Amendments139
SECTION 9.03.	Expenses; Indemnity; Damage Waiver142
SECTION 9.04.	Successors and Assigns145
SECTION 9.05.	Survival149
SECTION 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution149
SECTION 9.07.	Severability150
SECTION 9.08.	Right of Setoff150
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process150
SECTION 9.10.	WAIVER OF JURY TRIAL151
SECTION 9.11.	Headings151
SECTION 9.12.	Confidentiality152
SECTION 9.13.	Several Obligations; Nonreliance; Violation of Law153
SECTION 9.14.	USA PATRIOT Act153
SECTION 9.15.	Disclosure153
SECTION 9.16.	Appointment for Perfection153
SECTION 9.17.	Interest Rate Limitation153
SECTION 9.18.	Marketing Consent154
SECTION 9.19.	No Fiduciary Duty, etc154
SECTION 9.20.	No Other Duties, Etc154
SECTION 9.21.	Protected Health Information155
SECTION 9.22.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions155
SECTION 9.23.	Amendment and Restatement155
SECTION 9.24.	Acknowledgement Regarding Any Supported QFCs156

SECTION 9.25.	Release of UK Loan Parties on the Effective Date156

ARTICLE X Loan Guaranty157

SECTION 10.01.	Guaranty157
SECTION 10.02.	Guaranty of Payment157
SECTION 10.03.	No Discharge or Diminishment of Loan Guaranty157
SECTION 10.04.	Defenses Waived158
SECTION 10.05.	Rights of Subrogation158
SECTION 10.06.	Reinstatement; Stay of Acceleration158
SECTION 10.07.	Information159
SECTION 10.08.	Termination159
SECTION 10.09.	Taxes159
SECTION 10.10.	Maximum Liability159
SECTION 10.11.	Contribution160
SECTION 10.12.	Liability Cumulative161
SECTION 10.13.	Keepwell161

ARTICLE XI The Borrower Representative.161

SECTION 11.01.	Appointment; Nature of Relationship161
SECTION 11.02.	Powers161
SECTION 11.03.	Employment of Agents161
SECTION 11.04.	Notices161
SECTION 11.05.	Successor Borrower Representative162
SECTION 11.06.	Execution of Loan Documents162
SECTION 11.07.	Reporting162

SCHEDULES:

Commitment Schedule

Schedule 3.05 – Properties etc.
Schedule 3.06 – Disclosed Matters
Schedule 3.07 – Compliance with Health Care Laws
Schedule 3.12 – Material Agreements
Schedule 3.14 – Insurance
Schedule 3.15 – Capitalization and Subsidiaries

Schedule 3.21 – Anti-Corruption Laws and Sanctions
Schedule 3.27 – Affiliate Transactions
Schedule 6.01(a) – Intercompany Loans
Schedule 6.04 – Existing Investments
Schedule 6.10 – Existing Restrictions
Schedule 6.13 - Accounts

EXHIBITS:

Exhibit A – Assignment and Assumption
Exhibit B – Compliance Certificate
Exhibit C – Joinder Agreement
Exhibit D-1 – U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-2 – U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-3 – U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-4 – U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 25, 2019 (as it may be amended or modified from time to time, this "Agreement"), among ORTHOFIX MEDICAL INC., a Delaware corporation (the "Company"), Orthofix Inc., a Delaware corporation ("Orthofix Inc."), Orthofix Spinal Implants Inc., a Delaware corporation ("Orthofix Spinal" and together with the Company and Orthofix Inc., each a "U.S. Borrower" and collectively, the "U.S. Borrowers"), ORTHOFIX INTERNATIONAL B.V., a company incorporated under the laws of the Netherlands ("Orthofix B.V."), ORTHOFIX III B.V., a company incorporated under the laws of the Netherlands ("BVIII", and together with Orthofix B.V, each a "Dutch Borrower" and collectively, the "Dutch Borrowers"), as Borrowers, the other Loan Parties party hereto, the Lenders party hereto from time to time, JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank and JPMorgan Chase Bank, N.A. and each of Bank of America, N.A., Bank of the West and SunTrust Bank as a Joint Lead Arranger, Joint Bookrunner and an Issuing Bank.

The Borrowers, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, entered into a First Amended and Restated Credit Agreement dated as of July 31, 2018 (as amended or modified, the "Existing Agreement").

The Borrowers and the other parties hereto wish to amend and restate the Existing Agreement, to, among other things, reflect and accommodate the addition of each of the Company, Orthofix Inc., Orthofix Spinal and BVIII as a borrower, and extend the Maturity Date to October 25, 2024, subject to the terms and conditions set forth herein.

The Borrowers, the other Loan Parties, the Administrative Agent and the Required Lenders agree to amend and restate the Existing Agreement in its entirety as follows:

ARTICLE I

Definitions

SECTION 1.01.Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

"ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.

"Account" has the meaning assigned to such term in the Security Agreement.

"Account Debtor" means any Person obligated on an Account.

"Acquired Company Representations" means, with respect to any Limited Condition Acquisition, the representations and warranties made in the acquisition agreement with respect to such Limited Condition Acquisition that are material to the interests of the Lenders, but only to the extent that the Company or any of its Affiliates has the right under such acquisition agreement not to consummate such Limited Condition Acquisition, or to terminate the obligations of the Company or any of its Affiliates under such acquisition agreement, as a result of a breach of such representations and warranties.

"Acquisition" means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Orthofix Entity (a) acquires any division, line of business or other business unit of any Person (including the purchase of products or other intellectual property required to bring any product to market) or all or substantially all of the assets of any Person, whether through

Second Amended and Restated Credit Agreement (Orthofix), Page 1

purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person (such Person or such division, line of business or other business unit of a Person the subject of the Acquisition referred to herein as the "Target").

"Additional Commitment Lender" has the meaning specified in Section 2.25(d).

"Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period or for any ABR Borrowing that, in each case, accrues interest based upon the Adjusted LIBO Rate, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

"Administrative Agent" means JPMorgan Chase Bank, N.A. (and its subsidiaries and Affiliates), in its capacity as administrative agent for the Lenders hereunder and any successor thereto appointed pursuant to Section 8.05.

"Administrative Agent's Office" means, with respect to any Agreed Currency, the Administrative Agent's address and, as appropriate, account as set forth in Section 9.01 with respect to such Agreed Currency, or such other address or account with respect to such Agreed Currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

"Agent Indemnitee" has the meaning assigned to it in Section 9.03(c).

"Aggregate Revolving Exposure" means, at any time, the aggregate Revolving Exposure of all the Lenders at such time (with the Swingline Exposure and the LC Exposure of each Lender calculated assuming that that all of the Lenders have funded their participations in all Swingline Loans and Letters of Credit outstanding at such time).

"Agreed Currencies" means (a) Dollars and (b) so long as such currency is freely transferable and convertible into Dollars (i) Euro and (ii) Pounds Sterling.

"Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted LIBO Rate for a one-month Interest Period for Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate for Dollars shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the

Second Amended and Restated Credit Agreement (Orthofix), Page 2

avoidance of doubt, only until any amendment has become effective pursuant to Section 2.13(c)), then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the Alternate Base Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to any Orthofix Entity or any of their Affiliates from time to time concerning or relating to bribery or corruption.

"Applicable Foreign Loan Party Documents" has the meaning assigned to such term in Section 3.29.

"Applicable Parties" has the meaning assigned to it in Section 8.03(c).

"Applicable Percentage" means, at any time with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender's Commitment at such time and the denominator of which is the aggregate Commitments at such time (provided that, if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender's share of the Aggregate Revolving Exposure at such time); provided that, in accordance with Section 2.19, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender's Commitment shall be disregarded in the calculations above.

"Applicable Rate" means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurocurrency Spread" or "Commitment Fee Rate", as the case may be, based upon the Company's Total Net Leverage Ratio as of the most recent determination date, provided that until the first fiscal quarter ending after the Effective Date, the "Applicable Rate" shall be the applicable rates per annum set forth below in Category 5:

Total Net Leverage Ratio	ABR Spread	Eurocurrency Spread	Commitment Fee Rate
Category 1 > 3.50 to 1.00	1.25%	2.25%	0.25%
Category 2 > 3.00 to 1.00 but < 3.50 to 1.00	1.00%	2.00%	0.20%
Category 3 > 2.00 to 1.00 but < 3.00 to 1.00	0.75%	1.75%	0.20%
Category 4 > 1.00 to 1.00 but < 2.00 to 1.00	0.50%	1.50%	0.15%
Category 5 < 1.00 to 1.00	0.25%	1.25%	0.15%

Notwithstanding the foregoing, if the Company or the Borrowers fail to deliver the annual or quarterly consolidated financial statements required to be delivered by them pursuant to Section 5.01, then the

Second Amended and Restated Credit Agreement (Orthofix), Page 3

Total Net Leverage Ratio shall be deemed to be in Category 1 during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

If at any time the Administrative Agent determines that (i) the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), or the Total Net Leverage Ratio in a Compliance Certificate or other certification was incorrectly calculated, relied on incorrect information or was otherwise not accurate, true or correct, and (ii) the correct information, or a proper calculation of the Total Net Leverage Ratio would have resulted in a higher percentage Applicable Rate for any period, then the Borrowers shall be required to retroactively pay any additional amount that the Borrowers would have been required to pay if such financial statements, Compliance Certificate or other information had been accurate and/or computed correctly at the time they were delivered.

"Approved Electronic Platform" has the meaning assigned to it in Section 8.03(a).

"Approved Fund" has the meaning assigned to the term in Section 9.04(b).

"Arrangers" means JPMorgan Chase Bank, N.A., Bank of America, N.A., Bank of the West and SunTrust Bank.

"Assignment and Assumption" means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic records generated by use of an electronic platform) approved by the Administrative Agent.

"Availability" means, at any time, an amount equal to (a) the aggregate Commitments minus (b) the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

"Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

"Bank Levy" means (a) the UK Bank Levy or (b) any bank levy of any jurisdiction other than the UK which does not differ materially from the proposals for the design of levies on financial institutions as set out by the International Monetary Fund in the paper "A fair and substantial contribution by the financial sector" published in June 2010 and which is charged wholly or mainly by reference to the balance sheet (including any consolidated balance sheet of any group of which the Administrative Agent or a Lender forms part) of the Administrative Agent or a Lender and/or any member of a group of which the Administrative Agent or a Lender forms part.

"Banking Services" means each and any of the following bank services provided to any of the Orthofix Entities by JPMorgan Chase Bank and/or any Lender and/or any of their Affiliates and/or any Person that at the time of entering into any agreement in respect of such bank services was a Lender or an

Second Amended and Restated Credit Agreement (Orthofix), Page 4

Affiliate of a Lender: (a) credit cards for commercial customers (including, without limitation, "commercial credit cards" and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services and cash pooling services).

"Banking Services Obligations" means any and all obligations of the Orthofix Entities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

"Bankruptcy Event" means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver (including in respect of the Netherlands a curator), conservator, trustee, administrator (including in respect of the Netherlands a bewindvoerder or a stille bewindvoerder), custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, or has had any order for relief in such proceeding entered in respect thereof, or in respect of the Netherlands, bankruptcy (faillissement), dissolution (ontbinding) moratorium (surseance van betaling) and emergency regulation (noodregeling), provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person

"Benchmark Replacement" means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for Dollar-denominated syndicated credit facilities or any other Eurocurrency Rate for syndicated credit facilities denominated in any other currency, as applicable, and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

"Benchmark Replacement Adjustment" means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate or any Eurocurrency Rate, as applicable, with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of (x) the LIBO Rate with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities or (y) any Eurocurrency Rate with the applicable Unadjusted Benchmark Replacement for syndicated credit

Second Amended and Restated Credit Agreement (Orthofix), Page 5

facilities denominated in any other currency, as applicable, in each case at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Alternate Base Rate," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

"Benchmark Replacement Date" means the earlier to occur of the following events with respect to the LIBO Rate or any Eurocurrency Rate, as applicable,:

(1) in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of a Screen Rate permanently or indefinitely ceases to provide such Screen Rate; or

(2) in the case of clause (3) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the LIBO Rate or any other Eurocurrency Rate, as applicable,:

(1) a public statement or publication of information by or on behalf of the administrator of an applicable Screen Rate announcing that such administrator has ceased or will cease to provide such Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the applicable Screen Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the applicable Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the applicable Screen Rate, a resolution authority with jurisdiction over the administrator for the applicable Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the applicable Screen Rate, in each case which states that the administrator of the applicable Screen Rate has ceased or will cease to provide such Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Screen Rate; and/or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the applicable Screen Rate announcing that such Screen Rate is no longer representative.

"Benchmark Transition Start Date" means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of

Second Amended and Restated Credit Agreement (Orthofix), Page 6

such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Company, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

"Benchmark Unavailability Period" means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate or any other Eurocurrency Rate, as applicable, and solely to the extent that such rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate or any other Eurocurrency Rate, as applicable, for all purposes hereunder in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such rate for all purposes hereunder pursuant to Section 2.13.

"Beneficial Ownership Certification" means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Benefit Plan" means any of (a) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such "employee benefit plan" or "plan".

"Board" means the Board of Governors of the Federal Reserve System of the U.S.

"Borrower" or "Borrowers" means, individually or collectively, each U.S. Borrower and each Dutch Borrower.

"Borrower DTTP Filing" means an HM Revenue & Customs' Form DTTP2, duly completed and filed by the relevant Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by the Lender to such Borrower and the Administrative Agent.

"Borrowing" means (a) Revolving Borrowing, and (b) a Swingline Loan.

"Borrowing Request" means a request by the Company for a Borrowing in accordance with Section 2.03.

"Burdensome Restrictions" means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.10.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City, New York; provided that (a) if such day relates to any Eurocurrency Loan or a Letter of Credit, the term "Business Day" shall also exclude (i) any day on which banks are not open for dealings in the applicable Agreed Currency in the London interbank market, (ii) any day in which the Administrative Agent's Office for the applicable Agreed Currency is closed, or (iii) (other than in respect of Borrowings denominated in Dollars or Euro) the principal financial center of such Agreed Currency, and (b) when used in connection with a Eurocurrency Loan or a Letter of Credit denominated in Euro, the term "Business Day" shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in Euro.

Second Amended and Restated Credit Agreement (Orthofix), Page 7

"BVIII" has the meaning assigned to it in the preamble.

"Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"CFC" means a Subsidiary that is a "controlled foreign corporation" under Section 957 of the Code.

"CHAMPVA" means, collectively, the Civilian Health and Medical Program of the Department of Veterans Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

"Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated or approved by the board of directors of the Company nor (ii) appointed by directors so nominated or approved; or (c) the Company shall cease to own, directly or indirectly, free and clear of all Liens or other encumbrances (other than Liens and encumbrances (x) arising under the Loan Documents or (y) described under clause (a) of the definition of Permitted Encumbrances), 100% of the outstanding voting Equity Interests of the Borrowers (other than the Company) on a fully diluted basis; or (d) except as permitted by Section 6.03 or Section 6.05, the Company shall cease to own, directly or indirectly, free and clear of all Liens or other encumbrances (other than Liens and encumbrances (x) arising under the Loan Documents or (y) described under clause (a) of the definition of Permitted Encumbrances), 100% of the outstanding voting Equity Interests of any of the Loan Parties (other than the Company).

"Change in Law" means the occurrence after the date of this Agreement (or, with respect to any Issuing Bank or Lender, such later date on which such Issuing Bank or Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted, issued or implemented.

"Charges" has the meaning assigned to such term in Section 9.17.

Second Amended and Restated Credit Agreement (Orthofix), Page 8

"Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

"CMS" means The Centers for Medicare and Medicaid Services of the U.S. Department of Health and Human Services, and any Governmental Authority successor thereto.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Collateral" means any and all property owned, leased or operated by a Person subject to a security interest or Lien pursuant to the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien to secure all or any portion of the Secured Obligations, but which in no event will include any Excluded Asset.

"Collateral Access Agreement" has the meaning assigned to such term in the Security Agreement.

"Collateral Documents" means, collectively, the Security Agreements and any other agreements, instruments and documents executed in connection with this Agreement that are intended to either create, perfect or evidence Liens to secure all or any portion of the Secured Obligations or intended to create or evidence Guarantees of all or any portion of the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, collateral assignments, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party or any Subsidiary and delivered to the Administrative Agent.

"Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans in the Agreed Currencies and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted Dollar Amount of such Lender's Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.08 and (b) assignments by or to such Lender pursuant to Section 9.04.  The initial Dollar Amount of each Lender's Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders' Commitments is the Dollar Amount of $300,000,000.

"Commitment Increase" has the meaning assigned to the term in Section 2.08(e).

"Commitment Schedule" means the Schedule attached hereto identified as such.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Communications" has the meaning assigned to such term in Section 8.03(c).

"Company" has the meaning assigned to such term in the preamble.

"Compliance Certificate" means a compliance certificate prepared in accordance with Section 5.01(c) in substantially the form of Exhibit B or any other form approved of by the Administrative Agent.

Second Amended and Restated Credit Agreement (Orthofix), Page 9

"Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

1.the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

2.if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for Dollar-denominated syndicated credit facilities or syndicated credit facilities denominated in any other currency, as applicable, at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of "Benchmark Replacement."

"Confidential Healthcare Information" has the meaning specified in Section 9.21.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.

"Corresponding Tenor" with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate or such other Eurocurrency Rate, as applicable.

"Covered Party" has the meaning assigned to it in Section 9.24.

"Credit Party" means the Administrative Agent, each Issuing Bank, each Swingline Lender or any other Lender; and "Credit Parties" means all or any combination of the foregoing as appropriate in the context used.

"CRR" means regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

"Debtor Relief Laws" means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, debtor assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the U.S. or other applicable jurisdiction from time to time in effect.

Second Amended and Restated Credit Agreement (Orthofix), Page 10

"Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"Defaulting Lender" means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party or the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party's receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(e)) upon delivery of written notice of such determination to the Company, each Issuing Bank, the Swingline Lender and each Lender.

"Disclosed Matters" means the actions, suits, proceedings and environmental matters disclosed on Schedule 3.06.

"Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

"Disqualified Equity Interests" means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures (excluding any maturity that occurs as the result of an optional redemption or repurchase by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Secured Obligations under the Loan Documents that are accrued and payable and the termination of the aggregate Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part (except as a result of a change of control or asset sale, so long as in each case any and all rights of the holders thereof upon the occurrence of any such change of control or asset sale event shall be subject to the Payment in Full of all

Second Amended and Restated Credit Agreement (Orthofix), Page 11

Obligations), (c) provides for the scheduled payments of dividends in cash (other than to the extent such dividends are equal to the amount of Taxes payable that are directly attributable to the operations of the business of such Person), or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date.

"Dividing Person" has the meaning assigned to it in the definition of "Division."

"Division" means the division of the assets, liabilities and/or obligations of a Person (the "Dividing Person") among two or more Persons (whether pursuant to a "plan of division" or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

"Division Successor" means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division.  A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

"Document" has the meaning assigned to such term in the Security Agreement.

"Dollar Amount", of any amount, means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thompson Reuters Corp. ("Reuters") source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

"Dollars", "USD" or "$" means the lawful money of the U.S.

"Domestic Non-Loan Party" means any Non-Loan Party that is organized under the laws of the U.S., or any state or commonwealth thereof or under the laws of the District of Columbia (other than any Subsidiary domiciled in Puerto Rico).

"Domestic Subsidiary" means any Subsidiary that is organized under the laws of the U.S., or any state or commonwealth thereof or under the laws of the District of Columbia (other than any Subsidiary domiciled in Puerto Rico).

"Dutch Borrower" or "Dutch Borrowers" have the meaning assigned to such terms in the preamble.

"Dutch Subsidiary" means any Subsidiary that is organized under the laws of the Netherlands.

Second Amended and Restated Credit Agreement (Orthofix), Page 12

"Dutch Treaty Lender" means a Lender which is entitled under a double taxation agreement with the Netherlands to claim a reduction of Dutch withholding tax.

"Early Opt-in Election" means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that either (x) Dollar-denominated syndicated credit facilities being executed at such time or (y) syndicated credit facilities denominated in any other currency being executed at such time, as applicable, include language similar to that contained in Section 2.13 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate or such other Eurocurrency Rate, as applicable, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

"EBITDA" means, for any period, Net Income for such period

plus

(a)	without duplication and to the extent deducted in determining Net Income for such period, the sum of, in each case, for such period:

(i)Interest Expense,

(ii)the aggregate amount of all income tax expense on the consolidated statements of income of the Company and its Subsidiaries,

(iii)all amounts attributable to depreciation and amortization expense,

(iv)any extraordinary, unusual or non-recurring non-cash charges, expenses or losses,

(v)non-cash stock option and other equity-based compensation expenses,

(vi)charges, losses, expenses or lost profits to the extent indemnified, insured or reimbursed by a third party, including expenses covered by indemnification provisions in connection with any Acquisition or disposition permitted by this Agreement and lost profits covered by business interruption insurance, in each case, in an amount not to exceed such amount actually reimbursed for such period,

(vii)letter of credit fees (except to the extent such amount is included in clause (i) above),

(viii)any non-cash non-recurring costs or charges associated with any modification or termination of pension and post-retirement employee benefit plans,

(ix)goodwill and other intangible impairment charges,

Second Amended and Restated Credit Agreement (Orthofix), Page 13

(x)any other non-cash charges, including any non-cash expense relating to the vesting of warrants, the granting of stock appreciation rights, stock options or restricted stock, or resulting from the application of purchase accounting associated with any future acquisitions or dispositions, non-cash losses under hedging agreements, and non-cash losses in such period due solely to fluctuations in currency values and any related tax effects (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period),

(xi)amortization or write-off of deferred financing costs,

(xii)non-recurring out-of-pocket transaction fees, costs, charges and expenses incurred in connection with the Transactions, and, to the extent permitted hereunder, any acquisition or Disposition consummated by any Orthofix Entity during such period,

(xiii)

(A)the amount of "run-rate" cost savings, operating expense reductions, other operating improvements and costs and/or expense reductions and synergies (collectively, the "Cost Savings") projected by the Company in good faith to be realized as a result of, to the extent permitted hereunder, any acquisition consummated by any Orthofix Entity during such period, which Cost Savings shall be calculated on a Pro Forma Basis, net of the amount of actual benefits realized from such actions during such period and not otherwise added back to EBITDA; provided that the benefits resulting from such actions are anticipated by the Borrowers to be realized within eighteen (18) months of such transaction or initiative consummated during the applicable period,

(B)internal (I) restructuring costs, integration costs, retention, recruiting, relocation and signing bonuses and expenses, and (II) severance costs, systems establishment costs, costs associated with the establishment of new information technology systems and costs associated with office and facility openings, closings and consolidations,

(C)out-of-pocket transaction fees, costs and expenses incurred, or amortization thereof, in connection with any acquisition or Disposition (that would have been permitted hereunder if consummated) that was not consummated or was otherwise abandoned by any Orthofix Entity during such period,

(D)any extraordinary, unusual or non-recurring cash charges, expenses or losses, and

(E)costs and expenses of outside legal counsel, accounting advisors and consultants and other professionals in each case related to (x) the Company's remediation of internal control weaknesses and deficiencies, (y) the investigation of the Division of Enforcement of the Securities and Exchange Commission into certain Company accounting matters (including the Company's prior restatement of prior period financial results and a related independent review by the Audit Committee of the Company's Board of Directors), and (z) the securities class action litigation currently pending in the United States District Court for the Southern District of New York arising out of the foregoing matters,

Second Amended and Restated Credit Agreement (Orthofix), Page 14

provided that, with respect to this clause (xiii):

(1) in addition to clause (2) below, the aggregate amount of all addbacks pursuant to all sub-clauses of this clause (xiii) shall not exceed 25.0% of LTM EBITDA (calculated before giving effect to all such addbacks); and

(2) the aggregate amount of all addbacks added pursuant to sub-clauses (C), (D) and (E) of clause (xiii) above shall not exceed 10.0% of the 25.0% cap described in the preceding clause (1) (for the avoidance of doubt, the amount described in this clause (2) is a sublimit of the 25.0% cap and is not additive thereto),

(xiv)any cash reimbursement payments received during such period in respect of items described in clause (b)(iii) taken in a prior period,

(xv)any out-of-pocket fees, costs, charges and expenses actually incurred prior to the Effective Date in connection with initiatives taken prior to the Effective Date and disclosed to the Administrative Agent; provided that the aggregate amount of all addbacks pursuant to this clause (xv) shall not exceed the Dollar Amount of $6,000,000, and

(xvi)cash charges for Settlement Amounts and on-cash reserve or accrual charges for expected future Settlement Amounts not to exceed $5,000,000 in the aggregate over the term of this Agreement;

provided that, (x) each of the forgoing clauses shall in each case exclude any non-cash charge that relates to the write-down or write-off of Inventory and (y) each of the addbacks in the foregoing clauses are reasonably identifiable, factually supported and reasonably attributable to the actions specified and reasonably anticipated to result from such actions, minus

(b)	without duplication and to the extent included in Net Income, in each case for such period:
(i)	the aggregate amount of all income tax benefit on the consolidated statements of income of the Company and its Subsidiaries,
(ii)	any cash payments made during such period in respect of non-cash charges described in clause (a)(x) taken in a prior period, and
(iii)

any extraordinary, unusual or non-recurring gains and any non-cash items of income (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

Notwithstanding the foregoing or anything else to the contrary in this Agreement or in any of the other Loan Document, the aggregate amount of EBITDA attributable to Excluded Subsidiaries and Immaterial Subsidiaries (that are Non-Loan Parties) that may be included in the calculation of EBITDA shall not exceed, on any date of determination, an amount equal to 32.5% of LTM EBITDA (not more than 5.0% of which can be attributable to the LTM EBITDA of Immaterial Subsidiaries that are Non-Loan Parties) for the period of four consecutive fiscal quarters ended on or most recently prior to such date.  For the

Second Amended and Restated Credit Agreement (Orthofix), Page 15

avoidance of doubt, the 32.5% maximum percentage of LTM EBITDA is a cap on amounts included in the calculation of LTM EBITDA from Excluded Subsidiaries and Immaterial Subsidiaries (that are Non-Loan Parties) in the aggregate and includes a sub-cap of 5.0% for the LTM EBITDA of Immaterial Subsidiaries that are Non-Loan Parties, including pursuant to any addbacks attributable to such Excluded Subsidiaries and Immaterial Subsidiaries.

"ECP" means an "eligible contract participant" as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

"EEA Financial Institution" means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

"Electronic Signature" means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

"Electronic System" means any electronic system, including e-mail, e-fax, web portal access for the Borrowers and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

"Environmental Laws" means all foreign and domestic laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Orthofix Entity directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Equipment" has the meaning assigned to such term in the Security Agreement.

Second Amended and Restated Credit Agreement (Orthofix), Page 16

"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company or any of its direct or indirect Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

"ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30‑day notice period is waived); (b) the failure to satisfy the "minimum funding standard" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Orthofix Entity or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Orthofix Entity or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Orthofix Entity or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Orthofix Entity or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any Orthofix Entity or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Orthofix Entity or any ERISA Affiliate of any notice, concerning the imposition upon any Orthofix Entity or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status, or in reorganization, within the meaning of Title IV of ERISA.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

"EURIBOR Screen Rate" means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of the Specified Time on the Quotation Day.  If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company.  If the EURIBOR Screen Rate shall be less than zero, the EURIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement.

"Euro", "euro" or "€" means the single currency of the participating member states of the European Union.

"Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Eurocurrency Rate.

Second Amended and Restated Credit Agreement (Orthofix), Page 17

"Eurocurrency Rate" means, with respect to any Eurocurrency Borrowing in (a) Dollars for any applicable Interest Period or for any ABR Borrowing, the Adjusted LIBO Rate or (b) any Foreign Currency for any applicable Interest Period, the EURIBOR Screen Rate (for Borrowings in Euros) or the Adjusted LIBO Rate (for Borrowings in Sterling).

"Event of Default" has the meaning assigned to such term in Article VII.

"Excluded Assets" means, collectively:

(a)

assets as to which the Administrative Agent and the Company agree in writing that the cost of creating or perfecting a pledge of, or a security interest in, such assets is excessive in relation to the value of the security to be afforded thereby;

(b)	any fee owned real property and any leasehold rights and interests in real property (other than interests resulting from Collateral Access Agreements);
(c)	any motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement or equivalent;
(d)

any rights or interest in any lease, contract, license or license agreement covering personal property or real property and/or such assets subject thereto, so long as under the terms of such lease, contract, license or license agreement, or requirement of law with respect thereto, the grant of a security interest or Lien therein for the benefit of the Secured Parties (1) is prohibited, (2) would give any other party to such lease, contract, license or license agreement, instrument or indenture the right to terminate its obligations thereunder, or (3) is permitted only with the consent of another party (including, without limitation, any Governmental Authority) (or would render such lease, contract, license or license agreement cancelled, invalid or unenforceable) and such prohibition has not been or is not waived or the consent of the other party to such lease, contract, license or license agreement has not been or is not otherwise obtained; provided, that, this exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the UCC or any other requirement of law (including any Debtor Relief Law) or so as to limit, impair or otherwise affect the unconditional continuing security interests in and Liens for the benefit of the Secured Parties upon any rights or interests in or to monies due or to become due under any such lease, contract, license or license agreement (including any receivables) and provided further that, with respect to any lease, contract, license or license agreement entered into after the Effective Date (except in each case, any such lease, contract, license or license agreement that is a financing permitted by Section 6.01), the Loan Parties shall use commercially reasonable efforts to permit Liens for the benefit of the Secured Parties on each such lease, contract, license or license agreement and avoid prohibitions of the types described in clauses (1) through (3) above;

(e)

any application for registration of a trademark filed in the United States Patent and Trademark Office on an intent to use basis to the extent that the grant of a security interest in any such trademark application would adversely affect the validity or enforceability or result in cancellation or voiding of such trademark application, provided, however, that such trademark applications shall no longer be considered Excluded Assets upon the filing of a Statement of Use or an Amendment to Allege Use has been filed and accepted in the United States Patent and Trademark Office;

(f)	Excluded Deposit Accounts;
(g)

any assets that are subject to a Lien permitted under Section 6.02(d) if the contract or other agreement in which the Lien is granted (or the documentation providing for the Indebtedness secured thereby) prohibits the creation of any other Lien on such assets; provided, that immediately upon

Second Amended and Restated Credit Agreement (Orthofix), Page 18

the ineffectiveness, lapse or termination of any such Lien permitted under Section 6.02(d), such assets shall no longer be considered Excluded Assets and the Collateral shall include all such rights and interest in such assets as if such Lien permitted under Section 6.02(d) had never been in effect;

(h)

voting Equity Interests in excess of 65% of the total voting Equity Interests in any Orthofix Entity that is also (i) a Foreign Subsidiary of a U.S. Loan Party, (ii) a CFC, (iii) a Domestic Subsidiary whose immediate parent is a CFC or (iv) any Subsidiary where all or substantially all of the assets of that Subsidiary (directly or through Subsidiaries) consists of Equity Interests of one or more Foreign Subsidiaries that are CFCs; provided, that the foregoing exclusions shall, with respect to any Foreign Subsidiary (or Domestic Subsidiary of a CFC) that is a CFC at the time of grant of such pledge or hypothecation, automatically cease to apply at any time such Foreign Subsidiary is not a CFC and provided that, (x) this exclusion will apply in each case only to the extent that the Company and the Administrative Agent have agreed in good faith that such pledge of Equity Interests would not result in a material adverse tax consequence to any Loan Party, and (y) in no case will this exclusion apply to any Foreign Subsidiary or CFC or other applicable entity described in clauses (i), (ii), (iii) and (iv) preceding that is Person organized under the laws of the Netherlands or the United Kingdom;

(i)

any treasury stock of the Company or other margin stock (within the meaning of Regulation U of the Board), in each case, unless the Lenders have made any necessary filings with the Board in connection therewith;

(j)

Equity Interests in partnerships, joint ventures and non-Wholly Owned Subsidiaries if and for so long as the terms of any applicable organizational document, joint venture agreement, partnership or shareholders' agreement of such Person existing on the Effective Date prohibit the creation of any other Lien on such Equity Interests (or with respect to any partnership, joint venture or non-Wholly Owned Subsidiary acquired after the Effective Date, as of the date of such acquisition; provided the terms of any such organizational document, joint venture agreement, partnership or shareholders' agreement was not entered into in connection with or anticipation of such acquisition); and

(k)

any assets of an Excluded Subsidiary and, if agreed to in writing by the Administrative Agent, any Equity Interests in any Excluded Subsidiary (except as otherwise agreed to be provided by the Company and/or the applicable Subsidiary).

"Excluded Deposit Accounts" means any deposit account (a) held at any banking institution in a jurisdiction other than the U.S. or Netherlands, (b) established solely as a payroll account and other zero-balance disbursement account, (c) (i) held in a fiduciary capacity and established in connection with employee benefit plans in the ordinary course of business or pursuant to applicable legal requirements or (ii) established as a Segregated Governmental Account in compliance with applicable legal requirements, or (d) escrow accounts established in connection with Permitted Acquisitions or Investments.

"Excluded Sales" has the meaning assigned to such term in Section 6.14.

"Excluded Subsidiary" means (a) Orthofix-Italy and any Subsidiary organized under the laws of the Republic of Italy, (b) Subsidiaries in liquidation/dissolution (including, as of the Effective Date, Orthosonics Limited, Victory Medical Limited and Colgate Medical Limited) and (c) any direct or indirect Subsidiary of the Company that is (i) prohibited by applicable law, rule or regulation or by any contractual obligation (with an unaffiliated party) that is existing on (and not created in contemplation of) the Effective Date (or on the date such Subsidiary is acquired) from Guaranteeing the Secured Obligations or that would require governmental (including regulatory) or other third party consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (ii) a captive insurance Subsidiary, (iii) a Subsidiary, to the extent the

Second Amended and Restated Credit Agreement (Orthofix), Page 19

provision of a Guarantee by such Subsidiary would result in material adverse tax consequences to the Orthofix Entities, taken as a whole, as reasonably determined by the Company and the Administrative Agent, each acting in good faith, (iv) a direct or indirect Subsidiary of an Excluded Subsidiary, and (v) a Subsidiary with respect to which the Administrative Agent and the Company, each acting in good faith, reasonably determine the cost and/or burden of obtaining the Guarantee outweigh the practical benefit to the Lenders afforded thereby.  On the Effective Date, the Excluded Subsidiaries are Orthofix-Italy, Orthosonics Limited, Victory Medical Limited, Colgate Medical Limited and Orthofix do Brasil Ltda.

"Excluded Swap Obligation" means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on, or calculated by reference to, or measured by net income (however denominated) received or receivable, franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, if different, being treated as resident for tax purposes, or in the case of any Lender, its applicable lending office located in, or having a permanent establishment and/or permanent representative to which income under this Agreement is attributed in respect of amounts received or receivable that are effectively attributable to such permanent establishment and/or permanent representative (within the meaning of the OECD Model Tax Convention), or under the laws of the Netherlands to the extent such Taxes becomes payable as a result of such Recipient having a substantial interest (aanmerkelijk belang) in a Dutch Subsidiary as laid down in the Netherlands Income Tax Act 2001 (Wet inkomstenbelasting 2001) or, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal, Dutch and United Kingdom withholding Taxes (excluding (x) the portion of United Kingdom withholding Taxes with respect to which the applicable Lender is a UK Treaty Lender, (y) the portion of Dutch withholding Taxes with respect to which the applicable Lender is a Dutch Treaty Lender and (z) United Kingdom withholding Taxes on payments made by any guarantor under any guarantee of the obligations) imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.16(f) or (g)(i), (d) any U.S. federal withholding Taxes imposed under FATCA and (e) any Bank Levy.

"Existing Agreement" has the meaning given to it in the preamble of this Agreement.

"FATCA" means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement

Second Amended and Restated Credit Agreement (Orthofix), Page 20

entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

"FDA" means the Food and Drug Administration.

"Federal Funds Effective Rate" means, for any day, the rate calculated by the NYFRB based on such day's federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York's Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

"Federal Reserve Bank of New York's Website" means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

"Financial Officer" means the chief financial officer, principal accounting officer, or treasurer, in each case of the Company or any other U.S. Borrower, or any other natural person designated and authorized by the Board of Directors of any U.S. Borrower to act as the representative of the Company, so long as in each case evidence of such appointment together with a duly completed and executed incumbency certificate with respect to such person, acceptable to the Administrative Agent in its reasonable discretion, is delivered to the Administrative Agent prior to such person's inclusion in this definition of "Financial Officer".

"Financial Statements" has the meaning assigned to such term in Section 5.01.

"Flood Laws" has the meaning assigned to such term in Section 8.10.

"Foreign Currencies" means Agreed Currencies other than Dollars.

"Foreign Currency Payment Office" of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by it, in the case of the Administrative Agent by notice to the Company and each Lender.

"Foreign Lender" means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

"Foreign Loan Party" means each Foreign Subsidiary that is a Loan Party.

"Foreign Pension Plan" means any plan, scheme, fund (including any superannuation fund) or other similar program established, sponsored or maintained outside the U.S. by any Orthofix Entity primarily for the benefit of employees of such Orthofix Entity residing outside the U.S., which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

"Foreign Perfected Subsidiary" means a Foreign Subsidiary which respect to which each component of both clauses (a) and (b) is true: (a) such Foreign Subsidiary is a Loan Party that has (i) become a Loan Guarantor, (ii) granted perfected Liens to the Administrative Agent on substantially all

Second Amended and Restated Credit Agreement (Orthofix), Page 21

of its assets (other than Excluded Assets) in the jurisdiction of its incorporation or formation, which such Liens must be first priority Liens except as permitted by Section 6.02, and (iii) executed all Loan Documents and made such other filings, registrations, certifications and taken such other commercially reasonable actions (as determined by the Administrative Agent) to grant and/or perfect such Liens, or in connection with becoming a Loan Guarantor, including, but not limited to, Collateral Documents and other documents and instruments governed by the laws of its jurisdiction of incorporation or formation, or governed by the laws of the location of any of its assets and properties, in each case as deemed reasonably necessary or advisable by the Administrative Agent in order for such Foreign Subsidiary to grant and/or perfect such Liens, or in connection with becoming a Loan Guarantor, and other items as the Administrative Agent may reasonably request in connection therewith and taken all other commercially reasonable actions (as determined by the Administrative Agent) of the type contemplated by Section 5.13 (including opinions of counsel), and (b) the immediate parent of such Foreign Subsidiary has (i) pledged the Equity Interests of such Foreign Subsidiaries pursuant to Collateral Documents and other documents and instruments governed by, and perfected under the laws of both the U.S. and the jurisdiction of organization of such Foreign Subsidiary, (ii) executed all Loan Documents and made such other filings, registrations, certifications and taken such other commercially reasonable actions (as determined by the Administrative Agent) to grant/or perfect such Liens, including, but not limited to, Collateral Documents and other documents and instruments governed by the laws of both the U.S. and such Foreign Subsidiary's jurisdiction of incorporation or formation, and other items as the Administrative Agent may reasonably request in connection therewith and (iii) taken all other commercially reasonable actions (as determined by the Administrative Agent) of the type contemplated by Section 5.13 (including opinions of counsel).

"Foreign Subsidiary" means each Subsidiary other than a Domestic Subsidiary.

"Foreign Unperfected Subsidiary" means each Foreign Subsidiary that is not a Foreign Perfected Subsidiary.

"FTC" means the Federal Trade Commission.

"Funding Account" has the meaning assigned to such term in Section 4.01(h).

"GAAP" means generally accepted accounting principles in the U.S.

"Governmental Authority" means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision) or any successor or similar authority to any of the foregoing.

"Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial

Second Amended and Restated Credit Agreement (Orthofix), Page 22

statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

"Guaranteed Obligations" has the meaning assigned to such term in Section 10.01.

"Guarantors" means all Loan Guarantors and all other entities and Persons, including, without limitation, any Orthofix Entity not already a Loan Party, who have delivered an Obligation Guaranty, and the term "Guarantor" means each or any one of them individually.

"Hazardous Materials" means:  (a) any substance, material, or waste that is included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "toxic substances," "toxic materials," "toxic waste," or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the U.S. Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos‑containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

"Health Care Laws" means, collectively, any and all domestic and foreign, federal, state or local laws, rules, regulations, orders, administrative manuals, guidelines and requirements relating to any of the following: (a) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal health care program exclusion provisions (42 U.S.C. § 1320a-7), and the Civil Monetary Penalties Act (42 U.S.C. § 1320a-7a)); (b) any Medical Reimbursement Program; (c) the licensure or regulation of healthcare providers, suppliers, professionals, facilities or payors (including the DMEPOS Supplier Standards established by the Health Care Financing Administration, DMEPOS Quality Standards established by the Medicare Modernization Act of 2003 and all statutes and regulations administered by the FDA); (d) the provision of, or payment for, health care services, items or supplies; (e) quality, safety certification and accreditation standards and requirements administered by a Governmental Authority; (f) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; (g) HIPAA; and (h) any and all other applicable domestic or foreign, federal, state or local health care laws, rules, codes, regulations, manuals, orders, ordinances, professional or ethical rules, administrative guidance and requirements applicable to any line of business of any Orthofix Entity, as the same may be amended, modified or supplemented from time to time.

"Health Care Permits" means any and all permits, licenses, authorizations, certificates, consents, registrations and accreditations that are (a) necessary to enable any Orthofix Entity to provide services, participate in and receive payment under any Medical Reimbursement Program or other Third Party Payor Arrangement, as applicable, or otherwise continue to conduct its business as it is conducted on the Effective Date, or (b) required under any Health Care Law.

"HHS" means the U.S. Department of Health and Human Services and any successor thereof.

"HIPAA" means (a) the Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); (c) the Omnibus Final Rule, and (d) any foreign or domestic,

Second Amended and Restated Credit Agreement (Orthofix), Page 23

federal, state and local laws regulating the privacy and/or security of individually identifiable information, in each case as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, and any and all rules or regulations promulgated from time to time thereunder.

"HMRC DT Treaty Passport scheme" means the Board of H.M. Revenue and Customs Double Taxation Treaty Passport scheme.

"IBA" has the meaning assigned to such term in Section 1.07.

"Immaterial Subsidiary" means, as of any date of determination, any Subsidiary that, together with its Subsidiaries (calculated by reference to the most recently delivered set financial statements delivered pursuant to clauses (a) or (b) of Section 5.01), is both (x) designated by the Company to the Administrative Agent as an "Immaterial Subsidiary" and (y) has LTM EBITDA that accounts for less than five percent (5.00%) of the LTM EBITDA for the Company and its Subsidiaries on a consolidated basis; provided that, if at the end of any such most recent period of four consecutive fiscal quarters the combined LTM EBITDA of all Subsidiaries that constitute Immaterial Subsidiaries exceeds five percent (5.00%) of the consolidated LTM EBITDA of the Company and its Subsidiaries, then one or more of such Subsidiaries shall (A) for all purposes of this Agreement be designated by the Company as a Material Subsidiary (regardless of whether they meet the criteria set forth in clauses (x) and (y) above) until such excess shall have been eliminated and (B) comply with each of the terms and conditions set forth in Section 5.13.  Notwithstanding the foregoing, in the event that any Immaterial Subsidiary shall make any Permitted Acquisition that would cause it to not meet the requirements set forth in the foregoing clauses (y) after giving effect to such Permitted Acquisition on a Pro Forma Basis, such Subsidiary shall cease to be an Immaterial Subsidiary as of the date of consummation of such Acquisition.

"Impacted Interest Period" means any Interest Period for which a Screen Rate is not be available at the applicable time for the applicable Interest Period.

"Increase Period" has the meaning assigned to such term in Section 6.12.

"Incremental Amendment" has the meaning assigned to the term in Section 2.08(f).

"Incremental Commitments" has the meaning assigned to the term in Section 2.08(e).

"Incremental Lender" has the meaning assigned to the term in Section 2.08(f).

"Incremental Term A Loan" has the meaning assigned to the term in Section 2.08(e).

"Incremental Term A Loan Commitment" has the meaning assigned to the term in Section 2.08(e).

"Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, including without limitation, intercompany advances, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation funded into applicable trust arrangements and (iii) earnouts), (f) all Indebtedness of others secured by (or for which the holder of

Second Amended and Restated Credit Agreement (Orthofix), Page 24

such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (the amount of such Indebtedness being the lesser of (i) the principal amount of such Indebtedness and (ii) the book value of all assets subject to such Lien), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) obligations under any earn‑out in connection with any Acquisition or other Investment permitted hereunder, provided such earnout has been earned and is due to be paid as of the date of determination, (l) any other Off‑Balance Sheet Liability, and (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  For the avoidance of doubt, "Indebtedness" of an Orthofix Entity will include, without duplication, all Intercompany Loans of such Orthofix Entity.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

"Indemnitee" has the meaning assigned to such term in Section 9.03(b).

"Ineligible Institution" has the meaning assigned to such term in Section 9.04(b).

"Information" has the meaning assigned to such term in Section 9.12.

"Intercompany Loans" means those intercompany loans between any Orthofix Entities and listed on Schedule 6.01(a) existing on the Effective Date and each subsequent intercompany loan between any Orthofix Entities permitted to be incurred under the terms of Section 6.01.

"Interest Coverage Ratio" means, for any period, the ratio of (a) LTM EBITDA for such period to (b) cash Interest Expense for such period.

"Interest Election Request" means a request by the Company to convert or continue a Borrowing in accordance with Section 2.07.

"Interest Expense" means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptances and net costs under Swap Agreements in respect of interest rates, to the extent such net costs are allocable to such period in accordance with GAAP), calculated for the Company and its Subsidiaries on a consolidated basis for such period in accordance with GAAP, but excluding (a) deferred financing fees and (b) amendment fees.

"Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last Business Day of each calendar quarter and the Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is

Second Amended and Restated Credit Agreement (Orthofix), Page 25

a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and the Maturity Date, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

"Interest Period" means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve (12) months) thereafter, as the Borrowers may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

"Interpolated Rate" means, at any time, for any Interest Period and any Agreed Currency, the rate per annum (rounded to the same number of decimal places as the applicable Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which the applicable Screen Rate is available for the applicable Agreed Currency) that is shorter than the Impacted Interest Period; and (b) the applicable Screen Rate for the shortest period (for which an applicable Screen Rate is available for the applicable Agreed Currency) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"Inventory" has the meaning assigned to such term in the Security Agreement.

"Investments" has the meaning assigned to such term in Section 6.04.

"IRS" means the U.S. Internal Revenue Service.

"Issuing Bank" means, individually and collectively, JPMorgan Chase Bank and each other Arranger, in its capacity as the issuer of Letters of Credit hereunder, and any other Revolving Lender from time to time designated by the Company as an Issuing Bank, with the consent of such Revolving Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.05(i).  Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).  At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

"Issuing Bank Sublimit" means, as of the Effective Date, the Dollar Amount of (a) $12,500,000 in the case of JPMorgan Chase Bank, (b) $12,500,000 in the case of Bank of America, N.A., (c) $12,500,000 in the case of Bank of the West and (d) $12,500,000 in the case of SunTrust Bank;

Second Amended and Restated Credit Agreement (Orthofix), Page 26

provided that any Issuing Bank shall be permitted at any time to increase or reduce its Issuing Bank Sublimit, subject to the consent of the Company, upon providing five (5) days' prior written notice thereof to the Administrative Agent and the Borrowers.

"Italy Sub-Facility Amendment Documentation" has the meaning assigned to such term in Section 2.24(c).

"Italy Sub-Facility Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Italy Sub-Facility Loans in Euros to Orthofix-Italy, expressed as an amount representing the maximum aggregate permitted Dollar Amount of such Lender's Revolving Italy Sub-Facility Loans, as such commitment may be reduced or increased from time to time in accordance herewith and with the Italy Sub-Facility Amendment Documentation.

"Italy Sub-Facility Lenders" means Lenders with an Italy Sub-Facility Commitment.

"Italy Uncommitted Sub-Facility" has the meaning assigned to such term in Section 2.24(a).

"Joinder Agreement" means a Joinder Agreement in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

"JPMorgan Chase Bank" means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

"LC Collateral Account" has the meaning assigned to such term in Section 2.05(j).

"LC Disbursement" means any payment made by an Issuing Bank pursuant to a Letter of Credit.

"LC Exposure" means, at any time, the Dollar Amount of the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of any Borrower.  The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

"Lenders" means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 2.08 or an Assignment and Assumption, or an amendment to this Agreement, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption or an amendment to this Agreement.  Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender and the Issuing Bank.

"Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

"Letter of Credit Agreement" has the meaning assigned to such term in Section 2.05(b).

"Letters of Credit" means standby letters of credit issued pursuant to this Agreement, and the term "Letter of Credit" means any one of them or each of them singularly, as the context may require.  Letters of Credit may be issued in any Agreed Currency, subject to the Maximum Foreign Currency Amount.

"LIBO Rate" means, with respect to any Eurocurrency Borrowing in Dollars or Sterling for any Interest Period or for any ABR Borrowing, the LIBO Screen Rate as of the Specified Time on the

Second Amended and Restated Credit Agreement (Orthofix), Page 27

Quotation Day; provided that, if the LIBO Screen Rate shall not be available for an Impacted Interest Period, then the LIBO Rate shall be the Interpolated Rate, subject to Section 2.13 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error).  Notwithstanding the above, to the extent that "LIBO Rate" or "Adjusted LIBO Rate" is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

"LIBO Screen Rate" means, for any day and time, with respect to any Eurocurrency Borrowing in Dollars or Sterling for any Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that, if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, retention of title arrangement, right of retention, right to reclaim goods, and, in general, any right in rem, created for the purpose of granting security or any security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

"Limited Condition Acquisition" means an Acquisition that is a Permitted Acquisition, in each case only to the extent that (a) such Permitted Acquisition is made with the proceeds of an Incremental Term A Loan and (b) the consummation of such Permitted Acquisition by the Company or any Subsidiary is not conditioned on the availability of, or on obtaining, third party financing; provided that in the event the consummation of any such Permitted Acquisition shall not have occurred on or prior to the date that is 150 days following the signing of the applicable agreement for such Permitted Acquisition (or such longer period (x) as is reasonably necessary to obtain regulatory approvals from any Governmental Authority, or (y) as is agreed to in writing by the Administrative Agent), then such Permitted Acquisition shall no longer constitute a Limited Condition Acquisition.

"Loan Documents" means, collectively, (i) this Agreement, each amendment, consent, waiver and/or other modification to, consent to or waiver of, any of the terms of this Agreement, (ii) each promissory note issued pursuant to this Agreement, (iii) each Letter of Credit Agreement and any agreements between any Borrower and the Issuing Bank regarding the Issuing Bank's Issuing Bank Sublimit or the respective rights and obligations between such Borrower and the Issuing Bank in connection with the issuance of Letters of Credit, (iv) each Collateral Document, (v) each Compliance Certificate, (vi) the Loan Guaranty and each Obligation Guaranty, (vii) that certain Confidential Side Letter, dated October 25, 2019, delivered by Orthofix Medical, Inc. to each Lender on the Effective Date and the Administrative Agent, (viii) each other agreement, instrument, document and certificate identified in Section 4.01 executed by or on behalf of any Loan Party or any other Guarantor or any employee of a Loan Party or any employee of any Guarantor in favor of, the Administrative Agent or any Lender and including each other pledge, issued in connection with the other Loan Documents, (ix) any UCC filing, power of attorney, consent, assignment, contract, notice, letter of credit agreement and (x) each other agreement, instrument, document, certificate and other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party and/or any Guarantor (or any employee of any Loan

Second Amended and Restated Credit Agreement (Orthofix), Page 28

Party and/or any other Guarantor), and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby (other than any Swap Agreement and any agreement entered into in respect of Banking Services).  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

"Loan Guarantor" means each Loan Party.

"Loan Guaranty" means Article X of this Agreement.

"Loan Parties" means, collectively, the Company, the Borrowers, the Subsidiary Guarantors and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their respective successors and assigns, and the term "Loan Party" shall mean any one of them or all of them individually, as the context may require.

"Loans" means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans.

"Local Time" means (a) in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars, New York City time, and (b) in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency, local time (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

"LTM EBITDA" means consolidated EBITDA of the Company and its Subsidiaries as of the most recent four-quarter period most recently ended for which financial statements have been delivered in accordance with Section 5.01 or required to have been delivered by Section 5.01 (or if the context requires, the consolidated EBITDA of any Person and its Subsidiaries as of the most recent four-quarter period most recently ended for which financial statements have been delivered in accordance with Section 5.01 or required to have been delivered by Section 5.01).

"Material Acquisition" means any Permitted Acquisition or series of related Permitted Acquisitions having an aggregate cash and non-cash purchase price in excess of the Dollar Amount of $100,000,000; provided, that, for any such Acquisition or series of related Acquisitions to qualify as a Material Acquisition, a Responsible Officer of the Company shall have delivered to the Administrative Agent a certificate, Compliance Certificate or other written instrument agreed to in writing by the Administrative Agent (a) certifying that such Acquisition or series of related Acquisitions meet each of the criteria for a Material Acquisition and (b) notifying the Administrative Agent that the Company has elected to treat such Acquisition as a Material Acquisition.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Orthofix Entities taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their material obligations under the Loan Documents, (c) any material portion of the Collateral, or the Administrative Agent's Liens (on behalf of itself and the other Secured Parties) on any material portion of the Collateral or the priority of such Liens, or (d) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the Issuing Bank or the Lenders under any of the Loan Documents (except with respect to clauses (c) and (d), Liens on Collateral perfected by possession, but only to the extent that the Administrative Agent has not obtained, or does not maintain, possession of such collateral).

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"Material Agreement" means any contract or other arrangement, whether written or oral, to which any Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

"Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $12,500,000 (or the Dollar Amount thereof in any Foreign Currency).  For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any of its Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

"Material Intellectual Property" means any trademarks, tradenames, copyrights, patents and other intellectual property with a book value of the Dollar Amount of $1,000,000 or more.

"Material Subsidiary" means a Subsidiary of the Company that is not an Immaterial Subsidiary.  Upon consummation of any Permitted Acquisition, the Company shall determine whether any Subsidiaries of the Company formed or acquired in connection with such Permitted Acquisition or the Subsidiary consummating such Permitted Acquisition (if not already a Material Subsidiary) would qualify as a Material Subsidiary pursuant to the criteria set forth above.  If any of such Subsidiaries so qualifies as a Material Subsidiary, it shall be deemed to be a Material Subsidiary as of the date of consummation of such Permitted Acquisition.  For the avoidance of doubt, there is no UK Subsidiary that is a Material Subsidiary on the Effective Date.

"Maturity Date" means October 25, 2024 (if the same is a Business Day, or if not then the immediately next succeeding Business Day), subject to extension in accordance with Section 2.25, or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

"Maximum Foreign Currency Amount" means at any time of determination the Dollar Amount equal to $150,000,000 at such time of determination.

"Maximum Rate" has the meaning assigned to such term in Section 9.17.

"Maximum Total Net Leverage Ratio" has the meaning assigned to such term in Section 6.12(b).

"Medicaid" means that means-tested entitlement program under Title XIX, P.L. 89-87, of the Social Security Act, which provides Federal grants to States for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the U.S. Code, as amended, and any statute succeeding thereto.

"Medicaid Certification" means recognition by a state agency or other such entity administering a particular state's Medicaid program that a health care provider or supplier is in compliance with all the conditions of participation set forth in the appropriate state and federal Medicaid Regulations.

"Medicaid Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

Second Amended and Restated Credit Agreement (Orthofix), Page 30

"Medicaid Regulations" means (a) all Federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statues succeeding thereto, (b) all applicable provisions of all Federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statues described in clause (a) above and all Federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statues described in clause (a) above, (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above, and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (c) above, in each case as may be amended, supplemented or otherwise modified from time to time.

"Medical Reimbursement Programs" means (a) Medicare, (b) Medicaid, (c) the Federal Employees Health Benefit Program under 5 U.S.C. §§ 8902 et seq., (d) TRICARE, (e) CHAMPVA, (f) any other federal, state or foreign program that provides reimbursement for Medical Services or (g) if applicable within the context of this Agreement, any agent, administrator, administrative contractor, intermediary or carrier for any of the foregoing.

"Medical Services" means medical and health care items, services or supplies provided to a patient, including medical equipment, physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and other medicine or health care equipment or items provided by an Orthofix Entity to a patient, hospital or other medical entity or Person for a valid and proper medical or health purpose.

"Medicare Certification" means recognition by CMS or an entity under contract with CMS that the health care provider or supplier is in compliance with all of the conditions of participation set forth in the Medicare Regulations.

"Medicare Provider Agreement" means an agreement entered into between CMS or other such entity administering the Medicare program on behalf of CMS, and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

"Medicare" means that government-sponsored entitlement program under Title XVIII, P.L. 89-87, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the U.S. Code, as amended, and any statute succeeding thereto.

"Medicare Regulations" means, collectively, all Federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including, without limitation, HHS, CMS, the OIG, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

"Moody's" means Moody's Investors Service, Inc.

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"Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"Net Income" means, for any period, the consolidated net income (or loss) from continuing operations determined for the Company and its Subsidiaries, on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) except as provided in Section 1.05, the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiary, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of a Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary and (d) any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to any Orthofix Entity), as a result of any consummated acquisition, or the amortization or write‑off of any amounts thereof (including any write‑off of in process research and development).

"Non-Consenting Lender" has the meaning assigned to such term in Section 9.02(h).

"Non-Extending Lender" has the meaning specified in Section 2.25(b).

"Non-Loan Party" means an Orthofix Entity that is not a Loan Party.

"Notice Date" has the meaning specified in Section 2.25(b).

"NYFRB" means the Federal Reserve Bank of New York.

"NYFRB Rate" means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term "NYFRB Rate" means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"Obligated Party" has the meaning assigned to such term in Section 10.02.

"Obligation Guaranty" means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Administrative Agent for the benefit of the Secured Parties by a guarantor who is not a Loan Party.

"Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties, or any of the other Orthofix Entities to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by

Second Amended and Restated Credit Agreement (Orthofix), Page 32

contract, operation of law or otherwise, in connection with this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred thereunder or any of the Letters of Credit or other instruments at any time evidencing any thereof.

"OFAC" means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

"Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called "synthetic lease" transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases).

"OIG" means the Office of Inspector General of HHS and any successor thereof.

"Orthofix B.V." has the meaning assigned to such term in the preamble.

"Orthofix Entity" means on any date of determination, the Company and each of its direct and indirect domestic and foreign Subsidiaries, including, without limitation, each of the Borrowers and the other Loan Parties.

"Orthofix Inc." has the meaning assigned to such term in the preamble.

"Orthofix Limited" means Orthofix Limited, a company incorporated in England and Wales.

"Orthofix Spinal" has the meaning assigned to such term in the preamble.

"Orthofix-Italy" means Orthofix S.r.l., a company formed under the laws of Italy.

"OSHA" means the Occupational Safety and Health Administration.

"Other Available Funds" means, on any date of determination, the greater of (i) $30,000,000 and (ii) 30% of LTM EBITDA on the date of issuance minus the sum of (a) the aggregate Dollar Amount of all Investments (including intercompany Investments, loans, advances and Guarantees by Loan Parties of Indebtedness of Non-Loan Parties) by any Orthofix Entity made under Section 6.04(m) from the Effective Date through and including such date of determination, plus (b) the aggregate Dollar Amount of all sales, transfers and dispositions of assets where a Loan Party is the transferor and the transferee is a Non-Loan Party made under the proviso to Section 6.05(b)(iv) from the Effective Date through and including such date of determination, plus (c) the aggregate amount of all LC Exposure outstanding on such date of determination as a result of Letters of Credit issued under Section 2.05 to support the obligations of Non-Loan Parties, if such Letters of Credit were issued on a date when the Total Net Leverage Ratio was in excess of 3.00 to 1.00, plus (d) Indebtedness secured by Liens permitted by Section 6.02(d) on assets or properties of Loan Parties that would otherwise constitute Collateral.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit, Commitment or any Loan Document).

Second Amended and Restated Credit Agreement (Orthofix), Page 33

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

"Overnight Bank Funding Rate" means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York's Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

"Parent" means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

"Participant" has the meaning assigned to such term in Section 9.04(c).

"Participant Register" has the meaning assigned to such term in Section 9.04(c).

"Payment in Full of all Obligations" means all Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document shall have been paid in full (other than contingent obligations with respect to which no claim has been asserted) and all Letters of Credit shall have expired or terminated (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to Administrative Agent and the applicable Issuing Bank in their sole discretion shall have been made), in each case without any pending draw, and all LC Disbursements shall have been reimbursed.

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

"Permitted Acquisition" means any Acquisition or any series of related Acquisitions by the Company, any other Loan Party, or any Subsidiary, in a transaction that satisfies each of the following requirements:

(a)there shall exist no Default both immediately before, and after giving effect to, such Acquisition; provided that, in the case of a Limited Condition Acquisition, except with respect to the requirement that there not have occurred and be continuing any Default under clause (a) or (b) of Article VII or any Default with respect to any Borrower under clause (h), (i) or (j) of Article VII (which must be true both immediately prior to and immediately after giving effect to such Acquisition), this clause (a) may, at the Company's option, be tested at the signing of the agreement to make such Limited Condition Acquisition;

(b)such Acquisition is not a hostile or contested acquisition;

(c)the Target is not engaged, directly or indirectly, in any line of business other than the businesses in which the Company and its Subsidiaries are engaged on the Effective Date and any business activities that are substantially similar, related, or incidental thereto;

(d)both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct in all material respects with the same effect as though made on and as of the

Second Amended and Restated Credit Agreement (Orthofix), Page 34

date of such Acquisition or the making of such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); provided that, in the case of a Limited Condition Acquisition, only the Specified Representations and the Acquired Company Representations shall be required to be true and correct in all material respects with the same effect as though made on and as of the date of such Acquisition (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any such representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects);

(e)to the extent the total consideration of any Permitted Acquisition is in excess of the Dollar Amount of $10,000,000 or the proceeds of a Revolving Loan will be used to fund such Acquisition, as soon as available, but not less than ten (10) Business Days prior to such Acquisition (or such shorter period as may be agreed to by the Administrative Agent in its discretion), the Company has provided the Administrative Agent (i) notice of such Acquisition together with a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Target, (ii) to the extent available, financial statements of the Target for the previous two years and year-to-date financial statements of the Target and (iii) a copy of all other business and financial information reasonably requested by the Administrative Agent including pro forma financial statements, statements of cash flow, and Availability projections;

(f)the Borrowers shall be in compliance, on a Pro Forma Basis after giving effect to such Acquisition and all related borrowings and transactions, with the covenants contained in Section 6.12; provided that, in the case of a Limited Condition Acquisition, the condition set forth in this clause (f) may, at the Company's option, be tested at the signing of the agreement to make such Limited Condition Acquisition;

(g)if such Acquisition is an acquisition of assets, such Acquisition is structured so that a Borrower or another Loan Party or a Wholly Owned Subsidiary that will become a Loan Party upon consummation of the Acquisition shall acquire such assets, except to the extent such assets are Excluded Assets or are acquired under the cap in clause (j) below;

(h)if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U of the Board;

(i)if such Acquisition involves a merger or a consolidation involving (i) a Borrower or the Company, such Borrower or the Company, as applicable, shall be the surviving Person, (ii) a Subsidiary Guarantor, a Wholly Owned Subsidiary that is a Loan Party domiciled in the same country as such Subsidiary Guarantor shall be the surviving Person, or (iii) any other Loan Party (other than a Borrower, the Company or a Subsidiary Guarantor), the surviving Person shall be a Loan Party or become a Loan Party upon consummation of the Acquisition;

(j)the aggregate total consideration (including without limitation, cash, assumed Indebtedness, earnout payments and any other deferred payment but excluding any consideration in the form of Equity Interests of the Company) paid for all Acquisitions or portions of Acquisitions of a Target involving a Target or assets that is situated outside the U.S., including, but not limited to, foreign subsidiaries of such Target, that will not become a Loan Party (or such assets will not be subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties) upon

Second Amended and Restated Credit Agreement (Orthofix), Page 35

consummation of any such Acquisition, in each case in accordance with the terms of Section 5.13 shall not exceed the Dollar Amount of $75,000,000 in the aggregate over the term of this Agreement.

(k)in connection with an Acquisition of the Equity Interests of any Person, all Liens on property of such Person shall be terminated unless the Administrative Agent and the Required Lenders in their sole discretion consent otherwise, and in connection with an Acquisition of the assets of any Person, all Liens on such assets shall be terminated, except in each case to the extent permitted to exist under Section 6.02;

(l) all actions required to be taken with respect to any newly acquired or formed Wholly Owned Subsidiary of a Borrower or a Loan Party, as applicable, required under Section 5.13 shall have been taken; and

(m)the Company shall have delivered to the Administrative Agent an executed copy of the acquisition agreement (including all schedules and exhibits thereto) and all other material agreements (together with a list, prepared in good faith by the Company, of all other executed agreements among an Orthofix Entity, the sellers of a Target, the Target, or an Affiliate of the Target) and material instruments executed by any Orthofix Entity relating to such Acquisition, no later than five (5) Business Days after such Acquisition is consummated.

"Permitted Encumbrances" means:

(a)	Liens imposed by law for Taxes that are not yet due or as to which the period of grace, if any, related thereto has not expired or are being contested in compliance with Section 5.04;
(b)

carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries, as the case may be, in conformity with GAAP;

(c)	pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;
(d)

deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)	judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII or Liens securing appeal or other surety bonds related to such judgments; and
(f)

easements, zoning restrictions, rights-of-way, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of any Orthofix Entity;

Second Amended and Restated Credit Agreement (Orthofix), Page 36

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness, except with respect to clause (e) above.

"Permitted Investments" means:

(a)

direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(b)

readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year from the date of acquisition thereof and having, at the time of the acquisition thereof, a rating of at least P-1 from Moody's or at least A-1 from S&P;

(c)

investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P;

(d)

investments in certificates of deposit, bankers' acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, a Lender or any domestic office of any commercial bank organized under the laws of the U.S. or any state thereof which has a combined capital and surplus and undivided profits of not less than the Dollar Amount of $500,000,000;

(e)

fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (d) above;

(f)

money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least the Dollar Amount of $5,000,000,000; and

(g)	with respect to investments made by any Foreign Subsidiary, foreign investments substantially comparable to any of the foregoing in connection with the managing of cash of any such Foreign Subsidiary.

"Permitted Lender" means: (i) until an interpretation of the term "public" as referred to in the CRR is published by the relevant Governmental Authority, an entity that qualifies as a professional market party as defined in Section 1:1 of the Dutch Act on Financial Supervision (Wet op het financieel toezicht); and (ii) following the publication of the interpretation of the term "public" as referred to in the CRR by the relevant Governmental Authority, an entity that does not qualify as forming part of the "public" as referred to in the CRR and the rules promulgated thereunder.

"Permitted Leverage Increase" has the meaning assigned to such term in Section 6.12.

"Permitted Priority Debt Cap" means, on any date of determination, in respect of the aggregate amount of all Priority Debt existing on such date (including all Priority Debt that is Refinance

Second Amended and Restated Credit Agreement (Orthofix), Page 37

Indebtedness), an amount equal to the greater of (i) $80,000,000 and (ii) 100% of LTM EBITDA on such date of determination.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Plan Asset Regulations" means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

"Pounds Sterling", "GBP" or "£" means the lawful money of the United Kingdom.

"Prime Rate" means the rate of interest last quoted by The Wall Street Journal as the "Prime Rate" in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

"Priority Debt" means any Indebtedness (except Indebtedness only among the Orthofix Entities) that meets either of the following categories:  (a) all Indebtedness of Non-Loan Parties (including all Indebtedness of Foreign Unperfected Subsidiaries), whether secured or unsecured and (b) all Indebtedness of any Orthofix Entity which is secured by a Lien (except the Secured Obligations); including, in each case, Refinance Indebtedness that meets either of the criteria in clause (a) or clause (b) preceding.

"Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal quarter period (or twelve month period, as applicable) ending as of the most recent quarter end (or month end, as applicable) preceding the date of such transaction for which financial statement information is available.

"Projections" has the meaning assigned to such term in Section 5.01(e).

"Protected Health Information" means "protected health information" as defined under 45 C.F.R. 160.103, as amended from time to time.

"PTE" means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

"QFC Credit Support" has the meaning assigned to it in Section 9.24.

"Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding the Dollar Amount of $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract

Second Amended and Restated Credit Agreement (Orthofix), Page 38

participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

"Qualified Equity Interests" means any Equity Interests that are not Disqualified Equity Interests.

"Quotation Day" means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is Euro, two TARGET2 Days before the first day of such Interest Period, (iii) for any other currency, two Business Days prior to the commencement of such Interest Period the Business Day, unless, in each case, market practice differs in the relevant market where the Eurocurrency Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days).

"RCP" has the meaning assigned to such term in Section 5.07.

"Real Property" means all real property that was, is now or may hereafter be owned, occupied or otherwise controlled by any Orthofix Entity pursuant to any contract of sale, lease or other conveyance of any legal interest in any real property to any Orthofix Entity.

"Recipient" means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).

"Refinance Indebtedness" has the meaning assigned to such term in Section 6.01(g).

"Register" has the meaning assigned to such term in Section 9.04.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person's Affiliates.

"Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.

"Relevant Governmental Body" means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

"Report" means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Company and its Subsidiaries from information furnished by or on behalf of the Borrowers and the Company, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

"Required Lenders" means, subject to Section 2.19, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article VII or the Commitments terminating or expiring, Lenders having Revolving Exposures and Unfunded Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and Unfunded Commitments at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Article VII, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become

Second Amended and Restated Credit Agreement (Orthofix), Page 39

due and payable pursuant to Article VII or the Commitments expire or terminate, Lenders having Revolving Exposures representing more than 50% of the sum of the Aggregate Revolving Exposure at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.19 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Borrower or an Affiliate of the Borrower shall be disregarded.

"Requirement of Law" means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person and (b) any domestic or foreign statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws and Health Care Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Responsible Officer" means any executive officer or director of any Loan Party, including without limitation, any Financial Officer.

"Restricted Payment" means any of the following:  (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in any of the Orthofix Entities, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of any of the Orthofix Entities, (iii) any option, warrant or other right to acquire any Equity Interests in any of the Orthofix Entities, (iv) any payment with respect to any earnout obligations or (v) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness, including without limitation, Intercompany Loans owed by any Loan Party.

"Revaluation Date" shall mean (a) with respect to any Loan denominated in any Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement; (b) with respect to any Letter of Credit denominated in an Agreed Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may reasonably determine.

"Revolving Borrowing" means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

"Revolving Exposure" means, with respect to any Lender, at any time, the sum of the aggregate outstanding principal Dollar Amount of the sum of such Lender's Revolving Loans, its LC Exposure and Swingline Exposure at such time.

"Revolving Italy Sub-Facility Loans" means revolving loans made to Orthofix-Italy pursuant to the Italy Sub-Facility Amendment Documentation.

Second Amended and Restated Credit Agreement (Orthofix), Page 40

"Revolving Lender" means, as of any date of determination, a Lender with a Commitment or, if the aggregate Commitments have terminated or expired, a Lender with Revolving Exposure.

"Revolving Loan" means a Loan made pursuant to Section 2.01.

"S&P" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business.

"Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty's Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating (except as permissible under Sanctions), organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

"Sanctions" means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty's Treasury of the United Kingdom, or other relevant sanctions authority.

"Screen Rate" means the LIBO Screen Rate and the EURIBOR Screen Rate collectively and individually as the context may require.

"SEC" means the Securities and Exchange Commission of the U.S.

"Secured Obligations" means all Obligations, together with all (a) Banking Services Obligations and (b) Swap Agreement Obligations; provided, however, that the definition of "Secured Obligations" shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

"Secured Parties" means (a) the Administrative Agent, (b) the Lenders, (c) each Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party or any other Person under any Loan Document, and (g) the successors and assigns of each of the foregoing.

"Security Agreement" means (a) that certain Second Amended and Restated Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among certain of the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, (b) that certain Omnibus Pledge Agreement, dated as of December 8, 2017, among Orthofix B.V. and Orthofix II B.V. and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, (c) that certain First Ranking Pledge Over Shares, dated December 8, 2017, by the Company, the Administrative Agent and Orthofix B.V., (d) that certain Second Ranking Pledge Over Shares, dated August 1, 2018, by the Company, the Administrative Agent and Orthofix B.V.,

Second Amended and Restated Credit Agreement (Orthofix), Page 41

(e) that certain First Ranking Pledge Over Shares, dated August 1, 2018, by the Company, the Administrative Agent and BVIII, (f) that certain Omnibus Deed of Pledge, dated July 31, 2018, among Orthofix B.V., Orthofix II B.V. BVIII and the Administrative Agent, (g) Share Charge, dated as of June 7, 2019 by Orthofix B.V. and the Administrative Agent, (h) that certain Omnibus Pledge Agreement, dated on or about the Effective Date, among Orthofix B.V., BVIII and the Administrative Agent, (i) that certain Third Ranking Pledge Over Shares, dated on or about the Effective Date, by the Company, the Administrative Agent and Orthofix B.V., (j) that certain Second Ranking Pledge Over Shares, dated on or about the Effective Date, by Orthofix B.V., BVIII and the Administrative Agent, and (k) any other charge, mortgage, security assignment, pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, in each case as may be amended, restated, supplemented or otherwise modified from time to time.

"Segregated Governmental Account" means a deposit account of a Loan Party maintained in accordance with the requirements of Section 6.13, the only funds on deposit in which constitute the direct proceeds of Medical Reimbursement Programs.

"Settlement Amounts" shall mean the amount of any civil or criminal fines, penalties, judgments, damages, forfeitures or other amounts payable (including attorney fees and expenses) in connection with the resolution and settlement of the any legal or regulatory matters by the Borrowers or Guarantors; provided that the resolution of the such matters shall not cause or result in a Material Adverse Effect.

"SOFR" with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York's Website.

"SOFR-Based Rate" means SOFR, Compounded SOFR or Term SOFR.

"Specified Representations" means the representations and warranties set forth in Sections 3.01(a) (solely with respect to each Loan Party), 3.02 (other than 3.02(b)), 3.03(b), 3.03(c) (other than with regard to any agreements governing Indebtedness being repaid in connection with the Limited Condition Acquisition), 3.08, 3.13, 3.16, 3.18 and 3.19.

"Specified Time" means as of (a) if the currency is Euro, 11:00 a.m. Brussels time and (b) for any other currency, 11:00 a.m., London time.

"Statement" has the meaning assigned to such term in Section 2.17(f).

"Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal.  Such reserve, liquid asset, fees or similar requirements shall include without limitation those imposed pursuant to Regulation D of the Board.  Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including without limitation Regulation D of the Board or any comparable regulation.  The Statutory Reserve Rate

Second Amended and Restated Credit Agreement (Orthofix), Page 42

shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset, fee or similar requirement.

"Subordinated Indebtedness" of a Person means any Indebtedness of such Person, the payment of which is subordinated to payment of the Secured Obligations to the written reasonable satisfaction of the Administrative Agent.

"Subordination Provisions" has the meaning assigned to such term in clause (r) of Article VII.

"subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity, the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, including in respect of any company or corporation incorporated in the Netherlands a 'dochtermaatschappij' within the meaning of Section 2:24a of the Dutch Civil Code (regardless of whether the shares or voting rights in the shares in such company are held directly or indirectly through another 'dochtermaatschappij').

"Subsidiary" means any direct or indirect subsidiary of the Company, a Borrower or a Loan Party, as applicable.  In this Agreement and in each Loan Document, each reference to a Subsidiary that does not specify the applicable parent company is a reference to a Subsidiary of the Company.

"Subsidiary Guarantors" means each Subsidiary of the Company listed on Schedule 3.15 and each other Subsidiary of the Company that from time to time provides a Loan Guaranty or Obligation Guaranty.

"Supported QFC" has the meaning assigned to it in Section 9.24.

"Swap Agreement" means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Swap Agreement.

"Swap Agreement Obligations" means any and all obligations of the Orthofix Entities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any Swap Agreement permitted hereunder with JPMorgan Chase Bank, any Lender or any Affiliate of JPMorgan Chase Bank or a Lender or any Person that was a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into, and (b) any cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with JPMorgan Chase Bank, any Lender or any Affiliate of JPMorgan Chase Bank or a Lender or any Person that was a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into.

Second Amended and Restated Credit Agreement (Orthofix), Page 43

"Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

"Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans in an aggregate principal amount not to exceed $15,000,000.

"Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Revolving Lender in its capacity as the Swingline Lender and (b) the principal amount of all Swingline Loans made by such Revolving Lender in its capacity as the Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

"Swingline Lender" means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.  Any consent required of the Administrative Agent or the Issuing Bank shall be deemed to be required of the Swingline Lender and any consent given by JPMorgan Chase Bank in its capacity as Administrative Agent or Issuing Bank shall be deemed given by JPMorgan Chase Bank in its capacity as Swingline Lender as well.

"Swingline Loan" means a Loan made pursuant to Section 2.04.

"Target" has the meaning assigned to such term in the definition of "Acquisition".

"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007 (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euro.

"TARGET2 Day" means a day that TARGET2 is open for the settlement of payments in euro.

"Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes (including value added tax as provided for in the Dutch Value Added Tax Act 1968 (Wet op de Omzetbelasting 1968)), or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term SOFR" means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"the Netherlands" means the European part of the Kingdom of the Netherlands.

"Third Party Payor" means (a) a commercial medical insurance company, health maintenance organization, employer, professional provider organization or other third party payor that reimburses providers for Medical Services provided to individual patients, (b) a nonprofit medical insurance company (such as the Blue Cross, Blue Shield entities), (c) the U.S. government or a political subdivision thereof (including, without limitation, CMS), or any state, county or municipality or department, agency or instrumentality thereof, that is responsible for payment of an Account, chattel paper or general intangible under any Medical Reimbursement Program, or any agent, administrator, intermediary or

Second Amended and Restated Credit Agreement (Orthofix), Page 44

carrier for the foregoing, making payments under a Medical Reimbursement Program and (d) any other domestic or foreign government or Governmental Authority, a political subdivision thereof or any municipality or department, agency or instrumentality thereof, that is responsible for payment of an Account, chattel paper or general intangible under any Medical Reimbursement Program, or any agent, administrator, intermediary or carrier for the foregoing, making payments under a Medical Reimbursement Program.

"Third Party Payor Arrangement" shall mean a written agreement or arrangement with a Third Party Payor pursuant to which the Third Party Payor pays all or a portion of the charges of any Orthofix Entity for providing Medical Services.

"Total Indebtedness" means, at any date, the aggregate principal amount of all Indebtedness (other than Indebtedness described in clauses (k) and (m) of the definition thereof unless (i) in the case of Indebtedness described in clause (k) thereof, the amount of such earnout has been earned, is due to be paid as of the date of determination and remains due and payable after the applicable date of payment or (ii) in the case of Indebtedness described in clause (m) thereof, such Indebtedness is reflected on the balance sheet of the Company as a liability in accordance with GAAP) determined for the Company and its Subsidiaries on a consolidated basis at such date, in accordance with GAAP.

"Total Net Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness on such date minus the excess, if any, of the amount of domestic Unrestricted Cash as of such date over the Dollar Amount of $20,000,000 to (b) LTM EBITDA.

"Transactions" means the execution, delivery and performance by the Borrowers and the other Loan Parties of this Agreement and the other Loan Documents, as applicable, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

"TRICARE" means, collectively, the program of medical benefits covering former and active members of the uniformed services and certain of their dependents (including TRICARE Prime, TRICARE Extra and TRICARE Standard), financed and administered by the HHS, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

"Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency Rate or the Alternate Base Rate.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests.

"UK" and "United Kingdom" mean the United Kingdom of Great Britain and Northern Ireland.

"UK Bank Levy" means the bank levy provided for in Section 73 and Schedule 19 of the English law Finance Act 2011.

"UK Borrower" means any Borrower (a) that is organized or formed under the laws of the United Kingdom or (b) payments from which under this Agreement or any other Loan Document are subject to withholding Taxes imposed by the laws of the United Kingdom.  For the avoidance of doubt, there is no UK Borrower on the Effective Date.

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"UK Subsidiary" means any Subsidiary that is organized under the laws of the United Kingdom; provided, that, in this Agreement and in each Loan Document, each reference to a UK Subsidiary that does not specify the applicable parent company is a reference to a UK Subsidiary of Orthofix Limited.

"UK Treaty Lender" means a Lender which is entitled under a double taxation agreement with the United Kingdom to claim a reduction in United Kingdom withholding tax.

"Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

"Unfunded Commitment" means, with respect to each Lender, the Commitment of such Lender less its Revolving Exposure.

"Unliquidated Obligations" means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is:  (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

"Unrestricted Cash" means, at any time, cash on hand of the Company and the other U.S. Loan Parties, that meets each of the following requirements: such cash on hand is (a) denominated in Dollars, (b) not subject to any restriction as to its use, (c) located in a deposit account in the U.S. and subject to a deposit account control agreement in favor of, and in form and substance acceptable to, the Administrative Agent, (d) included in "cash" and not "restricted cash" on the consolidated balance sheet of the Company, and (e) not subject to any Lien, except (i) Permitted Encumbrances under clause (a) of such definition, (ii) a banker's Lien or right of setoff pursuant to customary deposit arrangements and (iii) Liens to secure the Secured Obligations (but not in a LC Collateral Account or otherwise specifically designated as cash collateral hereunder).

"U.S." means the United States of America.

"U.S. Borrower" or "U.S. Borrowers" have the meaning assigned to such terms in the preamble.

"U.S. Loan Parties" means the Company, each other U.S. Borrower and each other Loan Party that is a Domestic Subsidiary.

"U.S. Person" means a "United States person" within the meaning of Section 7701(a)(30) of the Code.

"U.S. Security Agreement" means, collectively, the (a) security agreement described in clause (a) of the definition of "Security Agreement" and (b) any other charge, mortgage, security assignment, pledge or security agreement described in clause (k) of the definition of "Security Agreement", including, but not limited to, any trademark security agreement, patent security agreement or copyright security agreement that is in each case governed by the laws of the U.S.

"U.S. Special Resolution Regime" has the meaning assigned to it in Section 9.24.

"U.S. Tax Compliance Certificate" has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).

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"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

"Wholly Owned" means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person, provided that, notwithstanding the foregoing, up to five percent of any Foreign Subsidiary's Equity Interests may be owned by another Person to the extent such Equity Interests constitute qualifying shares required by the jurisdiction of such Foreign Subsidiary (but in each case, only to the extent required by applicable law), and still constitute a "Wholly Owned" Subsidiary for purposes of this definition.

"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan").  Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

SECTION 1.03.Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The word "law" shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities.  The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase "at any time" or "for any period" shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Except as otherwise specified in this Agreement or any other Document, whenever any

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performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.

SECTION 1.04.Accounting Terms; GAAP.

(a)Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Company notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at "fair value", as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of "Capital Lease Obligations," any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) ("FAS 842"), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

SECTION 1.05.Pro Forma Adjustments for Acquisitions and Dispositions.  To the extent a Borrower or any Subsidiary makes any Acquisition permitted pursuant to Section 6.04 or disposition of assets outside the ordinary course of business permitted by Section 6.05 during the period of four fiscal quarters of the Company most recently ended, the Total Net Leverage Ratio, Interest Coverage Ratio and EBITDA shall be calculated after giving effect thereto on a Pro Forma Basis (including pro forma adjustments arising out of events which are directly attributable to the Acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer of such Borrower), as if such Acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four-quarter period.

SECTION 1.06.Status of Obligations.  In the event that any Borrower, any other Loan Party or any other Orthofix Entity shall at any time issue or have outstanding any Subordinated Indebtedness,

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such Borrower shall take or cause such other Loan Party or Orthofix Entity to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.  Without limiting the foregoing, the Secured Obligations are hereby designated as "senior indebtedness" and as "designated senior indebtedness" and words of similar import under and in respect of any indenture or other agreement or instrument under which any Subordinated Indebtedness of an Orthofix Entity is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.07.Interest Rates; LIBOR Notification.  The interest rate on a Loan denominated in Dollars or an Agreed Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform.  Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the UK Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the "IBA") for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans.  In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.  Upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, such Section 2.13(c) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.13(e) of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based.  However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of "LIBO Rate" or "EURIBOR Screen Rate" or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternate, successor or replacement rate implemented pursuant to Section 2.13(c) whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or the EURIBOR Screen Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.08.Limited Condition Acquisitions.  In the case of the incurrence of any Indebtedness (excluding, for the avoidance of doubt, Indebtedness constituting Revolving Loans and any Incremental Term A Loans) or Liens or the making of any Permitted Acquisitions or other Investments, Restricted Payments, prepayments of certain specified Indebtedness or Dispositions in connection with a Limited Condition Acquisition, at the Borrower’s option, the relevant ratios, (excluding calculations of applicable ratios and determining other compliance with this Agreement with respect to (i) the definition of "Applicable Rate" and (ii) Section 6.12), baskets (specifically excluding the applicable reference period used to determine the maximum basket amount under Section 2.08(e)), representations and

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warranties (other than customary Specified Representations and Acquired Company Representations (which representations, notwithstanding anything herein to the contrary, shall be required to be accurate on the basis set forth in the acquisition agreement as of the date of the consummation of any Limited Condition Acquisition)) shall be determined, and any Default or Event of Default blocker shall be tested, as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into and calculated as if the Limited Condition Acquisition and other pro forma events in connection therewith were consummated on such date; provided that if the Company has made such an election, in connection with the calculation of any ratio or basket with respect to the incurrence of Indebtedness (including any Incremental Term A Loans or increases to the aggregate amount of Commitments) or Liens, or the making of any Permitted Acquisition or other Investments, Restricted Payments, prepayments of certain specified Indebtedness or Dispositions or other basket or ratio determinations under this Agreement on or following such date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other pro forma events in connection therewith (including without limitation any incurrence of Indebtedness, granting of Liens (incurrence of Priority Debt) and/or Dispositions) have been consummated and/or incurred, as applicable.

ARTICLE II

The Credits

SECTION 2.01.Commitments.  Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans in Agreed Currencies to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.09(a)) in (a) such Lender's Revolving Exposure exceeding such Lender's Commitment, (b) the amount of the Aggregate Revolving Exposure denominated in Foreign Currencies exceeding the Maximum Foreign Currency Amount or (c) the Aggregate Revolving Exposure exceeding the aggregate Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02.Loans and Borrowings.

(a)Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.  ABR Loans may only be borrowed by a U.S. Borrower and must be in Dollars.  Swingline Loans (i) may only be borrowed by a U.S. Borrower, (ii) must be ABR Loans made in Dollars, and (iii) shall be made in accordance with the procedures set forth in Section 2.03.

(b)Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans denominated in Dollars or Eurocurrency Loans in the designated Agreed Currency as the Company may request in accordance herewith, provided that all Revolving Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurocurrency Borrowings in accordance with Section 2.07.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.13, 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to such

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Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000.  At the commencement of each Interest Period for any Eurocurrency Borrowing denominated in Euros, such Borrowing shall be in an aggregate amount that is an integral multiple of €500,000 and not less than €1,000,000.  At the commencement of each Interest Period for any Eurocurrency Borrowing denominated in Pounds Sterling, such Borrowing shall be in an aggregate amount that is an integral multiple of £500,000 and not less than £1,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000, provided that a Swingline Loan may be in the aggregate amount that is required to finance the reimbursement of an LC Disbursement denominated in Dollars as contemplated by Section 2.05(e).  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurocurrency Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.Requests for Borrowings.  To request a Borrowing, the Company shall notify the Administrative Agent of such request at the appropriate office set forth in Section 9.01, either in writing (delivered by hand or fax) in any form approved by the Administrative Agent and signed by the Company or through Electronic Systems (a) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 12:00 noon Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, not later than 12:00 noon Local Time, three Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than noon, Local Time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.01:

(i)the Class of Borrowing, the aggregate amount of the requested Borrowing, and a breakdown of the separate wires comprising such Borrowing;

(ii)name of the applicable Borrower(s);

(iii)the date of such Borrowing, which shall be a Business Day;

(iv)whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v)in the case of a Eurocurrency Borrowing, the Agreed Currency applicable thereto;

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(vi)in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period."

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing by the Company in Dollars.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month's duration.  If no Agreed Currency is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected a Eurocurrency Borrowing in Dollars.  If no Borrower is specified, then the requested Borrowing shall be deemed to be requested by the Company.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.04.Swingline Loans.

(a)Subject to the terms and conditions set forth herein, from time to time during the Availability Period, the Swingline Lender agrees to make Swingline Loans denominated in Dollars to a U.S. Borrower, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Lender's Swingline Commitment, (ii) the Swingline Lender's Revolving Exposure exceeding its Commitment, or (iii) the Aggregate Revolving Exposures exceeding the aggregate Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrowers may borrow, prepay and reborrow Swingline Loans.  To request a Swingline Loan, the Company shall submit a written notice to the Administrative Agent by fax or through Electronic Systems, if arrangements for doing so have been approved by the Administrative Agent, not later than 2:00 p.m., Local Time, on the day of a proposed Swingline Loan.  Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company.  The Swingline Lender shall make each Swingline Loan available to a U.S. Borrower by means of (i) a credit to the Funding Account(s), (ii) a wire transfer of funds upon the written instruction of the Company and including specific wiring information required by the Swingline Lender with respect to making any such wire and (iii) in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank.

(b)The Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 11:00 a.m., Local Time, on a Business Day no later than 4:00 p.m., Local Time on such Business Day and if received after 11:00 a.m., Local Time, "on a Business Day" shall mean no later than 9:00 a.m. Local Time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made

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without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable U.S. Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

(c)Any Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender.  The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender.  At the time any such replacement shall become effective, the Borrowers shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.12(a).  From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term "Swingline Lender" shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require.  After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

SECTION 2.05.Letters of Credit.

(a)General.  Subject to the terms and conditions set forth herein, the Company, on behalf of a Borrower, may request the issuance of standby Letters of Credit denominated in an Agreed Currency as the applicant thereof for the support of the obligations of the Company or any Subsidiary thereof, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that if the Total Net Leverage Ratio is in excess of 3.00 to 1.00 on any date of issuance of a Letter of Credit, then Letters of Credit may only be issued to support the obligations of Non-Loan Parties in an amount not in excess of the amount of Other Available Funds on such date.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control.  Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country, or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or

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request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, (iii) in the case of a request for a Letter of Credit to be denominated in a Foreign Currency, if such Issuing Bank is not able to issue Letters of Credit in such Foreign Currency, or (iv) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or fax (or transmit by other electronic communication to which the Issuing Bank has agreed to in writing) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit (which such amount shall not be less than the Dollar Amount of $50,000.00), the Agreed Currency applicable thereto, the name and address of the beneficiary thereof, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  In addition, as a condition to any such Letter of Credit issuance, the applicable Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Issuing Bank and using the Issuing Bank's standard form (each a "Letter of Credit Agreement").  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the sum of (x) the Dollar Amount of the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Bank at such time plus (y) the Dollar Amount of the aggregate amount of all LC Disbursements made by the Issuing Bank that have not yet been reimbursed by or on behalf of the applicable Borrower shall not exceed its Issuing Bank Sublimit; (ii) no Revolving Lender's Revolving Exposure shall exceed its Commitment; (iii) the aggregate LC Exposure shall not exceed the Dollar Amount of $50,000,000; (iv) the Aggregate Revolving Exposure shall not exceed the aggregate Commitments and (v) the aggregate outstanding principal Dollar Amount of the sum of all Eurocurrency Loans in Foreign Currencies plus LC Exposures in Foreign Currencies shall not exceed the Maximum Foreign Currency Amount.  The Borrowers may, at any time and from time to time, reduce the Issuing Bank Sublimit of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrowers shall not reduce the Issuing Bank Sublimit of any Issuing Bank if, after giving effect to such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.  Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank's Issuing Bank Sublimit.

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(c)Expiration Date.  Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above) subject to no Default and customary restrictions and requirements of the applicable Issuing Bank; provided further that, notwithstanding the foregoing, a Letter of Credit may expire after the Maturity Date if the Borrowers provide cash collateral acceptable to the applicable Issuing Bank in its sole discretion in accordance with Section 2.05(j) no later than thirty (30) days prior to the Maturity Date.  For the avoidance of doubt, if the Maturity Date shall be extended pursuant to Section 2.25, "Maturity Date" as referenced in this paragraph shall refer to the Maturity Date as extended pursuant to Section 2.25; provided that, notwithstanding anything in this Agreement (including Section 2.25) or any other Loan Document to the contrary, the Maturity Date, as such term is used in reference to the Issuing Bank or any Letter of Credit issued thereby, may not be extended with respect to an Issuing Bank without the prior written consent of such Issuing Bank.

(d)Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, (i) the U.S. Borrowers shall reimburse such LC Disbursement and (ii) each Borrower other than the U.S. Borrowers shall reimburse such LC Disbursement, but only to the extent that such LC Disbursement is attributable to a Foreign Subsidiary of the Company, in each case by paying to the Administrative Agent an amount equal to such LC Disbursement in the applicable Agreed Currency not later than 11:00 a.m., Local Time, on (i) the Business Day that the Company receives notice of such LC Disbursement, if such notice is received prior to 9:00 a.m., Local time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is received after 9:00 a.m., Local time, on the day of receipt; provided that, if such LC Disbursement denominated in U.S. Dollars and is greater than or equal to $100,000, the U.S. Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in the amount of such LC Disbursement and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.  If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof, and such Lender's Applicable Percentage thereof.  Promptly following receipt of such notice, each Revolving

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Lender shall pay to the Administrative Agent its Applicable Percentage in the applicable Agreed Currency of the payment then due from the Borrowers, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank, as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.  If the Borrowers' reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject a Credit Party to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrowers shall, at their option, either (x) pay the amount of any such tax requested by such Credit Party or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount of such LC Disbursement on the date such LC Disbursement is made.

(f)Obligations Absolute.  The Borrowers' obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder.  None of the Administrative Agent, the Revolving Lenders or the Issuing Bank, or any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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(g)Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by fax or through Electronic Systems) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or if such LC Disbursement is denominated in a Foreign Currency, the rate determined by the Administrative Agent in accordance with banking industry rules and conventions on interbank compensation for such Foreign Currency plus the then effective Applicable Rate with respect to Eurocurrency Loans) and such interest shall be due and payable on the date when such reimbursement is due; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)Replacement and Resignation of the Issuing Bank.

(i)The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii)Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days' prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.05(i)(i) above.

(j)Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the "LC Collateral

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Account"), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h), (i) or (j) of Article VII.  The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10(b) or Section 2.19.  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account and all moneys or other assets on deposit therein or credited thereto.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations.  If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.

(k)Issuing Bank Reports to the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.  All Letters of Credit issued in a Foreign Currency shall be reported in such Foreign Currency.

(l)LC Exposure Determination.  For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(m)Letters of Credit Issued for Account of Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the "account party," "applicant," "customer," "instructing party," or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing

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Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrowers (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of such Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit.  Each Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of such Borrower, and that such Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.06.Funding of Borrowings.

(a)Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds in the requested Agreed Currency by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender's Applicable Percentage; provided that and Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the Company by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers each severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Revolving Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing; provided, that any interest received from the Borrowers by the Administrative Agent during the period beginning when Administrative Agent funded the Borrowing until such Lender pays such amount shall be solely for the account of the Administrative Agent.

SECTION 2.07.Interest Elections.

(a)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  Notwithstanding anything herein to the contrary, Eurocurrency Loans in an Agreed Currency may be converted and/or continued only as Eurocurrency Loans in the same Agreed Currency.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

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(b)To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election either in writing (delivered by hand or fax) or by delivering a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company or through Electronic Systems, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Interest Election Request shall be irrevocable.

(c)Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing, and if a Eurocurrency Borrowing, the applicable Agreed Currency; and

(iv)if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

(v)If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender's portion of each resulting Borrowing.

(e)If the Company fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period any such Borrowing (i) denominated in Dollars shall be converted to an ABR Borrowing, and (ii) denominated in a Foreign Currency shall be made as a Eurocurrency Loan in the same Agreed Currency with an interest period of one month.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing in Dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f)Notwithstanding anything herein to the contrary, Eurocurrency Loans in an Agreed Currency may be converted and/or continued only as Eurocurrency Loans in the same Agreed Currency.

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SECTION 2.08.Termination and Reduction of Commitments; Increase in Commitments.

(a)Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Revolving Loans and LC Disbursements, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a backup standby letter of credit satisfactory to the Administrative Agent and the Issuing Bank) in an amount equal to 105% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon (other than contingent obligations that have not yet been asserted); provided, that the Borrowers shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Aggregate Revolving Exposure would exceed the aggregate Commitments.

(c)The Borrowers may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of the Dollar Amount of $100,000 and not less than the Dollar Amount of $5,000,000 and (ii) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Aggregate Revolving Exposure would exceed the aggregate Commitments.

(d)The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(e)The Borrowers shall have the right to request (i) one or more increases in the Commitments (each a "Commitment Increase") and/or (ii) one or more incremental term a loan commitments (each an "Incremental Term A Loan Commitment" and together with any Commitment Increase, the "Incremental Commitments") to make incremental term a loans (each an "Incremental Term A Loan") by obtaining (x) additional Commitments or (y) Incremental Term A Loan Commitments, either from one or more of the Lenders or another lending institution, provided that (A) any such request for an Incremental Commitment shall be in a minimum Dollar Amount of $5,000,000, (B) after giving effect thereto, the sum of the total of all such Commitment Increases and Incremental Term A Loan Commitments does not exceed the greater of (1) the Dollar Amount of $150,000,000 and (2) a Dollar Amount equal to (i) 350% of the Company's then LTM EBITDA minus (ii) the sum of the aggregate Commitments of all Lenders plus all outstanding Incremental Term A Loans (if any), (C) (x) the Administrative Agent and (y) in the case of any Commitment Increase, each Swingline Lender and each Issuing Bank have approved the identity of any such new Lender and consented to its becoming a Lender, (D) any such new Lender that will be a (x) Revolving Lender has agreed to, and is capable of, funding in each of the Agreed Currencies in accordance with the terms hereof and (y) Lender with an Incremental

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Term A Loan Commitment has agreed to, and is capable of, funding in the Agreed Currency of such Incremental Term A Loan in accordance with the terms of such Incremental Term A Loan, (E) any such new Lender assumes all of the rights and obligations of a Revolving Lender or a Lender with an Incremental Term A Loan Commitment, as applicable, hereunder and (F) the procedures described in Section 2.08(f) have been satisfied.  Each Incremental Commitment shall constitute Obligations of the Borrowers and shall be guaranteed and treated the same in all other respects as the other extensions of credit on a pari passu basis.  Nothing contained in this Section 2.08 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment or make an Incremental Term A Loan Commitment hereunder at any time.

(f)Any amendment hereto in connection with or to effectuate such Incremental Commitments (an "Incremental Amendment") shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and each Lender with an Incremental Commitment (each, an "Incremental Lender"), subject only to the approval of Required Lenders if any Commitment Increase or addition of an Incremental Term A Loan Commitment would cause the aggregate Commitments, Incremental Term A Loan Commitments and Incremental Term A Loans (calculated for any Incremental Term A Loans based on the initial principal amount borrowed) to exceed the greater of (i) the Dollar Amount of $450,000,000 and (ii) an amount equal to 350% of the Company's then LTM EBITDA, in each case in the aggregate.  As a condition precedent to the effectiveness of each such Incremental Amendment, the Borrowers shall deliver to the Administrative Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Incremental Amendment, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such Incremental Amendment (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (provided, that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date; provided that, in the case of Incremental Term A Loan Commitments established to finance a Limited Condition Acquisition, the condition set forth in this clause (1) may, at the Company's option, be modified in a manner determined by the Company and the Incremental Lenders providing such Incremental Term A Loan Commitments, as set forth in the applicable Incremental Amendment, such that the only representations and warranties the accuracy of which is a condition to the effectiveness of such Incremental Term A Loan Commitments are the Specified Representations and the Acquired Company Representations, (2) no Default exists; provided that, in the case of Incremental Term A Loan Commitments established to finance a Limited Condition Acquisition, except with respect to the requirement that there not have occurred and be continuing any Default under clause (a) or (b) of Article VII or any Default with respect to any Borrower under clause (h), (i) or (j) of Article VII (which must be true both immediately prior to and immediately after giving effect to such Incremental Commitments and the making of Loans thereunder to be made on the date of effectiveness thereof), any condition set forth in this clause (2) may, at the Company's option, as set forth in the applicable Incremental Amendment, be tested at the signing of the agreement to make such Limited Condition Acquisition or on the date of effectiveness of such Incremental Term A Loan Commitments, and (3) the Borrowers are in compliance (assuming such Incremental Commitment is drawn in full and after giving effect to other pro forma adjustments events) with the covenants contained in Section 6.12 on a Pro Forma Basis as of the end of the most recent four consecutive fiscal quarter period ended on or prior to such date (as if the incurrence of such Incremental Commitment had occurred on the first day of such four fiscal quarter period); provided that, in the case of Incremental Term A Loan Commitments established to finance a Limited Condition Acquisition, the condition set forth in this clause (3) may, at the Company's option, as set forth in the applicable Incremental Amendment, be tested at the signing of the agreement to make such Limited Condition Acquisition or on the date of effectiveness of such Incremental Term A Loan Commitments, (ii) legal opinions and documents and instruments consistent with those delivered on

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the Effective Date, to the extent requested by the Administrative Agent, and (iii) such other items as reasonably requested by the Administrative Agent and its counsel (including counsel in foreign jurisdictions) in connection with any UK Borrower, any Dutch Borrower, any Foreign Currency or otherwise as reasonably deemed necessary or advisable by the Administrative Agent.

(g)In the case of each Incremental Term A Loan (the terms of which shall be set forth in the relevant Incremental Amendment):

(i)such Incremental Term A Loan will (x) mature in a manner reasonably acceptable to the Incremental Lenders making such Incremental Term A Loans and the Borrowers, but will not in any event have a maturity date that is earlier than the Maturity Date and (y) amortize in a manner reasonably acceptable to the Incremental Lenders making such Incremental Term A Loans and the Borrowers, provided that the resultant weighted average life of such Incremental Term A Loan shall be not be less than half of the remaining tenor of the revolving facility;

(ii)the Applicable Rate and pricing grid, if applicable, for such Incremental Term A Loan shall be determined by the applicable Incremental Lenders and the Borrowers and shall be consistent with then current market conditions;

(iii)the proceeds of such Incremental Term A Loan shall be used for general corporate purposes (including Permitted Acquisitions and Restricted Payments permitted pursuant to Section 6.08); and

(iv)except as provided above, all other terms and conditions applicable to any Incremental Term A Loan, to the extent not substantially consistent (taken as a whole) with the terms and conditions of this Agreement prior to giving effect thereto, shall be reasonably satisfactory to the Administrative Agent and the Borrowers (but in no event, except as provided above, shall such terms and conditions be more restrictive, taken as a whole, than those set forth in this Agreement and any other Loan Document);

(h)On the effective date of any such Incremental Amendment, (i) any Incremental Lender increasing (or, in the case of any newly added Incremental Lender, extending) its Commitment shall make available to the Administrative Agent such amounts in immediately available funds in such Agreed Currencies as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender's portion of the outstanding Revolving Loans in the various Agreed Currencies of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans in the various Agreed Currencies, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Company, in accordance with the requirements of Section 2.03).  The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.15 if the deemed payment occurs other than on the last day of the related Interest Periods.  Within a reasonable time after the effective date of any increase or addition, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment

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Schedule to reflect such increase or addition and shall distribute such revised Commitment Schedule to each of the Lenders and the Company, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.

SECTION 2.09.Repayment of Loans; Evidence of Debt.

(a)The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Loan is made in Dollars, the Borrowers shall repay all Swingline Loans then outstanding and the proceeds of any such Revolving Loan shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.  All Borrowings shall be repaid and prepaid in the Agreed Currency in which they were originally denominated.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, if any, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be conclusive absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e)Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.Prepayment of Loans.

(a)The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section and, if applicable, payment of any break funding expenses under Section 2.15.  All Borrowings shall be repaid and prepaid in the Agreed Currency in which they were originally denominated.

(b)If at any time, (i) other than as a result of fluctuations in currency exchange rates, the sum of the aggregate principal amount of the Aggregate Revolving Exposure exceeds the aggregate Commitments, (ii) other than as a result of fluctuations in currency exchange rates, the aggregate Dollar Amount of all Eurocurrency Loans and LC Exposures denominated in Foreign Currencies exceeds the

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Maximum Foreign Currency Amount, (iii) solely as a result of fluctuations in currency exchange rates, the aggregate principal amount of the Aggregate Revolving Exposure, as of the most recent Revaluation Date, exceeds one hundred five percent (105%) of the aggregate Commitments, (iv) solely as a result of fluctuations in currency exchange rates, the aggregate Dollar Amount of all Eurocurrency Loans denominated in Foreign Currencies and LC Exposures denominated in Foreign Currencies exceeds 105% of the Maximum Foreign Currency Amount, or (v) solely as a result of fluctuations in currency exchange rates, the aggregate Dollar Amount of all LC Exposures exceeds 105% of the Dollar Amount of $50,000,000, the Borrowers shall immediately repay Borrowings or cash collateralize LC Exposure in accordance with the procedures set forth in Section 2.05(j) in an aggregate principal amount sufficient to cause (x) the amount of the Aggregate Revolving Exposure to be less than or equal to the aggregate Commitments, (y) the amount of the LC Exposure to be less than or equal to the Dollar Amount of $50,000,000 and (z) the aggregate Dollar Amount of all Eurocurrency Loans denominated in Foreign Currencies and LC Exposure in Foreign Currencies to be less than or equal to the Maximum Foreign Currency Amount.  In each case proceeding in this clause (b), the Dollar Amount of each such calculation shall be calculated, with respect to Loans and LC Exposure denominated in Foreign Currencies, as of the most recent Revaluation Date with respect to each such Loans and LC Exposure.

(c)The Company shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by fax or through Electronic Systems) of any prepayment under this Section:  (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 10:00 a.m., Local Time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., Local Time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Local Time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and Agreed Currency as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the applicable Loans in the Agreed Currency included in the prepaid Borrowing, or the Dollar Amount thereof shall be applied or converted to a different Agreed Currency and applied ratably among Loans as determined by the Administrative Agent.  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) break funding payments to the extent required by Section 2.15.

SECTION 2.11.Fees.

(a)The Borrowers agree to pay to the Administrative Agent a commitment fee for the account of each Revolving Lender, which shall accrue at the Applicable Rate on the daily amount of the undrawn portion of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders' Commitments terminate; provided that, if such Lender continues to have any Revolving Exposure (excluding Revolving Loans) after its Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender's Revolving Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Exposure; it being understood that the LC Exposure of a Lender shall be included and the Swingline Exposure of a Lender shall be excluded in the drawn portion of the Commitment of such Lender for purposes of calculating the commitment fee.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and

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December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Banks a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the aggregate Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank's standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the aggregate Commitments terminate and any such fees accruing after the date on which the aggregate Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within ten (10) days after written demand therefor.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)All fees payable hereunder shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

SECTION 2.12.Interest.

(a)The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)The Loans comprising each Eurocurrency Borrowing shall bear interest at the Eurocurrency Rate for the Interest Period in effect for such Borrowing for such Agreed Currency plus the Applicable Rate.

(c)Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of "each Lender affected thereby" for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as

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provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder, in each case, from and after the date of such declaration until such Event of Default is timely cured or waived in writing by the requisite Lenders hereunder in accordance with Section 9.02.

(d)Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the aggregate Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) computations of interest for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or other Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)All interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement.

SECTION 2.13.Alternate Rate of Interest; Illegality.

(a)If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or any other Eurocurrency Rate, as applicable (including, without limitation, by means of an Interpolated Rate or because the applicable Screen Rate is not available or published on a current basis), for a Loan in the applicable Agreed Currency or for the applicable Interest Period; provided, that no Benchmark Transition Event shall have occurred at such time; or

(ii)the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or other Eurocurrency Rate, as applicable, for a Loan in the applicable Agreed Currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and any such Eurocurrency Borrowing shall be repaid or converted into ABR Borrowing (denominated in Dollars or in the case of a Borrowing denominated in a Foreign Currency, re-dominated in Dollars at the Dollar Amount thereof) on the last day of the then

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current interest period applicable thereto, and (B) if any Borrowing Request requests a Eurocurrency Borrowing of the affected type, such Borrowing shall be made as an ABR Borrowing (denominated in Dollars and in the case of a request for a Borrowing denominated in a Foreign Currency of the affected type, denominated in Dollars at the Dollar Amount thereof); provided, further that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurocurrency Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, the applicable Agreed Currency in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue such Eurocurrency Loans or to convert ABR Borrowings to such Eurocurrency Borrowings will be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers will upon demand from such Lender (with a copy to the Administrative Agent), either prepay or convert all Eurocurrency Borrowings of such Lender to ABR Borrowings (denominated in Dollars), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans.  Upon any such prepayment or conversion, the Borrowers will also pay accrued interest on the amount so prepaid or converted.

(c)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace the LIBO Rate or any other Eurocurrency Rate, as applicable, with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Company, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders of each Class; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein.  Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders of each Class have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment.  No replacement of LIBO Rate or other Eurocurrency Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(d)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e)The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain

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from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.13.

(f)Upon the Company's receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing of the affected type, such Borrowing shall be made as an ABR Borrowing (denominated in Dollars and in the case of a request for a Borrowing denominated in a Foreign Currency of the affected type, denominated in Dollars at the Dollar Amount thereof).

(g)Notwithstanding the satisfaction of all conditions referred to in Article II with respect to any Loan in any Foreign Currency, if there shall occur on or prior to the date of such Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the applicable Borrower, the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Loan to be denominated in such Foreign Currency specified by the applicable Borrower, then the Administrative Agent shall forthwith give notice thereof to such Borrower and the Revolving Lenders or such Borrower shall give notice thereof to the Revolving Lenders, as the case may be, and such Eurocurrency Loans shall not be denominated in such Foreign Currency but shall be made on such date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount of the Foreign Currency specified in the related Borrowing Request, as ABR Loans, unless the applicable Borrower notifies the Administrative Agent at least one Business Day before such date that (a) it elects not to borrow on such date or (b) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Eurocurrency Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount of the Foreign Currency specified in the related Borrowing Request.

SECTION 2.14.Increased Costs.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii)impose on any Lender or the Issuing Bank or the London interbank market or any other applicable market, any other condition, cost or expense (other than Taxes) affecting this Agreement or any of the Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make

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any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender, Issuing Bank or other Recipient, the Borrowers will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

(c)A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error; provided, however, notwithstanding anything to the contrary in this Section 2.14, in the case of any Change in Law, it shall be a condition to a Lender's or Issuing Bank's exercise of its rights, if any, under this Section 2.14, that such Lender or Issuing Bank shall generally be exercising similar rights with respect to other similarly situated borrowers under similar agreements to the extent contractually permitted to do so and allowed to do so under applicable law.  The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15.Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(d) and is revoked in accordance therewith) and in the applicable Agreed Currency, or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or Section 9.02(h), then, in any such event, the

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Borrowers shall compensate each Lender for the loss, cost and expense (other than lost profits) attributable to such event.  In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurocurrency Loan had such event not occurred, at the Eurocurrency Rate that would have been applicable to such Eurocurrency Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurocurrency Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

SECTION 2.16.Taxes.

(a)Withholding Taxes; Gross-Up; Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)Evidence of Payment.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed copy of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption

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from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(2)in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W‑8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 or any other form approved by the Administrative Agent to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) an executed copy IRS Form W‑8BEN-E or IRS Form W-8BEN; or

(4)to the extent a Foreign Lender is not the beneficial owner, an executed copy IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W‑8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D‑2 or any other form approved by the Administrative Agent or Exhibit D‑3 or any other form approved by the Administrative Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 or any other form approved by the Administrative Agent on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as

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not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g)Additional United Kingdom Withholding Tax Matters.

(i)Subject to clause (ii) below, each Lender and each UK Borrower which makes a payment to such Lender shall cooperate in completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(ii)(A) A Lender on the Effective Date that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent; (B) a Lender which becomes a Lender hereunder after the Effective Date that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent, and (C) upon satisfying either clause (A) or (B) above, such Lender shall have satisfied its obligation under paragraph (g)(i) above.

(iii)If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above, the UK Borrower shall make a Borrower DTTP filing with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that, if:

(A)the UK Borrower making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or

(B)the UK Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but:

(1)such Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(2)HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without a deduction for tax within 60 days of the date of such Borrower DTTP Filing;

and in each case, such UK Borrower has notified that Lender in writing of either (1) or (2) above, then such Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(iv)If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, no UK Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment or its participation in any Loan or other Revolving Exposure unless the Lender otherwise agrees.

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(v)Each UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(vi)Each Lender shall notify each UK Borrower and the Administrative Agent whether it is (a) a UK Treaty Lender, (b) a Lender which is entitled to be paid without United Kingdom withholding tax for other reasons or (c) a lender which must be paid subject to United Kingdom withholding tax and will promptly notify each UK Borrower and the Administrative Agent if there is any change in such status (for example if it determines in its sole discretion that it has ceased to be entitled to claim the benefits of an income tax treaty to which the United Kingdom is a party with respect to payments made by any UK Borrower hereunder).

(h)Additional Dutch Withholding Tax Matters. Each Lender and each Dutch Subsidiary which makes a payment to such Lender shall cooperate in completing any procedural formalities necessary for such Dutch Subsidiary to obtain authorization to make such payment without withholding or deduction for Taxes imposed under the laws of the Netherlands.

(i)Obtaining Certain Refunds.  If a Loan Party makes a deduction or withholds sums in relation to Taxes imposed under the laws of the United Kingdom or the Netherlands and Section 2.16(a) applies to increase the amount of the payment to a UK Treaty Lender or a Dutch Treaty Lender from that Loan Party, that Loan Party shall promptly provide that UK Treaty Lender or Dutch Treaty Lender, as applicable, with an executed original H.M. Revenue & Customs or Dutch tax authorities tax deduction certificates (if applicable) evidencing the relevant deduction or withholding of such Taxes. The UK Treaty Lender or Dutch Treaty Lender, as applicable, shall, within a reasonable period following receipt of such certificate, apply to H.M. Revenue & Customs or the Dutch tax authorities for a refund of the amount of that tax deduction and, upon receipt by the UK Treaty Lender or Dutch Treaty Lender, as applicable, of such amount from H.M. Revenue & Customs or the Dutch tax authorities, Section 2.16(j) below shall apply in relation thereto to the extent that such refund is attributable to the increase in the amount paid by the relevant Loan Party pursuant to Section 2.16(a) above.

(j)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (j) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (j), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (j) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph (j) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(k)Survival.  Each party's obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement

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of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(l)Defined Terms.  For purposes of this Section 2.16, the term "Lender" includes any Issuing Bank and the term "applicable law" includes FATCA.

SECTION 2.17.Payments Generally; Allocation of Proceeds; Sharing of Set‑offs.

(a)The Borrowers shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.14, 2.15 or 2.16, or otherwise) (x) in the case of payments denominated in Dollars, at the Administrative Agent's Office and in immediately available funds, without set-off, recoupment or counterclaim, not later than 2:00 p.m. Local Time on the date specified herein or the date fixed for any prepayment hereunder and (y) in the case of payments denominated in a Foreign Currency, at its Foreign Currency Payment Office for such Foreign Currency, at the Administrative Agent's Office and in immediately available funds, without set-off or counterclaim, not later than 2:00 p.m. Local Time on the date specified herein; provided, that payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement, and all other payments hereunder and under each other Loan Document shall be made in Dollars.  Notwithstanding the foregoing provisions of this Section, if, after the making of any Borrowing or LC Disbursement in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such Foreign Currency with the result that such Foreign Currency no longer exists or the Borrowers are not able to make payment to the Administrative Agent for the account of the Lenders in such Foreign Currency, then all payments to be made by the Borrowers hereunder in such Foreign Currency shall instead be made when due in an equivalent amount of the currency that replaced such Foreign Currency or, if no such replacement currency exists, in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties (in the Dollar Amount of such funds received, if necessary).  All payments and any proceeds of Collateral or payments from any of the Guarantors received by the Administrative Agent (i) not constituting a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent, the Swingline Lender and the Issuing Bank

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from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnitees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest then due and payable on the Loans and unreimbursed LC Disbursements ratably, fourth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate LC Exposure, to be held as cash collateral for such Obligations, fifth to prepay principal on the Loans and unreimbursed LC Disbursements and to pay any amounts owing in respect of to Swap Agreement Obligations and Banking Services Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.21, ratably, and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender from the Borrowers or any other Orthofix Entity in connection with the Transactions. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Company, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurocurrency Loan of a Class, except (i) on the expiration date of the Interest Period applicable thereto, or (ii) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.15.  The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

Notwithstanding the foregoing, (i) Secured Obligations arising under Banking Services Obligations or Swap Agreement Obligations shall be excluded from the application described above and paid in clause sixth if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may have reasonably requested from the applicable provider of such Banking Services or Swap Agreements and (ii) no amounts received by the Administrative Agent or any Lender from any Loan Party that is not a Qualified ECP Guarantor shall be applied in partial or complete satisfaction of any Excluded Swap Obligations.

(c)All payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder.  The Borrowers, Lenders, Issuing Banks and Swingline Lenders hereby irrevocably authorize the Administrative Agent, in its sole discretion as of any date from time to time, to convert as of such date any payment received by it in any Agreed Currency or to be made by it in any Agreed Currency into the equivalent amount (using the methodology of the Dollar Amount) of any another Agreed Currency, in each case to effectuate any one or more of the provisions of this Agreement.

(d)If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans or participations in

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LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank pursuant to the terms hereof or any other Loan Document (including the date that is fixed for prepayment by notice from the Company to the Administrative Agent pursuant to Section 2.10(c)), notice from the Company, notice that the Borrowers will not make such payment or prepayment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)The Administrative Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the "Statements").  The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers' convenience.  Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations.  If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent's or the Lenders' right to receive payment in full at another time.

SECTION 2.18.Mitigation Obligations; Replacement of Lenders.

(a)If any Lender requests compensation under Section 2.14, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If any Lender requests compensation under Section 2.14, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender gives a notice pursuant to Section 2.13, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to

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assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 or 2.16) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.  Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.19.Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.17(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks' LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks' future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing

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Banks or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers' obligations corresponding to such Defaulting Lender's LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c)such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document; provided that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(d)if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender's Revolving Exposure to exceed its Commitment;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank, the Borrowers' obligations corresponding to such Defaulting Lender's LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii)if the Borrowers cash collateralize any portion of such Defaulting Lender's LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender's LC Exposure during the period such Defaulting Lender's LC Exposure is cash collateralized;

(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders' Applicable Percentages; and

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(v)if all or any portion of such Defaulting Lender's LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender's LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e)so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender's then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.19(d), and Swingline Exposure related to any such newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non‑Defaulting Lenders in a manner consistent with Section 2.19(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrowers, the Swingline Lender and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.20.Returned Payments.  If, after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender.  The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds.  The provisions of this Section 2.20 shall survive the termination of this Agreement.

SECTION 2.21.Banking Services and Swap Agreements.  Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Orthofix Entity, shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Orthofix Entity or Affiliate thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent).  In furtherance of that requirement, each such Lender or

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Affiliate thereof shall furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations.  The most recent information provided to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Section 2.17(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.

SECTION 2.22.Determination of Dollar Amounts.  The Administrative Agent shall determine or redetermine the Dollar Amount of any Loan or Letter of Credit on each Revaluation Date, including the Dollar Amount of any Loan or Letter of Credit made or issued in a Foreign Currency, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error.  The Administrative Agent may, but shall not be obligated to, rely on any determination of any Dollar Amount by any Loan Party.

SECTION 2.23.Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from the Borrowers hereunder in the currency expressed to be payable herein (the "specified currency ") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which the Administrative Agent could, in accordance with normal banking procedures applicable to arm's length transactions, purchase the specified currency with such other currency at the Administrative Agent's main New York City office on the Business Day immediately preceding that on which final, non-appealable judgment is given.  The obligations of the Borrowers in respect of any sum due to any Credit Party hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Credit Party of any sum adjudged to be so due in such other currency such Credit Party may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Credit Party in the specified currency, the Borrowers agree, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Credit Party against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Credit Party in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.17, such Credit Party agrees to remit such excess to the Borrowers.

SECTION 2.24.Uncommitted Orthofix-Italy Non-Pro Rata Tranche Sub-Facility.

(a)The Borrowers may at any time, upon not less than 10 Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), request that one or more of the Lenders or another lending institution provide Italy Sub-Facility Commitments to Orthofix-Italy in an maximum aggregate amount of up to the Dollar Amount of $10,000,000 (the "Italy Uncommitted Sub-Facility"); provided that (i) the Commitments will be reduced by the Dollar Amount of the Italy Uncommitted Sub‑Facility and (ii) the Maximum Foreign Currency Amount shall be reduced by the amount of the Italy Sub-Facility Commitments.

(b)Subject to the approval of the Administrative Agent, the Swingline Lender and the Issuing Bank, the Borrowers may invite additional lending institutions to become Lenders under the Italy Uncommitted Sub-Facility, provided that (i) any such new lender has agreed to, and is capable of, funding to Orthofix-Italy in Euros in accordance with the terms hereof and (ii) any such new lender assumes all of the rights and obligations of a "Lender" hereunder with respect to the Italy Uncommitted Sub-Facility.  Nothing contained in this Section 2.24 shall (x) constitute, or otherwise be deemed to be, a commitment on the part of any Lender to provide an Italy Sub-Facility Commitment hereunder at any time or (y) require any Lender to purchase a participation in the Italy Uncommitted Sub-Facility at any time.

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(c)To effectuate the Italy Uncommitted Sub-Facility, the Company, Orthofix-Italy, the Administrative Agent and the Italy Sub-Facility Lenders shall execute and deliver an amendment to this Agreement, and/or an intercreditor agreement, or equivalent documentation in form and substance reasonably satisfactory to the Administrative Agent (the "Italy Sub-Facility Amendment Documentation").  Notwithstanding anything set forth in Section 9.02 to the contrary, the Italy Sub‑Facility Amendment Documentation and any amendment to any other Loan Documents in connection with or to effectuate the Italy Uncommitted Sub-Facility shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Company, Orthofix-Italy and each Italy Sub-Facility Lender.  The Italy Sub-Facility Amendment Documentation shall provide that the obligations under the Italy Uncommitted Sub-Facility will be included in the Obligations and the Secured Obligations, and Guarantors will guaranty, and the Collateral will secure, all Secured Obligations (including all amounts under the Italy Uncommitted Sub-Facility) on a pari passu basis (including equivalent treatment in any proceeds waterfall).  Each of the Lenders hereby authorize and direct the Administrative Agent to enter into, if deemed necessary or desirable by the Administrative Agent, in its discretion, an intercreditor agreement on behalf of all Lenders and the other holders of the Secured Obligations, and bind such Lenders and such holders to such intercreditor agreement providing for the pari passu treatment of the Italy Uncommitted Sub-Facility under the Guarantors' guaranties and the Collateral Documents.  Except for the terms set forth in this Section 2.24 and mechanics and pricing applicable to the Italy Uncommitted Sub-Facility, provisions of the Revolving Italy Sub-Facility Loans will be substantially the same as the Revolving Loans.

(d)The parties hereto acknowledge and agree that prior to Orthofix-Italy becoming entitled to utilize the Italy Uncommitted Sub-Facility (i)(A) the Administrative Agent shall have received on behalf of the Italy Sub-Facility Lenders such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent and the Italy Sub-Facility Lenders in their sole discretion, (B) documentation and information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, to the extent such documentation or information is requested by the Administrative Agent on behalf of such Lenders and (C) notes signed by Orthofix-Italy to the extent any such Lenders so require, and (ii) each such Lender shall have met all necessary regulatory and licensing requirements and internal policy requirements and shall be legally permitted to make Revolving Italy Sub-Facility Loans in the jurisdiction in which Orthofix-Italy is organized.

SECTION 2.25.Extension of Maturity Date

(a)Request for Extension.  Once during the term of this Agreement, the Company may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 90 days and not later than 45 days prior to the Maturity Date as in effect on the date hereof, request that each Lender extend such Lender's Maturity Date for an additional 364 days from the Maturity Date.

(b)Lender Elections to Extend.  Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the Maturity Date and not later than the date (the "Notice Date") that is 20 days prior to the Maturity Date, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date, a "Non‑Extending Lender") shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non‑Extending Lender.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

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(c)Notification by Administrative Agent.  The Administrative Agent shall notify the Company of each Lender's determination under this Section no later than the date 15 days prior to the Maturity Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)Additional Commitment Lenders.  The Borrowers shall have the right on or before the Maturity Date to replace each Non‑Extending Lender with, and add as "Lenders" under this Agreement in place thereof, one or more Persons that meets the requirements to be an assignee under Section 9.04 (each, an "Additional Commitment Lender") as provided in Section 9.04 each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the Maturity Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date).

(e)Minimum Extension Requirement.  If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Maturity Date and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Maturity Date, the Maturity Date of each extending Lender and of each Additional Commitment Lender shall be extended to the date falling 364 days after the Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

(f)Conditions to Effectiveness of Extensions.  Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i)no Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(ii)the representations and warranties contained in this Agreement are true and correct in all material respects with the same effect as though made on and as of the date of such extension (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); and

(iii)on or before the Maturity Date, (1) the Borrowers shall have paid in full the principal of and interest on all of the Loans made by each Non-Extending Lender to the Borrowers hereunder and (2) the Borrowers shall have paid in full all other amounts owing to such Non-Extending Lender hereunder.

(g)Amendment; Sharing of Payments.  In connection with any extension of the Maturity Date, the Borrowers, the Administrative Agent and each extending Lender may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence the extension.   This Section shall supersede Sections 2.17(d) and 9.02.

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ARTICLE III

Representations and Warranties

Each Borrower and each other Loan Party represents and warrants to the Lenders that (and where applicable, agrees):

SECTION 3.01.Organization; Powers.  Each Orthofix Entity (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except in the case of any Non-Loan Party, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) has all requisite power and authority to carry on its business as now conducted in all material respects and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to be qualified to do business in, and be in good standing in, every jurisdiction where such qualification is required, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02.Authorization; Enforceability.  The Transactions are within each Loan Party's organizational powers and (a) have been duly authorized by all necessary organizational actions and, if required, actions by equity holders and (b) will not result in a suspension or revocation of, or limitation on, any material certificate of authority, license, permit, authorization or other approval applicable to the business, operations or properties of any Borrower or any other Loan Party or Orthofix Entity to the extent such suspension, revocation or limitation materially adversely affects the business of the Orthofix Entities, taken as a whole, or the ability of the Orthofix Entities, taken as a whole, to participate in, or contract with, any material Medical Reimbursement Program.  Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents and except for SEC filings required to be made by the Company, (b) will not violate any Requirement of Law applicable to any Loan Party or any other Orthofix Entity, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon any Loan Party or any other Orthofix Entity or the assets of any Loan Party or other Orthofix Entity, or give rise to a right thereunder to require any payment to be made by any Loan Party or any other Orthofix Entity, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any other Orthofix Entity, except Liens created pursuant to the Loan Documents.

SECTION 3.04.Financial Condition; No Material Adverse Change.

(a)The Company has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2018, reported on by Ernst & Young LLP, independent public accountants, and (ii) its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2019, certified by its Financial Officer.  Such financial statements (including the footnotes thereto) present fairly, in all material respects, the

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financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments, if applicable, and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2018.

SECTION 3.05.Properties, etc.

(a)As of the date of this Agreement, Schedule 3.05 sets forth (i) the address of each parcel of real property that is owned or leased by the Loan Parties and (ii) the location of any tangible personal property of the Loan Parties located in the U.S., the Netherlands, England or Wales with a fair market value in excess of the Dollar Amount of $500,000 (other than trade show booths and related assets, tangible personal property in transit or out for repair, held by sales representatives or customers or on consignment with third parties).  On the Effective Date, each of such leases and subleases that is material to the business of such Loan Party is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.  On each date after the Effective Date, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists, except where the failure to be valid and enforceable or the existence of such default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Each Orthofix Entity has good and indefeasible title to, or valid leasehold interests in, all of its material real and personal property.  The real and personal property of each Orthofix Entity is free of all Liens other than those permitted by Section 6.02.

(b)[Reserved].

(c)Each Orthofix Entity owns, or is licensed to use, all material trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted.  A correct and complete list of all registrations and applications of Material Intellectual Property owned by a Loan Party (including the title, counterparty and licensed Material Intellectual Property for any exclusive inbound written licenses to which any Loan Party is a party), as of the date of this Agreement, is set forth on Schedule 3.05.  The use of any Material Intellectual Property by each such Loan Party does not infringe upon the rights of any other Person in a manner that could reasonably be expected to individually or in the aggregate, have a Material Adverse Effect.  As of the date of this Agreement, each Loan Party's rights to any Material Intellectual Property that is necessary to its business as currently conducted are not subject to any licensing agreement or similar arrangement, except as disclosed on Schedule 3.05.

SECTION 3.06.Litigation, Health Care and Environmental Matters.

(a)As of the Effective Date, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority (including, but not limited to those regulatory agencies responsible for licensing, accrediting or issuing Medicare or Medicaid certifications) pending against or, to the knowledge of any Loan Party, threatened in writing against or adversely affecting any Orthofix Entity, (x) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (y) that purports to affect the legality, validity or enforceability of any Loan Document, any material provision thereof or the consummation of the Transactions, other than the Disclosed Matters set forth on Schedule 3.06.  On each date after the Effective Date, there are no actions, suits or proceedings by

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or before any arbitrator or Governmental Authority (including, but not limited to those regulatory agencies responsible for licensing, accrediting or issuing Medicare or Medicaid certifications) pending against or, to the knowledge of any Loan Party, threatened against or affecting any Orthofix Entity (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that purports to affect the legality, validity or enforceability of any Loan Document, any material provision thereof or the consummation of the Transactions.

(b)

(i)as of the Effective Date, no Orthofix Entity has received notice of any claim with respect to any material Environmental Liability or knows of any basis for any material Environmental Liability, except for the Disclosed Matters, and

(ii)except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Orthofix Entity (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any Environmental Liability.

(c)Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07.Compliance with Laws and Agreements; No Default.  Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Orthofix Entity is in compliance with (i) all Requirements of Law applicable to it or its property and (ii) all indentures, agreements and other instruments binding upon it or its property.  No Default has occurred and is continuing.  Without limiting the generality of the foregoing, each of the Loan Parties represents that:

(a)Each Orthofix Entity is in compliance in all material respects with all Health Care Laws and requirements of Third Party Payor Arrangements applicable to it and its assets, business or operations.

(b)Each Orthofix Entity holds in full force and effect (without default, violation or noncompliance) all material Health Care Permits necessary for it to own, lease, sublease or operate its assets and facilities and to conduct its business and operations as presently conducted (including to obtain reimbursement under all Third Party Payor Arrangements in which it participates). No circumstance exists or event has occurred which could reasonably be expected to result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any material Health Care Permit.

(c)With respect to each Orthofix Entity, there are no material claims, actions or appeals pending before any Third Party Payor, CMS, any administrative contractor, intermediary or carrier or any other Governmental Authority with respect to any Medical Reimbursement Programs.  No Orthofix Entity (i) has retained an overpayment received from, or failed to refund any amount due to any Medical Reimbursement Program or other Third Party Payor in violation, in any material respect, of any Health Care Law or Third Party Payor Arrangement, or (ii) has received written notice of, or has knowledge of, any material overpayment or material refunds due to any Third Party Payor or Medical Reimbursement Program.

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(d)Each Orthofix Entity is in compliance in all material respects with HIPAA.  Further, in each arrangement that is a business associate arrangement under HIPAA, each Orthofix Entity has: (i) entered into a written business associate agreement (as such term is defined under the HIPAA regulations) that meets the requirements of HIPAA in all material respects, (ii) at all times complied in all material respects with such business associate agreements in respect of the HIPAA privacy or security standards, and (iii) at no time experienced, had or received a report of a material unauthorized use or disclosure of Protected Health Information (as defined in the HIPAA regulations) or material privacy or security breach or other material privacy or security incident within the meaning of HIPAA.

(e)Except as set forth on Schedule 3.07, as of the Effective Date, no Orthofix Entity, nor any owner, officer, director, partner, agent or managing employee of any Orthofix Entity, is a party to or bound by any individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal or informal agreement with any Governmental Authority concerning compliance with any Health Care Laws, any Medical Reimbursement Programs or the requirements of any Health Care Permit.  After the Effective Date, no Orthofix Entity, nor any owner, officer, director, partner, agent or managing employee of any Orthofix Entity, is a party to or bound by any individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal or informal agreement with any Governmental Authority concerning compliance with any Health Care Laws, any Medical Reimbursement Programs or the requirements of any Health Care Permit, where such agreement has or could be reasonably expected to result in a Material Adverse Effect.

(f)(i) To the knowledge of any Responsible Officer, there is no Orthofix Entity or individual employed by any such Orthofix Entity who may reasonably be expected to have criminal culpability or to be excluded or suspended from participation in any Medical Reimbursement Program for their corporate or individual actions or failures to act where such culpability, exclusion and/or suspension has or could be reasonably expected to result in a Material Adverse Effect; and (ii) there is no member of management continuing to be employed by any Orthofix Entity who may reasonably be expected to have individual culpability for matters under investigation by any Governmental Authority where such culpability has or could reasonably be expected to result in a Material Adverse Effect unless such member of management has been, within a reasonable period of time after discovery of such actual or potential culpability, either suspended or removed from positions of responsibility related to those activities under challenge by the Governmental Authority;

(g)current billing policies, arrangements, protocols and instructions comply with expressly stated requirements of Medical Reimbursement Programs and are administered by properly trained personnel except where any such failure to comply could not reasonably be expected to result in a Material Adverse Effect;

(h)current medical director compensation arrangements and other arrangements with referring physicians comply with domestic and foreign, federal and state self-referral and anti-kickback laws, including without limitation the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), except where any such failure to comply could not reasonably be expected to result in a Material Adverse Effect;

(i)none of the Orthofix Entities is currently, nor has in the past been subject to any domestic or foreign, federal, state, local governmental or private payor civil or criminal inspections, investigations, inquiries or audits involving and/or related to its activities, except for routine inspections, investigations, inquiries or audits in the ordinary course not anticipated to result in a Material Adverse Effect and other inspections, investigations, inquiries or audits that could not reasonably be expected to result in a Material Adverse Effect;

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(j)except as set forth on Schedule 3.07 or in materials previously provided to the Administrative Agent's counsel, no Orthofix Entity nor any Controlling owner, officer, director, partner, agent or managing employee or Controlling Person with a "direct or indirect ownership interest" (as that phrase is defined in 42 C.F.R. § 420.201) of 5% or more in any Orthofix Entity (other than the Company), (i) has been excluded from any Medical Reimbursement Program or from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b) or had a civil monetary penalty assessed pursuant to 42 U.S.C. § 1320a-7; (ii) has been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347 or 1518, including, without limitation any of the following categories of offenses: (A) criminal offenses relating to the delivery of an item or service under any state or federal health care program (as that term is defined in 42 U.S.C. §1320a-7b) or healthcare benefit program (as that term is defined in 18 U.S.C. §24b) or any foreign health care program or foreign health care benefit program, (B) criminal offenses under domestic or foreign, federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service, (C) criminal offenses under laws relating to fraud and abuse, theft, embezzlement, false statements to third parties, money laundering, kickbacks, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any domestic or foreign, federal, state or local governmental agency, (D) laws relating to the interference with or obstruction of any investigations into any criminal offenses described in this clause (j), or (E) criminal offenses under laws relating to the unlawful manufacturing, distribution, prescription or dispensing of a controlled substance; or (iii) is, to the knowledge of any Responsible Officer, involved or named in a Governmental Authority or U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or qui tam action brought pursuant to 31 U.S.C. §3729 et seq; and

(k)each Orthofix Entity is in compliance in all material respects with any applicable laws or regulations of the U.S., the UK, the European Union and, to the extent the laws of which are substantially similar to U.S. law, any other Governmental Authority, in each case relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the USA Patriot Act; Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations of such Governmental Authorities currently in force or hereafter enacted.

SECTION 3.08.Investment Company Status.  No Orthofix Entity is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.Taxes.  Each Orthofix Entity, as applicable, has timely filed or caused to be filed all federal, state, material foreign and other material Tax returns and reports required to have been filed and has paid or caused to be paid all federal, state, material foreign and other material Taxes required to have been paid by it, except such Taxes (i) that are not yet delinquent, (ii) that are being contested in good faith by appropriate proceedings and for which such Orthofix Entity, as applicable, has set aside on its books adequate reserves, or (iii) other than with regard to any federal or state Taxes, the failure to file or pay could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  No tax liens have been filed and no claims are being asserted with respect to any such taxes against a material portion of the Collateral, except such tax liens that constitute Permitted Encumbrances.

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SECTION 3.10.ERISA and Foreign Pension Plans.

(a)No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  As of the Effective Date, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

(b)Each Foreign Pension Plan is in compliance with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect.  With respect to each Foreign Pension Plan, no Orthofix Entity, its Affiliates or any of its directors, officers, employees or agents has engaged in a transaction, or other act or omission (including entering into this Agreement or any Loan Document and any act done or to be done in connection with this Agreement or any Loan Document), that has subjected, or could reasonably be expected to subject, such Orthofix Entity, directly or indirectly, to any penalty (including any tax or civil penalty), fine, claim or other liability (including any liability under a contribution notice or financial support direction (as those terms are defined in the United Kingdom Pensions Act 2004), or any liability or amount payable under section 75 or 75A of the United Kingdom Pensions Act 1995) that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and there are no facts or circumstances which may give rise to any such penalty, fine, claim, or other liability.  With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to the Administrative Agent in respect of any unfunded liabilities in accordance with applicable law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained.  The aggregate unfunded liabilities, with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect and as of the Effective Date, there are no unfunded liabilities with respect to all such Foreign Pension Plans.  There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any Orthofix Entity or any of its Affiliates with respect to any Foreign Pension Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c)As of the Effective Date, that such Loan Party is not and will not be using "plan assets" (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

SECTION 3.11.Disclosure.

(a)The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Orthofix Entity is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other written information (other than the projections, other forward looking information and information of a general economic or general industry nature) furnished by or on behalf of any Orthofix Entity to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (taken as a whole and as modified or supplemented by other information so furnished) contains when furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein (taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of

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the Effective Date (it being recognized by the Lenders that any projections as to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered by any such projections may differ from the projected results, and such differences may be material).

(b)As of the Effective Date, to the best knowledge of each Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.12.Other Agreements; Material Agreements.

(a)No Orthofix Entity is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Medicaid Provider Agreement, Medicare Provider Agreement or other agreement or instrument to which such Person is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or material suspension of Medicaid Certification or Medicare Certification of any such Person.

(b)All Material Agreements as of the date of this Agreement are listed on Schedule 3.12.  On the Effective Date, no Orthofix Entity is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Material Agreement or (ii) any agreement or instrument evidencing or governing Material Indebtedness.  On each date after the Effective Date, no Orthofix Entity is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Material Agreement or (ii) any agreement or instrument evidencing or governing Material Indebtedness, in each case which has resulted in, or which such default or defaults could reasonably be expected, individually or in the aggregate, to result in, a Material Adverse Effect.

SECTION 3.13.Solvency.  (a) Immediately after giving effect to the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of the Loan Parties, taken as a whole, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties, taken as a whole, will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

(b)

The Loan Parties, taken as a whole, do not intend to, nor will they permit any other Orthofix Entity, taken as a whole with all other Orthofix Entities to, and the Loan Parties, taken as a whole, do not believe that they or any other Orthofix Entity, taken as a whole with all other Orthofix Entities, will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Loan Parties or any such Orthofix Entity and the timing of the amounts of cash to be payable on or in respect of their consolidated Indebtedness or the Indebtedness of any such Orthofix Entity.

SECTION 3.14.Insurance.  Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of each of the Loan Parties as of the Effective Date.  As of the Effective Date, all premiums in respect of such insurance have been paid.  The insurance maintained by or on behalf of the

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each of the Orthofix Entities is adequate and is customary for companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 3.15.Capitalization; Subsidiaries; Intercompany Loans.

(a)Schedule 3.15 sets forth as of the Effective Date (i) the type of entity of the Company, (ii) a true and complete listing of each class of the Company's issued and outstanding Equity Interests, of which all of such Equity Interests are validly issued, fully paid and non-assessable, (iii) a correct and complete list of the name of each Subsidiary, (iv) a true and complete listing of each class of each of the Subsidiaries' issued and outstanding Equity Interests, of which all of such Equity Interests are owned beneficially and of record by the Persons identified on Schedule 3.15, (v) the type of entity of each Subsidiary, and (vi) whether such Subsidiary is a Subsidiary Guarantor.  All of the issued and outstanding Equity Interests of each Subsidiary have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and validly issued and are fully paid and non-assessable.

(b)All Intercompany Loans as of the Effective Date (i) are described on Schedule 6.01(a), (ii) in the case of any such Intercompany Loans owed by any Loan Party to a Non-Loan Party, constitute Subordinated Indebtedness and (iii) in the case of any such Intercompany Loan owed to any such Loan Party (x) are evidenced by duly completed and executed promissory notes in form reasonably satisfactory to the Administrative Agent, and (y) as of the Effective Date will be delivered to the Administrative Agent together with an executed allonge in form reasonably satisfactory to the Administrative Agent.

SECTION 3.16.Security Interest in Collateral.  The provisions of the Collateral Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Liens permitted under Section 6.02, (b) Liens perfected only by possession (including possession of any certificate of title) or control, to the extent the Administrative Agent has not obtained or does not maintain possession or control of such Collateral, and (c) Liens perfected by the filing of financing statements, to the extent the Administrative Agent has not filed such financing statements in the applicable filing offices.

SECTION 3.17.Employment Matters.  Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts or slowdowns against any Orthofix Entity pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened, (ii) the hours worked by and payments made to employees of the Orthofix Entities have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters and (iii) all payments due from any Orthofix Entity, or for which any claim may be made against any Orthofix Entity, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Orthofix Entity.

SECTION 3.18.Federal Reserve Regulations.  No part of the proceeds of any Loan or Letter of Credit has been used or will be used, whether directly or indirectly, to purchase or carry any margin stock (within the meaning of Regulation U of the Board), to extend credit to others for purposes of purchasing or carrying any margin stock or for any other purpose that entails a violation of any of Regulations T, U and X of the Board.  No Orthofix Entity is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock, or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets

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(either of the Borrowers only or of the Company and its Subsidiaries on a consolidated basis) will be margin stock.

SECTION 3.19.Use of Proceeds.  The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

SECTION 3.20.No Burdensome Restrictions.  No Orthofix Entity is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.10.

SECTION 3.21.Anti-Corruption Laws and Sanctions.  Each Orthofix Entity has implemented and maintains in effect policies and procedures designed to ensure compliance by each such Orthofix Entity and its respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and, except as set forth on Schedule 3.21, each such Orthofix Entity and its respective officers and directors and, to the knowledge of the Loan Parties, each such Orthofix Entity's employees and agents, are in compliance with Anti‑Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in any Orthofix Entity being designated as a Sanctioned Person.  None of (a) any Orthofix Entity or any of their respective directors, officers or employees, or (b) to the knowledge of any Loan Party or its Subsidiaries, any agent of any Orthofix Entity that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.22.Fraud and Abuse.  To the knowledge of any Responsible Officer, no Orthofix Entity has, nor has any of their officers or directors, engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. § 1320a‑7b, or 42 U.S.C. § 1395nn, any other foreign or domestic statute related to any Medical Reimbursement Program or the regulations promulgated pursuant to such statutes or related domestic or foreign, federal, state or local statutes or regulations, or which are prohibited by binding rules of professional conduct, including but not limited to the following:  (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another with the intent to secure such benefit or payment fraudulently; (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (i) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable Third Party Payors, or (ii) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable Third Party Payors, except in each case for any such prohibited activity that could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.23.Licensing and Accreditation.

(a)On the Effective Date, each of the Orthofix Entities has, to the extent applicable or required in connection with the business of such Orthofix Entity:  (i) obtained and maintains in good standing all material required licenses; (ii) to the extent reasonably determined to be material to the business of such Orthofix Entity in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (iii) obtained and maintains Medicaid

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Certification and Medicare Certification; and (iv) entered into and maintains in good standing its Medicare Provider Agreement and its Medicaid Provider Agreement, and all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited, and

(b)On each date after the Effective Date, each of the Orthofix Entities has, to the extent applicable:  (i) obtained and maintains in good standing all required licenses; (ii) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (iii) obtained and maintains Medicaid Certification and Medicare Certification; and (iv) entered into and maintains in good standing its Medicare Provider Agreement and its Medicaid Provider Agreement, except in each case to the extent the absence of such license, accreditation, certification or good standing could not reasonably be expected to have a Material Adverse Effect.  All such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited, except in each case to the extent such revocation, suspension or other limitation could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.24.Other Regulatory Protection.

(a)Each Orthofix Entity is in compliance with all applicable rules, regulations and other requirements of the FDA, the FTC, OSHA the Consumer Product Safety Commission, the U.S. Customs Service and the U.S. Postal Service and all other state, federal or foreign regulatory authorities, or jurisdictions in which any of the Orthofix Entities do business or distribute and market products, except to the extent that any such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and

(b)Neither the FDA, the FTC, OSHA, the Consumer Product Safety Commission, nor any other such regulatory authority has requested (or, to the knowledge of any Responsible Officer, are considering requesting) any product recalls or other enforcement actions that (a) if not complied with, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and (b) with which the Orthofix Entities have not complied within the time period allowed.

SECTION 3.25.Reimbursement From Third Party Payors.  The accounts receivable of the Orthofix Entities have been and will continue to be adjusted to reflect the reimbursement policies (both those most recently published in writing as well as those not in writing which have been verbally communicated) of Third Party Payors in all material respects.  In particular, accounts receivable relating to Third Party Payors do not and shall not exceed amounts any obligee is entered to receive under any capitation arrangement, fee schedule, discount formula, cost‑based reimbursement or other adjustment or limitation to its usual charges in all material respects.

SECTION 3.26.Material Agreements.  No Orthofix Entity is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) except as set forth in clause (b) below, any agreement or instrument to which any such Person is a party, which default, individually or in the aggregate, has, or if not remedied within any applicable grace period could reasonably be expected to have, a Material Adverse Effect or (b) any Medicaid Provider Agreement, Medicare Provider Agreement or other agreement or instrument to which such Person is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or material suspension of Medicaid Certification or Medicare Certification of any such Person.

SECTION 3.27.Affiliate Transactions.  Except as set forth on Schedule 3.27, as of the Effective Date, there are no (a) Intercompany Loans or (b) supply agreements or arrangements that

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involve an obligation of any Loan Party owing to any Non-Loan Party or any other Affiliate of any Orthofix Entity.

SECTION 3.28.Common Enterprise.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.29.Foreign Loan Parties.

(a)Each Foreign Loan Party is subject to civil and commercial laws, rules and regulations, including without limitation, with respect to its obligations under the Loan Documents to which it is a party (collectively, the "Applicable Foreign Loan Party Documents"), and the execution, delivery and performance by such Foreign Loan Party of the Applicable Foreign Loan Party Documents constitute and will constitute private and commercial acts and not public or governmental acts.  No Foreign Loan Party nor any of its property has any immunity from suit, execution, attachment or jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Loan Party is organized and existing, including but without limitation, with respect to its obligations under the Applicable Foreign Loan Party Documents.

(b)On the Effective Date, the Applicable Foreign Loan Party Documents are in proper legal form under the laws, rules and regulations of the jurisdiction in which such Foreign Loan Party is organized and existing for the enforcement thereof against such Foreign Loan Party under the laws, rules and regulations of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  On the Effective Date, it is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents that the Applicable Foreign Loan Party Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which any Foreign Loan Party is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Loan Party Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made, will be made by the Administrative Agent or counsel acting for the Administrative Agent, or is not required to be made until the Applicable Foreign Loan Party Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)On the Effective Date, there is no Tax imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Loan Party is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Loan Party Documents or (ii) on any payment to be made by such Foreign Loan Party pursuant to the Applicable Foreign Loan Party Documents, except as has been disclosed to the Administrative Agent in writing.

(d)On the Effective Date, the execution, delivery and performance of the Applicable Foreign Loan Party Documents executed by such Foreign Loan Party are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Loan Party is organized and

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existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

SECTION 3.30.Classification as Senior Indebtedness.  The Secured Obligations constitute "Senior Indebtedness" under and as may be defined in any agreement governing any outstanding Subordinated Indebtedness and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

SECTION 3.31.Tax Shelter Regulations.  No Borrower intends to treat the Transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011 4).  In the event any Borrower determines to take any action inconsistent with such intention, the Company will promptly notify the Administrative Agent thereof.  If the Company so notifies the Administrative Agent, each Borrower acknowledges that one or more of the Lenders may treat its Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112 1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such treasury regulation.

SECTION 3.32.EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

SECTION 3.33.Existing ABN AMRO Credit Documents.  (a) The commitments of each of the Original Agent (as defined below), the Successor Agent (as defined below) and each lender under the ABN Credit Agreement terminated prior to December 31, 2003, (b) the ABN Credit Agreement and each other ABN Credit Document was terminated and discharged prior to December 31, 2003, (c) all monetary obligations and indebtedness (the "ABN Obligations") to the Original Agent, the Successor Agent, each other secured party or any of their respective successors and assigns evidenced by the ABN Credit Documents were concurrently and indefeasibly repaid in full and irrevocably and unconditionally satisfied, released, discharged and terminated, and (d) all charges, Liens and other security interests of the Original Agent, the Successor Agent, each other secured party and each of their respective successors and assigns in the property of the Company, the Dutch Subsidiaries, or any other Orthofix Entity in which the Company, the Dutch Subsidiaries, or any other Orthofix Entity previously granted to the Original Agent, the Successor Agent, any other secured party or any of their respective successors and assigns to secure all or any portion of the ABN Obligations under the ABN Credit Documents and all guarantees of the ABN Obligations, were concurrently, irrevocably and unconditionally, terminated (opgezegd), waived (afstand gedaan), satisfied, released and discharged in full, in accordance with the applicable laws and in compliance with the relevant ABN Credit Documents.

As used in this Section 3.33, the following terms have the meanings specified below:

"ABN Assignment" means that certain Assignment of Pledged Interest in Orthofix International B.V., dated as of December 17, 1999, by and between the Original Agent and the Successor Agent.

"ABN Credit Agreement" means that certain Credit Agreement dated as of August 21, 1995 by and among National Westminster Bank Plc., New York and Nassau Branches (the "Original Agent"), ABN AMRO Bank N.V., New York Branch and each of its successors and assigns (the "Successor Agent"), Orthofix Inc., as borrower, and the Company, as amended, amended and restated, supplemented or otherwise modified from time to time.

"ABN Credit Documents" means, collectively, the ABN Credit Agreement, the Deed of Pledge, the ABN Assignment and all related instruments, documents and agreements.

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"Deed of Pledge" means that certain Deed of Pledge and Transfer of the Right to Vote, dated as of September 26, 1995, by the Company to the Original Agent.

SECTION 3.34.Plan Assets; Prohibited Transactions .  None of the Loan Parties or any of their Subsidiaries is an entity deemed to hold "plan assets" (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

ARTICLE IV

Conditions

SECTION 4.01.Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), each of which shall in be form and substance and pursuant to documentation reasonably acceptable to the Administrative Agent:

(a)Credit Agreement and Loan Documents.  The Administrative Agent (or its counsel, Winstead PC) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.09 payable to the order of each such requesting Lender, and written opinions addressed to the Administrative Agent, the Issuing Bank and the Lenders of the Loan Parties' U.S. counsel and Dutch counsel (provided that the Administrative Agent's counsel shall provide the Dutch opinion), in each case acceptable to the Administrative Agent.

(b)Financial Statements and Projections.  The Lenders shall have received (i) audited consolidated financial statements of the Company for the 2017 and 2018 fiscal years, (ii) unaudited interim consolidated and consolidating financial statements for the Company, for the fiscal quarter ended June 30, 2019, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of the Loan Parties, as reflected in the audited, consolidated financial statements described in clause (i) of this paragraph and (iv) satisfactory Projections through December 31, 2023.

(c)Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by any officer, director, manager or member of such Loan Party, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of a Borrower, its Financial Officers or directors, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of each Loan Party certified, where applicable, by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or

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other organizational or governing documents, and (ii) a good standing certificate or comparable instrument for each Loan Party from its jurisdiction of organization.

(d)No Default Certificate.  The Administrative Agent shall have received a certificate, signed by the a Financial Officer of each U.S. Borrower and a Director(s) of each Dutch Borrower, dated as of the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct as of such date in all material respects as of such date, except that any representation and warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be true and correct in all respects, and (iii) certifying as to any other factual matters as may be reasonably requested by the Administrative Agent.

(e)Fees.  The Lenders and the Administrative Agent shall have received all fees required to be paid under any fee letter, and all other fees and expenses required to be reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel), before the Effective Date.  All such amounts may be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Company to the Administrative Agent on or before the Effective Date.

(f)Lien Searches.  The Administrative Agent shall have received the results of a recent lien search in the jurisdiction of organization of each Loan Party reasonably requested by the Administrative Agent, and each jurisdiction reasonably requested by the Administrative Agent where assets of the Loan Parties, or such Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except as permitted by Section 6.02.

(g)Credit Termination.  The Administrative Agent shall have received satisfactory evidence Indebtedness (including contingent Indebtedness) not permitted to exist under Section 6.01 has been repaid in full and all commitments for all such Indebtedness have been terminated.

(h)Funding Account.  The Administrative Agent shall have received a notice setting forth the deposit account of the Borrowers (the "Funding Account") to which the Administrative Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(i)Solvency.  The Administrative Agent shall have received a solvency certificate signed by a Financial Officer of each U.S. Borrower and a Director(s) of each Dutch Borrower dated the Effective Date in form and substance reasonably satisfactory to the Administrative Agent.

(j)Insurance.  The Administrative Agent shall have received evidence of insurance coverage for each of the Loan Parties in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of this Agreement and the Security Agreement.

(k)Pledged Equity Interests; Stock Powers; Pledged Notes.  To the extent not previously received, the Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

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(l)Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(m)Priority.  Subject to Liens permitted by Section 6.02 and to the extent required by the Collateral Documents, the Administrative Agent shall have received evidence satisfactory to it of a first and prior lien on all Collateral, including without limitation, Intercompany Loans owing to any Loan Party listed on Schedule 6.01(a).

(n)Legal Due Diligence.  The Administrative Agent and its counsel, including without limitation, U.S. and Dutch, shall have completed all legal due diligence, the results of which shall be satisfactory to Administrative Agent in its sole discretion.  All legal (including tax implications) and regulatory matters shall be satisfactory to the Administrative Agent and Lenders, including but not limited to compliance with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System

(o)Structure.  The corporate structure, capital structure, other debt instruments, material accounts and governing documents of the Orthofix Entities shall be reasonably acceptable to the Administrative Agent.

(p)Approvals.  All governmental and third party approvals necessary in connection with the financing contemplated hereby shall have been obtained and be in full force and effect.

(q)USA PATRIOT Act, Etc.  (i) The Administrative Agent and Lenders shall have received (x) at least five (5) days prior to the Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent request in writing of the Borrowers at least ten (10) days prior to the Effective Date and (y) a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party, and (ii) to the extent any Loan Party qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to a Loan Party as least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Loan Party, shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(r)Other Documents.  The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers, the Lenders and the Issuing Bank of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Local Time, on December 13, 2019 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

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SECTION 4.02.Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)In the case of a Borrowing to be denominated in a Foreign Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in a Foreign Currency) or the Issuing Bank (in the case of any Letter of Credit to be denominated in an Foreign Currency) would make it impracticable for such Borrowing to be denominated in the relevant Foreign Currency.

(d)After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Availability shall not be less than zero.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b), and (d) of this Section.

ARTICLE V

Affirmative Covenants

Until the Payment in Full of all Obligations, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

SECTION 5.01.Financial Statements and Other Information.  The Company will furnish to the Administrative Agent:

(a)within ninety (90) days after the end of each fiscal year of the Company and the Borrowers, (x) the Company's audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or any other independent public accountants of recognized national standing (without a "going concern" or like qualification, commentary or exception, and without any qualification or exception as to the scope of such audit, except, in each case, with respect to, or resulting from, the regularly scheduled maturity of the Commitments, the Loans or other Indebtedness or any anticipated inability to satisfy the financial covenants set forth in Section 6.12 of this Agreement) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently

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applied, accompanied by any management letter prepared by said accountant, and (y) the Company's unaudited consolidating balance sheet and related statement of operations as of the end of and for such year, and

(b)within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (i) its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and if applicable, the absence of footnotes and (ii) its consolidating balance sheet and related statements of operations as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year;

(c)concurrently with any delivery of financial statements under clause (a) or (b) above (collectively or individually, as the context requires, the "Financial Statements"), a certificate of a Financial Officer of the Company in substantially the form of Exhibit B or any other form approved by the Administrative Agent (i) certifying as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, (subject to normal year-end audit adjustments and if applicable, the absence of footnotes except with respect to the audited statements), (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12(a) and (b), (iv) stating whether any material change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the Financial Statements accompanying such certificate; (v) setting forth either a list that identifies each Domestic Subsidiary of the Company that is an Immaterial Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Effective Date or the date of the last such list, and (vi) setting forth either a list that identifies each Material Subsidiary of the Company that is an not Wholly Owned as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Effective Date or the date of the last such list;

(d)concurrently with any delivery of Financial Statements under clause (a) above, a certificate of the accounting firm that reported on such Financial Statements stating whether they obtained knowledge during the course of their examination of such Financial Statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)as soon as available, but in any event no later than sixty (60) days after the end of each fiscal year of the Company, a copy of the detailed annual budget (including a projected consolidated balance sheet, income statement and cash flow statement) of the Company, presented on a quarterly basis with respect to the consolidated income statement only and on an annual basis with respect to all other items, of the upcoming fiscal year (the "Projections"), together with a summary of the material assumptions made in preparation of such annual budget or plan and otherwise in form reasonably satisfactory to the Administrative Agent;

(f)promptly and in any event within ten (10) days after the same become publicly available and without duplication of any documents or information delivered pursuant to another clause of this Section 5.01 or Section 5.02, copies of all periodic and other reports, proxy statements and other

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material information filed by the Company or any other Orthofix Entity with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be;

(g)promptly following any request therefor, copies of any detailed audit reports and final management letters submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of any Orthofix Entity or any of their Subsidiaries, or any audit of any of them;

(h)promptly following any request therefor, (i) such other information regarding the operations, material changes in ownership of Equity Interests of the Company, business affairs and financial condition of any Orthofix Entity, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request (provided that no Orthofix Entity shall be required to disclose (1) any materials subject to a confidentiality obligation binding upon such Orthofix Entity to the extent such disclosure would violate any such obligation and such confidentiality obligation was not created in contemplation of this Agreement or any of the other Loan Documents, or (2) any communications protected by attorney-client privilege the disclosure or inspection of which would waive such privilege as reasonably determined in good faith by Company's counsel), including a detailed listing of all changes to Intercompany Loans and any other intercompany advances or transfers made (A) among the Orthofix Entities, (B) among the Loan Parties, (C) between (x) any one or more Loan Parties and (y) any one or more Non-Loan Parties and (D) between (x) any one or more Orthofix Entities and (y) any one or more Affiliates of any Orthofix Entity and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; and

(i)promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Company or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Company or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Company or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Company or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

The Company represents and warrants that it, its controlling Person and any Subsidiary, in each case, if any, files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Company hereby (x) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.01(a)(i) and (ii) and Section 5.01(b) above, along with the Loan Documents, available to Public-Siders and (y) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities.  The Company will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Company has no outstanding publicly traded securities, including 144A securities.  In no event shall the Administrative Agent post compliance certificates or budgets to Public-Siders.

Documents required to be delivered pursuant to Sections 5.01(a), (b), (f) and (g) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (x) on which the Company posts such documents, or provides a link thereto on the Company's website; or (y) on which

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such documents are posted on the Company's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided that the Company shall, in the case of the documents required to be delivered pursuant to Sections 5.01(a) and (b) notify (by facsimile or electronic mail) the Administrative Agent of the posting of any such documents (who shall then give notice of any such posting to the Lenders) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents or provides a link thereto.

SECTION 5.02.Notices of Material Events.  The Company will furnish to the Administrative Agent prompt (but in any event within any time period that may be specified below)(for distribution to each Lender) written notice upon any Responsible Officer of the Loan Parties becoming aware of the following:

(a)the occurrence of any Default;

(b)receipt of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened in writing against any Orthofix Entity that (i) alleges criminal misconduct by any Orthofix Entity (except to the extent disclosure of such investigation is prohibited by applicable Law or court order), (ii) alleges the violation of, or seeks to impose remedies against any Orthofix Entity under, any Environmental Law or related Requirement of Law, or seeks to impose Environmental Liability, that could reasonably be expected to have a Material Adverse Effect; (iii) asserts liability on the part of any Orthofix Entity in excess of the Dollar Amount of $2,000,000 in respect of any tax, fee, assessment, or other governmental charge, (iv) involves any material product recall with respect to any Orthofix Entity or (v) could reasonably be expected to have a Material Adverse Effect;

(c)the occurrence of (i) any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Orthofix Entities in an aggregate amount exceeding the Dollar Amount of $1,000,000, (ii) the United Kingdom Pensions Regulator issuing a financial support direction or a contribution notice (as those terms are defined in the United Kingdom Pensions Act 2004) in relation to any Foreign Pension Plan, (iii) any amount being due to any Foreign Pension Plan pursuant to Section 75 or 75A of the United Kingdom Pensions Act 1995, and/or (iv) an amount becoming payable under section 75 or 75A of the United Kingdom Pensions Act of 1995;

(d)(i) any involvement of any Orthofix Entity in a pending civil investigation or civil action related to any Federal, state, local or foreign healthcare program if such investigation or action could reasonably be expected to result in either (A) a loss of license or privilege to operate under (or loss of the benefit of) such jurisdiction or such regulation or program that is necessary in the conduct of its business, or (B) a fine or loss of property, revenue stream or accounts in an aggregate amount in excess of $1,000,000 or (ii) any involvement of any Orthofix Entity in a pending criminal investigation, criminal action, proposed debarment, exclusion or other sanctioning action related to any Federal, state, local or foreign healthcare program;

(e)the institution of any investigation or proceeding against any Orthofix Entity to suspend, revoke or terminate or which may reasonably be expected to result in the termination of any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement, Medicare Certification, material Health Care Permit or exclusion from any Medical Reimbursement Program or Third Party Payor Arrangement;

(f)receipt of any notice from National Westminster Bank Plc., New York and Nassau Branches, ABN AMRO Bank N.V., New York Branch or any of their respective successors and assigns,

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any affiliate of any of the foregoing or any other Person (i) asserting any claims over any assets of the Company, the Dutch Subsidiaries or any other Orthofix Entity related to the ABN Obligations (as such term is defined in Section 3.33 of this Agreement) or any other Indebtedness owed to such Person or (ii) asserting that the ABN Obligations or any other Indebtedness or other obligations owing to National Westminster Bank Plc., New York and Nassau Branches, ABN AMRO Bank N.V., New York Branch or any of their respective successors and assigns are secured, in whole or in part, by any Lien or other security interest granted pursuant to any ABN Credit Document or otherwise;

(g)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(h)any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section shall (i) be in writing, (ii) contain a heading or a reference line that reads "Notice under Section 5.02[(▲)] of Second Amended and Restated Credit Agreement dated October 25, 2019" and (iii) be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.Existence; Conduct of Business.  Each Loan Party will, and will cause each other Orthofix Entity to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its (i) legal existence under the laws of the jurisdiction of its organization, except, with respect to Non-Loan Parties only, where such failure could not reasonably be expected to have a Material Adverse Effect and (ii) the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business (including Health Care Permits) except, with respect to Non-Loan Parties only, where such failure could not reasonably be expected to have a Material Adverse Effect, (b) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (c) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and reasonably related or incidental fields of enterprise thereto.

SECTION 5.04.Payment of Obligations.  Each Loan Party will, and will cause each Orthofix Entity to, pay or discharge (a) all Material Indebtedness and (b) all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except, in the case of clause (b) where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Orthofix Entity has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided, however, that each Loan Party will, and will cause each Orthofix Entity to, remit withholding taxes and other payroll taxes to appropriate government taxing authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

SECTION 5.05.Maintenance of Properties.  Each Loan Party will, and will cause each Orthofix Entity to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation events excepted.

SECTION 5.06.Books and Records; Inspection Rights.  Each Loan Party will, and will cause each Orthofix Entity to, (a) keep proper books of record and account in which full, true and correct entries

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in all material respects are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent, or any consultants, accountants, lawyers, agents and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, conduct at the Orthofix Entities' premises field examinations of the Orthofix Entity's assets, liabilities, books and records, including examining and making extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that (i) so long as no Default or Event of Default has occurred and is continuing, the Borrowers shall only be obligated to pay the expenses of the Administrative Agent in connection with one such visit, inspection and discussion per fiscal year and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.  The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Company's independent public accountants; provided that the Administrative Agent and/or the Lenders shall give the Company not less than ten (10) Business Days' notice prior to initiating discussions with the Company's independent public accountants.  Notwithstanding the foregoing, no Orthofix Entity shall be required to disclose (a) any materials subject to a confidentiality obligation binding upon such Orthofix Entity to the extent such disclosure would violate such obligation or (b) any communications protected by attorney-client privilege the disclosure or inspection of which would waive such privilege.  The Loan Parties acknowledge that subject to Section 9.12, the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Orthofix Entities' assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07.Compliance with Laws and Material Contractual Obligations.  Each Loan Party will, and will cause each Orthofix Entity to, (a) comply in all material respects with each material Requirement of Law applicable to it or its property (including without limitation Environmental Laws, Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, Health Care Laws and the Health Insurance Portability Act of 1996) and requirements of Third Party Payor Arrangements, (b) obtain and maintain all material licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, appropriate Health Care Permits (including, as applicable, Health Care Permits necessary for it to be eligible to receive payment and compensation from and to participate in any Third Party Payor Arrangements), Medicaid Certifications and Medicare Certifications, (c) perform in all material respects its obligations under material agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (d) keep and maintain, in all material respects, all records required to be maintained by any Governmental Authority or otherwise under, or in compliance with, any Health Care Law.  Specifically, but without limiting the foregoing, and except where any such failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:  (x) billing policies, arrangements, protocols and instructions shall comply with reimbursement requirements under Medicare, Medicaid and other Medical Reimbursement Programs and Third Party Payor Arrangements and shall be administered by properly trained personnel; and (y) medical director compensation arrangements and other arrangements with referring physicians shall comply with applicable Health Care Laws.  Each Orthofix Entity will maintain in effect and enforce policies and procedures designed to ensure compliance by such Orthofix Entity and its respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.  Each Orthofix Entity shall maintain a corporate and health care regulatory compliance program ("RCP") which addresses the requirements of Health Care Laws, including without limitation fraud and abuse and HIPAA, and includes at least the following components: (i) standards of conduct and procedures that describe compliance policies regarding laws with an emphasis on prevention

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of fraud and abuse; (ii) a specific officer within high-level personnel identified as having overall responsibility for compliance with such standards and procedures; (iii) training and education programs which effectively communicate the compliance standards and procedures to employees and agents, including fraud and abuse laws and illegal billing practices; (iv) auditing and monitoring systems and reasonable steps for achieving compliance with such standards and procedures including publicizing a reporting system to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (v) disciplinary guidelines and consistent enforcement of compliance policies including discipline of individuals responsible for the failure to detect violations of the RCP; and (vi) mechanisms to immediately respond to detected violations of the RCP. Each Orthofix Entity shall modify such RCPs from time to time, as may be reasonably necessary to ensure continuing compliance with all applicable Health Care Laws. Upon reasonable request, the Administrative Agent (and/or their consultants) shall be permitted to review such RCPs.

SECTION 5.08.Use of Proceeds.

(a)The proceeds of the Loans and the Letters of Credit will be used only for working capital and other general corporate purposes of the Borrowers (including Permitted Acquisitions, Investments permitted pursuant to Section 6.04 and Restricted Payments permitted pursuant to Section 6.08) and to refinance existing Indebtedness.  No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, to purchase or carry margin stock (within the meaning of Regulation U of the Board), to extend credit to others for the purpose of purchasing or carrying margin stock or for any other purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.  Letters of Credit will be issued only to support transactions of the Loan Parties entered into in the ordinary course of business.

(b)The Borrowers will not request any Borrowing or Letter of Credit, and no Borrower shall use, and each Borrower shall procure that each of its Subsidiaries and other Orthofix Entities and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09.Accuracy of Information.  The Loan Parties will ensure that any information, including financial statements or other documents (other than Projections, other forward looking information and information of a general economic nature), furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder (taken as a whole and as modified or supplemented by other information so furnished) contains when furnished no material misstatement of fact or omits to state any material fact necessary to make the statements therein (taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, with respect to the Projections, the Loan Parties will cause the Projections to be prepared in good faith based upon assumptions believed to be reasonable at the time delivered (it being recognized by the Lenders that any projections as to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered by any such Projections may differ from projected results, and such differences may be material).

SECTION 5.10.Insurance.  Each Loan Party will, and will cause each Orthofix Entity to, maintain with financially sound and reputable carriers (a) insurance in such amounts and against such

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risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents.  The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, but no less frequently than annually, information in reasonable detail as to the insurance so maintained.

SECTION 5.11.Appraisals.  At any time after the occurrence of and during the continuation of an Event of Default that the Administrative Agent requests, each Loan Party will, and will cause each Orthofix Entity to, provide the Administrative Agent with appraisals or updates thereof of their assets as requested by the Administrative Agent, including, without limitation, Inventory, Equipment and Real Property, from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by any applicable Requirement of Law; provided, however, that no more than one such appraisal per calendar year shall be at the sole expense of the Borrowers.

SECTION 5.12.Casualty and Condemnation.  The Company will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of the Collateral in excess of $1,000,000 or the commencement of any action or proceeding for the taking of any portion of the Collateral in excess of $1,000,000 or interest therein under power of eminent domain or by condemnation or similar proceeding.

SECTION 5.13.Additional Collateral; Further Assurances.

(a)Subject to applicable Requirements of Law, within 30 days (or such later period as the Administrative Agent may agree in writing in its reasonable discretion) after the time that any Person, except for an Excluded Subsidiary, becomes a Material Subsidiary of the Company as a result of the creation of such Subsidiary, the growth of such Subsidiary or a Permitted Acquisition or otherwise (including by operation of the definition of Immaterial Subsidiary), each Loan Party will cause such Material Subsidiary (other than a Material Subsidiary of the Company that is not Wholly Owned or is an Excluded Subsidiary) to become a Loan Party by executing a Joinder Agreement; provided, that the joinder of any Foreign Subsidiary organized outside of a jurisdiction that an Orthofix Entity is organized in on the Effective Date (except for Brazil) shall be reasonably agreed to in writing by the Required Lenders.  In connection therewith, the Administrative Agent shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to company with the applicable "know your customer" rules and regulations, including the USA Patriot Act.  Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents, (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property or assets of such Loan Party of the type which constitutes Collateral, in accordance with the requirements of the Collateral Documents, pursuant to joinder agreements to the applicable Collateral Documents in such form reasonably deemed appropriate by the Administrative Agent and (iii) shall execute and deliver to the Administrative Agent legal opinions (consistent in scope and substance as such legal opinions delivered on the Effective Date) and related documents as the Administrative Agent may reasonably request with respect to such property and assets.

(b)Each (i) U.S. Loan Party will cause (A) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries and (B) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each first-tier Foreign Subsidiary directly owned by such U.S. Loan Party and (ii) non-U.S.

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Loan Party will cause 100% of the issued and outstanding Equity Interests of each of its Subsidiaries directly owned by such non-U.S. Loan Party, in each case, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the other Secured Parties, pursuant to the terms and conditions of the Loan Documents or other Collateral Documents as the Administrative Agent shall reasonably request.

(c)Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any applicable Requirement of Law in the U.S. or the Netherlands, or such other applicable jurisdiction or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties (unless such action is excluded by the other terms of this Agreement and/or any of the Collateral Documents, as applicable).

(d)If any assets with a fair market value in excess of the Dollar Amount of $2,500,000 are acquired by any Loan Party after the Effective Date (other than (x) assets constituting Collateral under any Collateral Document that become subject to the Lien under such Collateral Document upon acquisition thereof and (y) Excluded Assets), the Company will (i) notify the Administrative Agent thereof, and, if reasonably requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(e)Notwithstanding anything to the contrary set forth herein or in any of the other Loan Documents, no Loan Party shall be required (i) to enter into any Collateral Document governed by the laws of a jurisdiction other than the U.S., the Netherlands and any other jurisdiction in which a Loan Party is organized, (ii) create any Lien in any jurisdiction other than the U.S., the Netherlands and any other jurisdiction in which a Loan Party is organized, (iii) perfect any Lien in any jurisdiction other than the U.S., the Netherlands and any other jurisdiction in which a Loan Party is organized.

SECTION 5.14.Environmental Covenant.  No Orthofix Entity shall use nor permit any third party to use, generate, manufacture, produce, store or Release on, under or about any Real Property, or transfer to or from any Real Property, any Hazardous Materials except in each case, as could not reasonably be expected to have a Material Adverse Effect, provided that if any third party, by act or omission, by intent or by accident, allows any foregoing action to occur, the Orthofix Entity shall promptly remedy such condition, at its sole expense and responsibility in accordance with Section 9.03(b)(iii).

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ARTICLE VI

Negative Covenants

Until the Payment in Full of all Obligations, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

SECTION 6.01.Indebtedness.  No Loan Party will, nor will it permit any Orthofix Entity to, create, incur, assume or suffer to exist any Indebtedness or Disqualified Equity Interests, except:

(a)the Secured Obligations;

(b)Intercompany Loans existing on the Effective Date and set forth on Schedule 6.01(a);

(c)so long as (i) there exists no Default both before and after giving effect to the incurrence of such Indebtedness, and (ii) after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis the Borrowers are in compliance with Section 6.12, unsecured Indebtedness (including Guaranties) (A) among and between the U.S. Loan Parties and Foreign Perfected Subsidiaries, (B) among and between the Domestic Non-Loan Parties and (C) among and between the Foreign Unperfected Subsidiaries, provided that any Indebtedness incurred under this subclause (C) (1) owing by a Non-Loan Party to a Loan Party was made in compliance with Section 6.04 and is subject to a first and prior Lien to secure the Secured Obligations, evidenced by a duly completed and executed promissory note in form satisfactory to the Administrative Agent that has been delivered to the Administrative Agent together with an executed allonge thereto satisfactory to the Administrative Agent and (2) owing by a Loan Party to a Non-Loan Party shall constitute Subordinated Indebtedness that in each case is fully subordinated to the prior payment in full of the Secured Obligations, permits no principal repayments until Payment in Full of all Obligations and permits interest payments only so long as there exists no Default or Event of Default;

(d)so long as (i) there exists no Default both before and after giving effect to the incurrence of such Indebtedness, and (ii) after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis the Borrowers are in compliance with Section 6.12, Indebtedness (including Guaranties) constituting Priority Debt in an aggregate amount of all Indebtedness constituting Priority Debt at any time of incurrence not to exceed the Permitted Priority Debt Cap;

(e)so long as there exists no Default both before and after giving effect to the incurrence of such Indebtedness, unsecured intercompany Indebtedness owed by a Non-Loan Party to a Loan Party, provided that such intercompany Indebtedness was made in compliance with Section 6.04 and is subject to a first and prior Lien to secure the Secured Obligations, evidenced by a duly completed and executed promissory note in form satisfactory to the Administrative Agent that has been delivered to the Administrative Agent together with an executed allonge thereto satisfactory to the Administrative Agent;

(f)so long as (i) there exists no Default both before and after giving effect to the incurrence of such Indebtedness, and (ii) after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis the Borrowers are in compliance with Section 6.12, unsecured Indebtedness (including Guaranties) incurred by the Loan Parties, provided that Indebtedness of any Loan Party owed to any Non-Loan Party shall constitute Subordinated Indebtedness that in each case is fully subordinated to the prior payment in full of the Secured Obligations, permits no principal repayments until Payment in Full of all Obligations and permits interest payments only so long as there exists no Default or Event of Default;

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(g)Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the "Refinance Indebtedness") of any of the Indebtedness described in clause (b), (c), (d), (k) and (n) hereof (such Indebtedness being referred to herein as the "Original Indebtedness"); provided that (i) such Refinance Indebtedness does not increase the principal amount or substantially increase the interest rate of the Original Indebtedness plus the amount of any premiums and accrued and unpaid interest paid on such Original Indebtedness and reasonable fees and expenses associated with such Refinance Indebtedness, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property or assets of any Orthofix Entity, (iii) no Orthofix Entity that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (v) the terms of such Refinance Indebtedness other than fees and interest are not materially less favorable to the obligor thereunder than the original terms of such Original Indebtedness, (vi) if such Original Indebtedness was subordinated in any manner to the Obligations or Secured Obligations (in right of payment, Liens, or remedies), then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness, (vii) if such Original Indebtedness was pledged to secure the Secured Obligations, then the Refinance Indebtedness must also be pledged to the same extent and in the same manner, (viii) the sum of all outstanding Refinance Indebtedness that refinanced Indebtedness originally incurred under clause (k) of this Section 6.01 together with any outstanding Indebtedness of the Orthofix Entities incurred under clause (k) of this Section 6.01 may not exceed the Dollar Amount of $1,000,000 and (ix) the sum of all outstanding Refinance Indebtedness that refinanced Indebtedness originally incurred under clause (n) of this Section 6.01 together with any outstanding Indebtedness of the Orthofix Entities incurred under clause (n) of this Section 6.01 may not exceed on any date of incurrence the greater of (A) $12,500,000 and (B) 12.5% of LTM EBITDA;

(h)Indebtedness owed to any Person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(i)Indebtedness of any Orthofix Entity in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(j)so long as (i) there exists no Default both before and after giving effect to the incurrence of such Indebtedness, and (ii) after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis the Borrowers are in compliance with Section 6.12, Indebtedness constituting Swap Agreement Obligations of the Orthofix Entities and other obligations under Swap Agreements, but only to the extent such agreement is entered into for non-speculative purposes and is permitted by Section 6.07; provided that, (A) no such Indebtedness owing pursuant to this clause (j) may be owed to a Non-Loan Party, (B) any amounts owing to a Loan Party pursuant to this clause (j) shall be unsecured Intercompany Loans pledged to secure the Secured Obligations in accordance with the terms of clause (e) preceding and (C) all such Indebtedness is unsecured except for such Swap Agreements (1) that are entered into with JPMorgan Chase Bank, a Lender or any Affiliate of JPMorgan Chase Bank or a Lender or Person that at the time such Swap Agreement was entered into was a Lender or an Affiliate of a Lender, and (2) that constitute Secured Obligations hereunder;

(k)Indebtedness of the Orthofix Entities consisting of the financing of insurance premiums in the ordinary course of business up to an aggregate amount of all such Indebtedness for all Orthofix Entities outstanding at any one time not to exceed the Dollar Amount of $1,000,000;

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(l)Indebtedness (including Guarantees) arising as a result of a fiscal unity (fiscale eenheid) for Dutch tax purposes; and

(m)Indebtedness incurred under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) used for the purpose of section 2:403 of the Dutch Civil Code (Burgerlijk Wetboek) (and any residual liability (overblijvende aansprakelijkheid) under such declaration arising pursuant to section 2:404, paragraph 2, of the Dutch Civil Code) and issued by any Loan Party in respect of any of its Subsidiaries; and

(n)so long as (i) there exists no Default both before and after giving effect to the incurrence of such Indebtedness, and (ii) after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis the Borrowers are in compliance with Section 6.12, unsecured Indebtedness (including Guaranties) incurred by the Non-Loan Parties not to exceed in the aggregate for all Non-Loan Parties outstanding on any date of incurrence the greater of (A) $12,500,000 and (B) 12.5% of LTM EBITDA.

SECTION 6.02.Liens.  No Loan Party will, nor will it permit any Orthofix Entity to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:

(a)Liens securing the Secured Obligations;

(b)Permitted Encumbrances;

(c)Liens (i) arising solely by virtue of any contractual, statutory or common law provision relating to banker's liens, rights of set-off or similar rights and (ii) of a collecting bank arising in the ordinary course of business under Section 4-208 or 4-210 of the UCC (or equivalent in a foreign jurisdiction) in effect in the relevant jurisdiction covering only the items being collected upon;

(d)Liens on fixed or capital assets acquired, constructed or improved by any Orthofix Entity; provided that (i) such Liens secure Indebtedness that is Priority Debt included in the calculation of the Permitted Priority Debt Cap, (ii) such Indebtedness was permitted to be incurred by Section 6.01, (iii) such Liens are only on the fixed or capital assets acquired, constructed or improved, and do not apply to any other property or assets of any Orthofix Entity and (iv) Liens on assets or properties of the Loan Parties that would otherwise constitute Collateral may not secure Indebtedness in an amount in excess of the amount of Other Available Funds on the date of the granting of such Lien;

(e)Liens granted by a Non-Loan Party in favor of a Loan Party in respect of Indebtedness owed by such Non-Loan Party;

(f)Liens on assets and properties that are not Collateral securing Priority Debt permitted to be incurred under Section 6.01(d), provided that all such Priority Debt in the aggregate together with all other Priority Debt (without duplication) does not exceed the Permitted Priority Debt Cap on the date such Liens are granted;

(g)Liens of the Orthofix Entities on insurance policies and the proceeds thereof securing any financing of the premiums with respect thereto permitted under the terms of this Agreement;

(h)precautionary UCC filings (or equivalent filings or registrations in foreign jurisdictions) by lessors under operating leases covering solely the property subject to such leases;

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(i)(i) earnest money deposits in respect of (A) any Permitted Acquisition or (B) any other Investment permitted by Section 6.04 and (ii) deposits to secure indemnification obligations relating to any disposition or Investment permitted by this Agreement;

(j)Liens of sellers of goods to the any Orthofix Entity arising under Article 2 of the UCC (or equivalent in foreign jurisdictions) in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(k)(i) any interest or title of a lessor or licensor under any lease or license entered into by an Orthofix Entity in the ordinary course of its business and covering only the assets so leased or licensed and (ii) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company and its subsidiaries, (ii) secure any Indebtedness, or (iii) constitute a Disposition (unless permitted by Section 6.05);

(l)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business of the Orthofix Entities;

(m)other Liens on assets and properties that are not Collateral securing Indebtedness or other liabilities permitted to be incurred hereunder in an aggregate amount not to exceed the Dollar Amount of $1,000,000 at any time outstanding;

(n)Liens arising as a result of a fiscal unity (fiscale eenheid) for Dutch tax purposes; and

(o)Liens arising under the Dutch General Banking Conditions (Algemene Bankvoorwaarden) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions, provided that the relevant Loan Party organized in the Netherlands has used its commercially reasonable efforts to procure that the relevant account bank consents to the right of pledge (to be) granted under the relevant Security Agreement and waives any right of pledge on the bank account(s) held with such account bank as required under the relevant Security Agreement.

Notwithstanding the foregoing provision or any other provision in this Agreement or in any Loan Document to the contrary, none of the Equity Interests of the Subsidiaries of the Company shall be subject to any Lien at any time except for Liens described in clause (a) of the definition of Permitted Encumbrances.

SECTION 6.03.Fundamental Changes.

(a)No Loan Party will, nor will it permit any Orthofix Entity to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, in each case subject to Section 6.14, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing,

(i)any Subsidiary of the Company may merge into a U.S. Borrower in a transaction in which such U.S. Borrower is the surviving entity,

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(ii)any Domestic Subsidiary of the Company (other than a U.S. Borrower) may merge into a U.S. Loan Party in a transaction in which such U.S. Loan Party, as applicable, is the surviving entity or the resulting merged Person is a U.S. Loan Party,

(iii)any Domestic Non-Loan Party may merge into another Domestic Non-Loan Party,

(iv)any Foreign Subsidiary of the Company may merge into a Borrower organized in the same foreign jurisdiction as such Foreign Subsidiary in a transaction in which such Borrower is the surviving entity,

(v)any Foreign Subsidiary of the Company (other than a Borrower) may merge into an Orthofix Entity organized in the same foreign country as such Foreign Subsidiary, but only so long as a Loan Party is the surviving entity if either such Foreign Subsidiary is a Loan Party,

(vi)any Orthofix Entity (other than a Borrower) may merge with any Person in connection with a Permitted Acquisition or other investment permitted by Section 6.04, but only so long as a (A) a Loan Party is the surviving entity if any party to such merger is a Loan Party and (B) a U.S. Loan Party is the surviving entity if any party to such merger is a U.S. Loan Party,

(vii)any Non-Loan Party may liquidate or dissolve if the Borrowers determine in good faith and reasonably that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders,

(viii)any Dutch Borrower may merge into another Dutch Borrower,

(ix)

(A)any Domestic Subsidiary of the Company (other than a U.S. Borrower) that has no assets, or that has sold, disposed of or otherwise transferred all of its assets to a U.S. Loan Party may liquidate or dissolve,

(B)any Foreign Subsidiary of the Company (other than a Borrower) that has no assets or that has sold, disposed of or otherwise transferred all of its assets to (I) another Foreign Subsidiary organized in the same jurisdiction, provided that if such Foreign Subsidiary was a Loan Party, then the buyer, transferee or recipient of the assets must be a Loan Party, or (II) a Loan Party, may liquidate or dissolve, or

(C)Orthosonics Limited, Victory Medical Limited and Colgate Medical Limited may liquidate or dissolve upon completion of the applicable proceedings of dissolution or liquidation under applicable law, and

(x)Dispositions to the extent permitted by Section 6.05.

Notwithstanding the foregoing, in each case of clauses (a)(i) through (a)(x) above, if any such transaction involves a Borrower or a Subsidiary Guarantor, such transaction shall only be permitted if the resulting Orthofix Entity or Orthofix Entities are all Wholly Owned directly or indirectly by the Company.

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(b)No Loan Party will, nor will it permit any Orthofix Entity to, engage in any business other than businesses of the type conducted by the Orthofix Entities on the date hereof and businesses reasonably related, ancillary or incidental thereto.

(c)No Loan Party will, nor will it permit any Orthofix Entity to sell, transfer, pledge or otherwise dispose of any Equity Interests in any of the Borrowers or any of the Subsidiary Guarantors, except with respect to the Subsidiary Guarantors that are not Borrowers as permitted by Section 6.05.

(d)No Loan Party will, nor will it permit any Orthofix Entity to, change its fiscal year or any fiscal quarter from the basis in effect on the Effective Date without the consent of the Administrative Agent (which consent shall not be unreasonably withheld).

(e)No Loan Party will, nor will it permit any Orthofix Entity to, change the tax filing elections it has made under the Code, except, if the Company has given five Business Days' prior written notice to the Administrative Agent (or such lesser time period as agreed to by the Administrative Agent), a Subsidiary may change its tax filing elections made under the Code to the extent any such changes (individually or collectively for all changes for all Subsidiaries) could not reasonably be expected to be material and adverse to the interests of the Lenders (from the perspective of a secured lender).

(f)No Loan Party will, nor will it permit any Orthofix Entity to, consummate a Division as the Dividing Person, without the prior written consent of Administrative Agent.  Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.13 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.

SECTION 6.04.Investments, Loans, Advances, Guarantees and Acquisitions.  No Loan Party will, nor will it permit any Orthofix Entity to, form any subsidiary after the Effective Date, or purchase, hold or acquire (including pursuant to any merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or consummate an Acquisition (collectively, "Investments"), except, in each case subject to Section 6.14:

(a)cash and Permitted Investments;

(b)Investments in existence on the date hereof and described on Schedule 6.04;

(c)Investments (excluding loans or advances) by the Orthofix Entities in Equity Interests (including capital contributions) in their respective Subsidiaries, provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in Section 5.13), and (ii) Investments made by Loan Parties in Non-Loan Parties and Investments made by U.S. Loan Parties and Domestic Subsidiaries in any Foreign Subsidiary may in each case only be made under this clause (c) so long as (A) there exists no Default both before and after giving effect to the making of any such Investment, and (B) after giving effect to the making of any such Investment on a Pro Forma Basis, the Total Net Leverage Ratio shall not be more than 3.00 to 1.00;

(d)loans or advances among the Orthofix Entities, provided that (i) any such loans and advances owing to a Loan Party shall be evidenced by a promissory note in form satisfactory to the

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Administrative Agent pledged pursuant to the Security Agreement and such note and a duly completed and executed allonge thereto in form satisfactory to the Administrative Agent shall be delivered to the Administrative Agent promptly after execution thereof and (ii) loans and advances made by Loan Parties to Non-Loan Parties and loans and advances made by U.S. Loan Parties and Domestic Subsidiaries to any Foreign Subsidiary may in each case only be made under this clause (d) so long as (A) there exists no Default both before and after giving effect to the making of any such Investment, and (B) after giving effect to the making of any such Investment on a Pro Forma Basis, the Total Net Leverage Ratio shall not be more than 3.00 to 1.00;

(e)Guarantees constituting Indebtedness permitted by Section 6.01, provided that Guarantees by Loan Parties of Indebtedness of Non-Loan Parties and Guaranties by U.S. Loan Parties and Domestic Subsidiaries of Indebtedness of any Foreign Subsidiary may in each case only be made under this clause (e) so long as (A) there exists no Default both before and after giving effect to the making of any such Investment, and (B) after giving effect to the making of any such Investment on a Pro Forma Basis, the Total Net Leverage Ratio shall not be more than 3.00 to 1.00;

(f)loans or advances made by an Orthofix Entity to its employees in the ordinary course of business for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of the Dollar Amount of $1,000,000 in the aggregate at any one time outstanding for all Orthofix Entities;

(g)notes payable, or stock or other securities issued by Account Debtors to an Orthofix Entity pursuant to (i) negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business or (ii) any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

(h)Investments in the form of Swap Agreements permitted by Section 6.07;

(i)Investments constituting deposits described in any of clauses (c) and (d) of the definition of the term "Permitted Encumbrances" and Section 6.02(i);

(j)Investments received in connection with the disposition of assets permitted by Section 6.05;

(k)Permitted Acquisitions and Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investment was not made in contemplation of such Permitted Acquisition;

(l)Investments relating to the licensing, commercialization, development, marketing and distribution of orthopedic products (including Investments in joint ventures entered into in connection with the licensing, commercialization, development, marketing and distribution of orthopedic products) to the extent capitalized, in an aggregate amount for the Orthofix Entities not to exceed, in any fiscal year of the Company, the Dollar Amount of the greater of (i) $10,000,000 and (ii) 10% of LTM EBITDA, so long as (x) there exists no Default both before and after giving effect to the making of such Investment and (y) after giving effect to the making of such Investments on a Pro Forma Basis the Borrowers are in compliance with Section 6.12;

(m)so long as (i) there exists no Default both before and after giving effect to the making of any such Investment and (ii) after giving effect to the making of any such Investment on a Pro Forma Basis the Borrowers are in compliance with Section 6.12, other Investments (including intercompany Investments, loans, advances, and Guarantees by Loan Parties of Indebtedness of Non-Loan

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Parties) by any Orthofix Entity; provided that all such Investments made under this clause (m) may not exceed the amount of Other Available Funds on the date of such Investment;

(n)the specified Investment disclosed by the Company to the Administrative Agent and the Lenders in the notice delivered prior to the date hereof and subject to the terms described in such notice;

(o)(i) bank deposits in the ordinary course of business, (ii) accounts receivables owing if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (iii) endorsement of negotiable instruments held for collection in the ordinary course of business and (iv) lease, utility and other similar deposits in the ordinary course of business; and

(p)to the extent constituting Investments, contingent obligations (i) arising with respect to customary indemnification obligations in connection with Permitted Acquisitions or other Investments permitted by this Section 6.04 or in favor of purchasers in connection with dispositions permitted under Section 6.05, (ii) in respect of obligations to make Restricted Payments that are permitted to be made under the terms of Section 6.08.

The amount of any Investment outstanding as of any time shall be the Dollar Amount of the original cost of such Investment (which, in the case of any Investment constituting the contribution of asset or property, shall be based on the Company's good faith and reasonable estimate of the fair market value of such asset or property at the time such Investment is made) without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment less the fair market value (as determined by the Borrower in good faith and reasonably) of all amounts received by or cash returned in respect thereof.

SECTION 6.05.Asset Sales.  No Loan Party will, nor will it permit any Orthofix Entity to, sell, transfer, lease or otherwise Dispose of any asset, including any Equity Interest owned by it, nor will any Company and the Borrowers permit any Subsidiary of the Company to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Wholly Owned Subsidiary of the Company in compliance with Section 6.04), except, in each case subject to Section 6.14:

(a)sales, transfers and Dispositions of (i) Inventory in the ordinary course of business, (ii) used, obsolete, worn out or surplus Equipment or property in the ordinary course of business and (iii) cash and cash equivalents in connection with a transaction permitted by the terms of this Agreement;

(b)sales, transfers and Dispositions of assets (i) among Loan Parties only, provided that such sales, transfers or Dispositions among Loan Parties are permitted only so long as either (A) the transferee Loan Party is in the same country as the transferor Loan Party or (B) the transferee is a U.S. Loan Party, (ii) among Non-Loan Parties in the same country only, (iii) where the transferor is a Non-Loan Party and the transferee is Loan Party in the same country, but only to the extent that such sale, transfer or other Disposition of assets is at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm's-length basis from unrelated third parties and (iv) so long as there exists no Default both before and after giving effect to any such sale, transfer or Disposition, among the Orthofix Entities where either (x) the transferor is a Loan Party and the transferee is a Non-Loan Party, (y) the transferor is a U.S. Loan Party and the transferee is a Loan Party that is a Foreign Subsidiary or (z) the transferor is a Non-Loan Party and the transferee is an Orthofix Entity in a different country, provided that (A) if the Total Net Leverage Ratio is in excess of 3.00 to 1.00 on any date of making of a sale, transfer or other Disposition, the aggregate book value of such assets sold, transferred or otherwise Disposed of on such date (in each case determined without regard to any write-down or write-offs)

Second Amended and Restated Credit Agreement (Orthofix), Page 116

permitted under clause (iv) shall not exceed the amount of Other Available Funds on the date of such sale, transfer or Disposition and (B) no Disposition of Equity Interests in (1) any of the Borrowers, (2) any of the Subsidiary Guarantors, or (3) any other Subsidiary may be sold under this clause (b), except, (x) Subsidiaries that are not Borrowers, provided that in the case of such sales under clause (2), such Subsidiary Guarantor continues to be wholly-owned by a Loan Party in the same country and remains a Subsidiary Guarantor after giving effect to such sale and (y) in the case of sales under clauses (2) and (3), all Equity Interests in such Subsidiary are sold;

(c)sales, transfers and Dispositions of Accounts (excluding sales or dispositions in a factoring arrangement) in connection with the compromise, settlement or collection thereof;

(d)sales, transfers and Dispositions of Permitted Investments;

(e)Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Orthofix Entity;

(f)so long as (x) there exists no Default both before and after giving effect to any such sale, lease, transfer or Disposition and (y) after giving effect to such sale, lease, transfer or Disposition on a Pro Forma Basis the Borrowers are in compliance with Section 6.12, sales, leases, transfers and other Dispositions of assets (except Equity Interests in (A) any Borrower or (B) any Subsidiary that is not a Borrower unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section, provided that (i) the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (f) shall not exceed the Dollar Amount of (A) $80,000,000 during any fiscal year of the Company and (B) $120,000,000 in the aggregate over the term of this Agreement and (ii) all sales, transfers, leases and other Dispositions permitted under this clause (f) shall be made for fair value and at least 70% cash consideration;

(g)the termination of Swap Agreements permitted by Section 6.07;

(h)transactions permitted under Section 6.03(a), transactions constituting Restricted Payments made pursuant to and in accordance with the provisions of Section 6.08, transactions constituting the granting of Liens permitted under Section 6.02 and transactions constituting Investments permitted under Section 6.04;

(i)so long as (x) there exists no Default both before and after giving effect to any such factoring or disposition of receivables and (y) after giving effect to such factoring or disposition of receivables on a Pro Forma Basis the Borrowers are in compliance with Section 6.12, (i) the factoring or disposition of receivables by Orthofix-Italy in the ordinary course of business and (ii) the factoring or disposition of receivables by U.S. Loan Parties in the ordinary course of business; provided, that the aggregate fair market value of all receivables factored or disposed of in reliance on this clause (i)(ii) during the term of this Agreement shall not exceed the Dollar Amount of the greater of (A) $12,500,000 and (B) 12.5% of LTM EBITDA;

(j)non-exclusive licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering with the business of the Orthofix Entities;

(k)forgiveness or discounting, on a non-recourse basis and in the ordinary course of business, of past due accounts in connection with the collection or compromise thereof or the settlement of delinquent accounts or in connection with the bankruptcy or reorganization of suppliers or customers;

Second Amended and Restated Credit Agreement (Orthofix), Page 117

(l)the abandonment of intellectual property rights which, in the reasonable good faith determination of the Company, are no longer used or useful to the business of any Orthofix Entity;

(m)sales or disposals of Equity Interests of any Foreign Subsidiary that is not a Borrower or a Subsidiary Guarantor in order to qualify a member of the board of directors (or equivalent governing body) of such Person if and to the extent required by applicable law;

(n)so long as (x) there exists no Default both before and after giving effect to any such sale, lease, transfer or disposition and (y) after giving effect to such sale, lease, transfer or Disposition on a Pro Forma Basis the Borrowers are in compliance with Section 6.12, sales, leases, transfers and other Dispositions of assets (except Equity Interests in (A) any Borrower or (B) any Subsidiary that is not a Borrower unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section, provided that (i) the aggregate fair market value of all assets sold, transferred or otherwise Disposed of in reliance upon this clause (n) during the term of this Agreement shall not exceed the Dollar Amount of the greater of (A) $7,500,000 and (B) 7.5% of LTM EBITDA and (ii) all sales, transfers, leases and other Dispositions permitted under this clause (n) shall be made for fair value;

(o)so long as (x) there exists no Default both before and after giving effect to any such sale, lease, transfer or Disposition and (y) after giving effect to such sale, lease, transfer or Disposition on a Pro Forma Basis the Borrowers are in compliance with Section 6.12, sales, leases, transfers and other Dispositions of any assets (excluding Equity Interests), but only to the extent such sale, lease, transfer or other Disposition is made together with a concurrent purchase of, or exchange for, comparable assets of another Person (an "Asset Swap"), in each case so long as (i) the aggregate fair market value of all assets sold, transferred or otherwise Disposed of in reliance upon this clause (o) during the term of this Agreement shall not exceed the Dollar Amount equal to the greater of (A) $7,500,000 and (B) 7.5% of LTM EBITDA, (ii) after giving effect to such Asset Swap, to the extent that any assets that were swapped constituted Collateral, (x) the comparable assets shall also constitute Collateral in the same manner and to the same extent as the prior Collateral and the Loan Parties shall be in compliance with Section 5.13 (within the time period specified therein) and (iii) such Asset Swap is not material and adverse to the Secured Parties (from the perspective of a secured lender); and

(p)the disposition, transfer and termination of all rights in respect of the Company's Investment in eNeura, Inc.

SECTION 6.06.Sale and Leaseback Transactions.  No Loan Party will, nor will it permit any Orthofix Entity to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property, except, sale and leaseback transactions to the extent any resulting Indebtedness is permitted under Section 6.01 and any Disposition in connection with such transaction is permitted by Section 6.05 of this Agreement, so long as (a) there exists no Default both before and after giving effect to any such sale and leaseback transaction, (b) after giving effect to such transaction on a Pro Forma Basis the Borrowers are in compliance with Section 6.12, and (c) the aggregate amount of all such sales and leasebacks made in reliance on this Section 6.06 shall not exceed the Dollar Amount of (i) $40,000,000 during any fiscal year of the Company and (ii) $60,000,000 in the aggregate over the term of this Agreement.

SECTION 6.07.Swap Agreements.  No Loan Party will, nor will it permit any Orthofix Entity to, enter into any Swap Agreement, except Swap Agreements entered into to hedge or mitigate risks to which any Orthofix Entity has actual exposure (other than those in respect of Equity Interests of any Subsidiary of the Company), and for non-speculative purposes, and only so long as (a) all such agreements are unsecured unless such Swap Agreement is entered into with JPMorgan Chase Bank, a

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Lender or an Affiliate of JPMorgan Chase Bank or a Lender and constitute Secured Obligations, (b) no Indebtedness under any Swap Agreement may be owed to a Non-Loan Party, and (c) any amounts owing to a Loan Party pursuant to this Section 6.07 shall be unsecured Intercompany Loans pledged to secure the Secured Obligations.

SECTION 6.08.Restricted Payments; Certain Payments of Indebtedness.  No Loan Party will, nor will it permit any Orthofix Entity to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a)the Company may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock;

(b)[Reserved];

(c)the Subsidiaries of the Company or any Subsidiary may declare and pay Restricted Payments ratably to their direct holders of their Equity Interests;

(d)so long as (A) there exists no Default both before and after giving effect to the making of each such Restricted Payment, and (B) after giving effect to the making of any such Restricted Payment on a Pro Forma Basis, the Total Net Leverage Ratio shall not be more than 3.00 to 1.00, the Company (and to the extent constituting Restricted Payments under clauses (iv) and (v) of the definition of Restricted Payments, its Subsidiaries) may make any Restricted Payment (including any earnout permitted by Section 6.01);

(e)payment of regularly scheduled interest and principal payments as and when due in respect of any Subordinated Indebtedness, except (i) payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof, (ii) principal and interest payments on Subordinated Indebtedness owed to Persons that are not Orthofix Entities after the occurrence and during the continuance of an Event of Default and (iii) after the occurrence and during the continuance of an Event of Default, payments in respect of Intercompany Loans owed by (x) any one or more Loan Parties to any Non-Loan Party and (y) any Orthofix Entity to any non-Wholly Owned Orthofix Entity;

(f)any Loan Party may make any Restricted Payment constituting a payment on Intercompany Loans to any other Loan Party;

(g)any Non-Loan Party may make a Restricted Payment to another Non-Loan Party or a Loan Party;

(h)the Company may (i) issue Equity Interests in the Company, (ii) purchase Equity Interests in the Company from present or former officers or employees of any Orthofix Entity upon the death, disability or termination of employment of such officer or employee, provided that no Default then exists or would result therefrom and the aggregate amount of payments made under this clause (h)(ii) shall not exceed the Dollar Amount of $1,000,000 during any fiscal year of the Company;

(i)so long as (1) there exists no Default both before and after giving effect to the making of each such Restricted Payment and (2) after giving effect to any Borrowings or other transactions made in connection with such Restricted Payment on a Pro Forma Basis the Borrowers are in compliance with Section 6.12, the Loan Parties may make additional Restricted Payments in an amount in the aggregate not to exceed the Dollar Amount of $12,500,000 during any fiscal year of the Company; and

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(j)the Company and its non-Wholly Owned Subsidiaries may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof.

SECTION 6.09.Transactions with Affiliates.  No Loan Party will, nor will it permit any Orthofix Entity to sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates or any Non-Loan Parties, except (a) transactions that are at prices and on terms and conditions not less favorable to such Orthofix Entity or Loan Party, respectively, than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the U.S. Loan Parties and between or among the Foreign Perfected Subsidiaries not involving any other Orthofix Entity or other Affiliate, (c) any issuances by the Company of Equity Interests, awards or grants of equity securities, stock options and stock ownership plans approved by the Company's board of directors, (d) transactions not involving an agreement amount in excess of (i) the Dollar Amount of $2,500,000 per transaction (or series of related transactions) and (ii) the Dollar Amount of $2,500,000 in the aggregate for all such transactions outstanding at any time, (e) Restricted Payments permitted by Section 6.08, (f) Investments permitted by Section 6.04 and (g) the payment of reasonable fees to directors of any Orthofix Entity who are not employees of such Orthofix Entity, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Orthofix Entities in the ordinary course of business.

SECTION 6.10.Restrictive Agreements.  No Loan Party will, nor will it permit any Orthofix Entity directly or indirectly to enter into, incur or permit to exist any agreement or other consensual arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Orthofix Entity to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary of the Company to pay dividends or other distributions with respect to any Equity Interests or to make or repay loans or advances to any Borrower or any other Orthofix Entity or to Guarantee Indebtedness of any other Orthofix Entity; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any requirement of law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), or at the time any Subsidiary becomes a Subsidiary of the Company, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Company, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any property pending such sale, provided such restrictions and conditions apply only to such property that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses and contracts restricting the assignment thereof, (vi) clause (a) of the foregoing shall not apply with respect to software and other intellectual property licenses pursuant to which an Orthofix Entity is the licensee of the relevant software or intellectual property, as the case may be (in which case, any such prohibition or limitation shall relate only to the assets subject to the applicable licenses), (vii) clauses (a) and (b) of the foregoing shall not apply to agreements relating to Indebtedness of any Non-Loan Party permitted to be incurred hereunder by such Non-Loan Party (in which case any such prohibit or limitation shall relate only to such Non-Loan Party), (viii) clauses (a) and (b) of the foregoing shall not apply with respect to provisions contained in joint venture agreements or similar agreements entered into in the ordinary course of business and permitted by the terms of this Agreement, so long as in each case such provisions are applicable only to such joint venture, its assets and any equity interests therein, and (ix) restrictions imposed by any agreement governing Indebtedness entered into after the Effective Date and permitted under Section 6.01 that are, taken as a whole, in the reasonable good faith judgment of the Company, no more restrictive with respect to the Company or any

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Subsidiary than the then customary market terms for Indebtedness of such type (but which shall permit the Liens on the Collateral pursuant to the Loan Documents), so long as the Company shall have determined in good faith and reasonably that such restrictions will not affect the obligation or ability of the Company and the Subsidiaries to make any payments required to be made by it hereunder, become a Loan Party (to the extent so required by Section 5.13) or perform obligations required to be performed by it under the Loan Documents (including obligations to provide Collateral and guarantees under the Loan Documents) and (x) any encumbrances or restrictions of the types referred to in clauses  (i) through (ix) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts referred to therein; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith and reasonable judgment of the Company, no more restrictive with respect to such encumbrance or other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 6.11.Amendment of Material Documents.  No Loan Party will, nor will it permit any Orthofix Entity to, amend, modify or waive any of its rights under (a) (i) any agreement relating to any Subordinated Indebtedness or (ii) any Intercompany Loan, in each case, without the consent of the Administrative Agent to the extent any such amendment, modification or waiver would be adverse to the Lenders in any material respect (from the perspective of a secured lender) (or except as specifically permitted in any applicable intercreditor, subordination or similar agreement) or (b) its charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents, without the consent of the Required Lenders, to the extent any such amendment, modification or waiver would be adverse to the Lenders in any material respect.

SECTION 6.12.Financial Covenants.

(a)Interest Coverage Ratio.  The Company and the other Loan Parties will not permit the Interest Coverage Ratio, for any period of four consecutive fiscal quarters, to be less than 3.00:1.00 as of the last day of such four fiscal quarter period.

(b)Total Net Leverage Ratio.  The Company and the other Loan Parties will not permit the Total Net Leverage Ratio, on the last day of any fiscal quarter, to be greater than 3.50:1.00 (the "Maximum Total Net Leverage Ratio"), except as permitted below.

Notwithstanding the foregoing but subject to the final sentence in this paragraph, upon the consummation of a Material Acquisition during the term of this Agreement, the Total Net Leverage Ratio may be greater than the Maximum Total Net Leverage Ratio for the first four fiscal quarters ending after the date of the consummation of such Material Acquisition (the "Increase Period"), but in no event shall the Total Net Leverage Ratio be greater than 4.00 to 1.00 as of the last day of any fiscal quarter (the "Permitted Leverage Increase").  After the Increase Period, the Total Net Leverage Ratio may not be greater than the Maximum Total Net Leverage Ratio as of the last day of each fiscal quarter of the Company until another permitted Increase Period occurs.  There may be more than one Permitted Leverage Increase during the term of this Agreement but only so long as there are two full fiscal quarters of compliance with the Maximum Total Net Leverage Ratio prior to the commencement of another Permitted Leverage Increase.  Notwithstanding the preceding, the Permitted Leverage Increase provided for during each Increase Period in this paragraph shall only apply (1) with respect to the quarterly calculations of the financial covenants specifically required by this Section 6.12, and (2) for purposes of determining the permissibility of any Material Acquisition in accordance with the terms of this Agreement, and for no other purpose (including but not limited to any permissive bucket, governor or any other requirement for which compliance with any one or

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more of the financial covenants in this Section 6.12 is required by this Agreement or by any other Loan Document).

SECTION 6.13.Accounts.

(a)Set forth on Schedule 6.13 is a complete and accurate list of all checking, savings or other accounts (including securities accounts) of the Orthofix Entities at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person (other than Excluded Deposit Accounts) as of the Effective Date.  At any time on or after the Effective Date, no Loan Party will, nor will it permit any of the Subsidiaries of the Company organized in the U.S. to open, maintain or otherwise have any checking, savings or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (i) deposit accounts that are subject to a Deposit Account Control Agreement (as such term is defined in the Security Agreement), (ii) securities accounts that are subject to a Securities Account Control Agreement (as such term is defined in the Security Agreement), (iii) Excluded Deposit Accounts, (iv) cash collateral accounts required by the terms of this Agreement and the other Loan Documents and (v) other deposit accounts, so long as at any time the balance in any such account does not exceed the Dollar Amount of $500,000 and the aggregate balance in all such accounts does not exceed the Dollar Amount of $1,500,000.

(b)The Loan Parties shall segregate collections made from Medical Reimbursement Programs, from collections made from all other Account Debtors and customers of the applicable Loan Parties, including, without limitation, to the extent not already accomplished, by (i) notifying all payors (other than Medical Reimbursement Programs) then instructed to make payments to such Loan Parties’ deposit accounts to make payments to a deposit account other than a Segregated Governmental Account that is subject to a Deposit Account Control Agreement (such accounts, "Other Accounts"), and (ii) notifying all Medical Reimbursement Programs to make payments to a Segregated Governmental Account that is a zero balance account.  The Loan Parties shall not change the zero balance nature of any Segregated Governmental Account.  To the extent any Person, whether a Governmental Payor or otherwise, remits payments to an incorrect deposit account or otherwise makes payments not in accordance with the provisions of this Section 6.13(b) or an applicable Loan Parties’ payment direction, such Loan Party shall contact such Person and use its commercially reasonable efforts to redirect payment from such Person in accordance with the terms hereof.

SECTION 6.14.Transfer of Assets and Properties of Orthofix Entities.  Notwithstanding (1) the provisions of Section 6.03, Section 6.04, Section 6.05 and Section 6.08, and (2) any other provision in this Agreement or in any other Loan Document (except the U.S. Security Agreement) to the contrary, the sum of the aggregate fair market value of all assets and properties (a) owned by any Orthofix Entity that is a U.S. Person (that is not cash or a Permitted Investment) and sold, transferred or otherwise Disposed of to any Person that is not a U.S. Loan Party, except in each case sales, transfers and Dispositions (x) in the ordinary course of business permitted by Sections 6.05(a), (c), (j) (so long such sale, transfer or Disposition under clause (j) has not materially reduced the value of such asset), and (k), (y) permitted by Section 6.05(h) but only with respect to Section 6.02 and further limited to Liens securing the Secured Obligations only and (z) permitted by Sections 6.05(e), (i), (o) and (p) (collectively permitted sales, transfers and Dispositions enumerated under clauses (x) and (y) preceding and excluded from the calculation in this Section 6.14, the "Excluded Sales") plus (b) owned by any Orthofix Entity that is a U.S. Person (that is not cash or a Permitted Investment) and used to make any Investment in any Person that is not a U.S. Loan Party, plus (c) owned by any Loan Party that is not a U.S. Loan Party (that is not cash or a Permitted Investment) and sold, transferred or otherwise Disposed of to any Person that is not a U.S. Loan Party or a Loan Party in the same country, except in each case, Excluded Sales, plus (d) owned by any Loan Party that is not a U.S. Loan Party (that is not cash or a Permitted Investment) and

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used to make any Investment in any Person that is not a U.S. Loan Party or a Loan Party in the same country, plus (e) without duplication of items included in clauses (a), (b), (c) and (d) preceding, that constitute Collateral located in the Netherlands that is owned by a Dutch Subsidiary that is a Loan Party and such Collateral remains owned by a Dutch Subsidiary but is relocated to another country (except to the U.S., if the Dutch Subsidiary has taken such action so that such Collateral continues to constitute perfected Collateral to the same extent and in the same manner), may not exceed (i) the greater of (A) the Dollar Amount of $80,000,000 and (B) 16% of the total assets of the Company on a consolidated basis, for any fiscal year of the Company, and (ii) $180,000,000 in the aggregate over the term of this Agreement.

ARTICLE VII

Events of Default

If any of the following events ("Events of Default") shall occur:

(a)the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)any representation, warranty or certification made or deemed made by or on behalf of any Orthofix Entity in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect when made or deemed made, provided that (i) if such representation, warranty or certification by its terms is made only as of a specified date it shall prove to be incorrect on such specified date, and (ii) if such representation, warranty or certification is not subject to any materiality qualifier, then such representation, warranty or certification shall prove to have been materially incorrect when made or deemed made;

(d)any Orthofix Entity shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.03 (with respect to a Loan Party's existence), 5.08 or in Article VI;

(e)any Orthofix Entity shall fail to observe or perform any covenant, condition or agreement contained in in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d)), and if such breach or failure to comply is capable of cure, such failure shall continue unremedied for a period of (i) ten Business Days after the earlier of (x) any Responsible Officer's knowledge of such breach or failure to comply and (y) notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01(a)-(d), 5.02 (other than Section 5.02(a)), 5.03(a)(i), 5.03(b), 5.06, 5.10, or 5.13 of this Agreement or (ii) 30 days after the earlier of (x) any Responsible Officer's knowledge of such breach or failure to comply and (y) notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement or of any other Loan Document;

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(f)any Orthofix Entity shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than subordinated Intercompany Loans owed by any Loan Party), when and as the same shall become due and payable;

(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of customary non-default mandatory prepayment events, such as asset dispositions, casualty and condemnation events, or issuances of debt or equity, if such transaction is permitted hereunder and under the documents providing for such Indebtedness;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of an Orthofix Entity or its debts, or of a substantial part of its assets, under any Debtor Relief Law or federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Orthofix Entity or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)any Orthofix Entity shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law or federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Orthofix Entity or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)any Orthofix Entity shall become generally unable, admit in writing its inability, or publicly declare its intention not to, or fail generally, to pay its debts as they become due;

(k)one or more judgments for the payment of money in an aggregate amount in excess of the Dollar Amount of $12,500,000 (to the extent not covered by insurance for which the applicable carrier has not denied coverage) shall be rendered against any Orthofix Entity or any combination of Orthofix Entities and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be bonded or effectively stayed, or any writ or warrant of attachment or execution or similar process is issued or levied against any material portion of the assets of any Orthofix Entity to enforce any such judgment and is not released, vacated or fully bonded within thirty (30) days after its issue or levy or any Orthofix Entity shall fail within sixty (60) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal and being appropriately contested in good faith by proper proceedings diligently pursued;

(l)(i) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Orthofix Entities in an aggregate amount exceeding the Dollar Amount of $12,500,000 and/or (ii) any Orthofix

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Entity shall have been notified that any of them has, in relation to a Foreign Pension Plan, incurred a debt or other liability under section 75 or 75A of the United Kingdom Pensions Act 1995, or has been issued with a contribution notice or financial support direction (as those terms are defined in the United Kingdom Pensions Act 2004), or otherwise is liable to pay an amount which, when aggregated with all other amounts required to be paid to Foreign Pension Plans by the Orthofix Entities, exceeds the Dollar Amount of $12,500,000;

(m)a Change in Control shall occur;

(n)the Loan Guaranty or any Obligation Guaranty shall fail to remain in full force or effect other than as permitted pursuant to Section 9.02, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty or any Obligation Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty or any Obligation Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under the Loan Guaranty or any Obligation Guaranty to which it is a party, or any Orthofix Entity or Affiliate of any Orthofix Entity shall make that assertion, or such Guarantor, Orthofix Entity or Affiliate shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 10.08 or any notice of termination delivered pursuant to the terms of any Obligation Guaranty;

(o)(i) except as permitted by the terms of any Loan Document, (x) any Collateral Document shall for any reason fail to create a valid security interest in any material portion of the Collateral purported to be covered thereby, or (y) any Lien attached to any material portion of the Collateral securing any Secured Obligation shall cease to be a perfected, first priority Lien except as permitted by Section 6.02 or except as a result of the Administrative Agent's failure to maintain possession or control of any possessory Collateral, or (ii) any Lien purported to be created under any Collateral Document shall be asserted by any Orthofix Entity or any of their Affiliates not to be, a valid and perfected Lien on any material Collateral, with a priority required hereby or thereby,

(p)[Reserved];

(q)any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Orthofix Entity or any of their Affiliates shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms, in each case, other than in the case of (x) the termination of any Loan Document or release of any Loan Party in accordance with the terms of, and as contemplated by, this Agreement or (y) the Payment in Full of the Obligations);

(r) (i) the subordination provisions of any Subordinated Indebtedness (the "Subordination Provisions") of any of the Intercompany Loans owing by any Loan Party or any other Subordinated Indebtedness constituting Material Indebtedness of any Orthofix Entity shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any Orthofix Entity party thereto or any other holder of such Subordinated Indebtedness, or (ii) any Orthofix Entity or any other holder of such Subordinated Indebtedness shall, directly or indirectly, disavow or contest in any manner the effectiveness, validity or enforceability of any of the Subordination Provisions; or

(s)National Westminster Bank Plc., New York and Nassau Branches, ABN AMRO Bank N.V., New York Branch or any of their respective successors and assigns, any affiliate of any of the foregoing or any lender or party to any ABN Credit Document (or their successors and assigns or affiliates) (i) asserts any claims over any assets of the Company, the Dutch Subsidiaries or any other

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Orthofix Entity in connection with the enforcement or exercise of other rights as a secured credit or similar rights related to the ABN Obligations (as such term is defined in Section 3.33 of this Agreement) or any other Indebtedness owed to any such Person or (ii) asserts that the ABN Obligations (as such term is defined in Section 3.33 of this Agreement) or any other Indebtedness or other obligations relating to or arising from the ABN Obligations owing to National Westminster Bank Plc., New York and Nassau Branches, ABN AMRO Bank N.V., New York Branch or any of their respective successors and assigns are secured, in whole or in part, by any Lien or other security interest granted pursuant to any ABN Credit Document or otherwise; provided, however, this clause (s) shall no longer apply upon the Company providing executed payoff, release and other termination documents with respect to the ABN Obligations and the ABN Credit Documents in form and content satisfactory to the Administrative Agent as confirmed by the Administrative Agent in writing, then, and in every such event (other than an event with respect to an Orthofix Entity described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments (including the Swingline Commitment), whereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees (including, for the avoidance of doubt, any break funding payments) and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require cash collateral for the LC Exposure in accordance with Section 2.05(j); and in the case of any event with respect to an Orthofix Entity described in clause (h) or (i) of this Article, the Commitments (including the Swingline Commitment) shall automatically terminate and the principal of the Loans then outstanding, and cash collateral for the LC Exposure, together with accrued interest thereon and all fees (including, for the avoidance of doubt, any break funding payments) and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent

SECTION 8.01.Authorization and Action.

(a)Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the

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Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender's or such Issuing Bank's behalf.  Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any other Loan Party, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature.  Without limiting the generality of the foregoing:

(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank, any other Secured Party or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term "agent" (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged

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breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii)where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the United Kingdom, the Netherlands or Italy , or is required or deemed to hold any Collateral "on trust" pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law;

(iii)to the extent that English law is applicable to the duties of the Administrative Agent under any of the Loan Documents, Section 1 of the Trustee Act 2000 of the United Kingdom shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by that Loan Document; where there are inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 of the United Kingdom and the provisions of this Agreement or such Loan Document, the provisions of this Agreement shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 of the United Kingdom, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act; and

(iv)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)None of any Syndication Agent, any Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or

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advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.16 and 9.03) allowed in such judicial proceeding; and

(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g)The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrowers' rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrowers or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02.Administrative Agent's Reliance, Indemnification, Etc.

(a)Neither the Administrative Agent nor any of its Related Parties shall be (i) liable to any Lender for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a "notice under Section 5.02" in respect of this Agreement and identifying the specific clause under said Section is giving to the Administrative Agent by the Company, or (ii) notice of any Default unless and until written notice thereof (stating that it is a "notice of Default") is given to the Administrative Agent by the Borrowers, a Lender or an Issuing Bank.  Further the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents

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of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.

(c)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03.Posting of Communications.

(a)Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the "Approved Electronic Platform").

(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

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(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED "AS IS" AND "AS AVAILABLE". THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, "APPLICABLE PARTIES") HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

"Communications" means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender's or Issuing Bank's (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)Each of the Lenders, each of the Issuing Banks and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent's generally applicable document retention procedures and policies.

(f)Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04.The Administrative Agent Individually.  With respect to its Commitment, Loans, including Swingline Loans and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be.  The terms "Issuing Banks", "Lenders", "Required Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as

Second Amended and Restated Credit Agreement (Orthofix), Page 131

the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Loan Party, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05.Successor Administrative Agent.

(a)The Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to the Lenders, the Issuing Banks and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank.  In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing).  Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank.  Following the effectiveness of the Administrative Agent's resignation from its capacity as such, the provisions of this Article, Section 2.16(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by

Second Amended and Restated Credit Agreement (Orthofix), Page 132

any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (ii) above.

SECTION 8.06.Acknowledgements of Lenders and Issuing Banks.

(a)Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan document pursuant to which it shall have become a Lender hereunder.

(c)Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys' fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Second Amended and Restated Credit Agreement (Orthofix), Page 133

SECTION 8.07.Collateral Matters.

(a)Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party's right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.  In its capacity, the Administrative Agent is a "representative" of the Secured Parties within the meaning of the term "secured party" as defined in the UCC.  In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

(b)In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute secured Swap Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document.  By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent's Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08.Credit Bidding.  The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase).  In connection with any such bid (i) the Administrative Agent

Second Amended and Restated Credit Agreement (Orthofix), Page 134

shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties' ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.  Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09.Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using "plan assets" (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with

Second Amended and Restated Credit Agreement (Orthofix), Page 135

respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger, any Syndication Agent, any Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(b)The Administrative Agent, and each Arranger, Syndication Agent and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker's acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.10.Flood Laws.  JPMorgan Chase Bank has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the "Flood Laws").  JPMorgan Chase Bank, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws.  However, JPMorgan Chase Bank reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or

Second Amended and Restated Credit Agreement (Orthofix), Page 136

Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

ARTICLE IX

Miscellaneous

SECTION 9.01.Notices.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)if to any Loan Party, to it in care of the Company at:

3451 Plano Parkway
Lewisville, TX 75056
Attention: Douglas C. Rice, Chief Financial Officer

Email: DougRice@elt.Orthofix.com

Telecopy No.: 214-937-3180

with a copy to

3451 Plano Parkway
Lewisville, TX 75056
Attention: Chief Legal Officer

Email: KimElting@orthofix.com

Telecopy No.: 214-937-3180

(ii)if to the Administrative Agent in connection with a Borrowing Request from a Borrower to JPMorgan Chase Bank at:

10 South Dearborn, Floor L2S

Suite IL1-1145
Chicago, IL, 60603-2300, United States

Attention: Joshua Stapleton

Phone:  312-732-7168

Facsimile: 888-292-9533

Email: joshua.l.stapleton@chase.com;

With a copy to: Jpm.agency.cri@jpmorgan.com

(iii)if to JPMorgan Chase Bank as Issuing Bank, to it at

10 South Dearborn, Floor L2S

Suite IL1-1145

Chicago, IL, 60603-2300, United States

Attention: Joshua Stapleton

Phone:  312-732-7168

Facsimile: 888-292-9533

Second Amended and Restated Credit Agreement (Orthofix), Page 137

Email: joshua.l.stapleton@chase.com;

With a copy to: Jpm.agency.cri@jpmorgan.com

or, if to any other Issuing Bank, at such contact information provided by such Issuing Bank;

(iv)if to JPMorgan Chase Bank as Swingline Lender, to it at

10 South Dearborn, Floor L2S

Suite IL1-1145
Chicago, IL, 60603-2300, United States

Attention: Joshua Stapleton

Phone:  312-732-7168

Facsimile: 888-292-9533

Email: joshua.l.stapleton@chase.com;

With a copy to: Jpm.agency.cri@jpmorgan.com

or, if to any other Swingline Lender, at such contact information provided by such Swingline Lender;

(v)if to any other Lender, to it at its address or fax number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail shall be deemed to have been given when received, (ii) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems or Approved Electronic Platforms, as applicable, to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems or Approved Electronic Platforms, as applicable, or pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  Each of the Administrative Agent and the Company (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by using Electronic Systems or Approved Electronic Platforms, as applicable, pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Second Amended and Restated Credit Agreement (Orthofix), Page 138

SECTION 9.02.Waivers; Amendments.

(a)No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party or other Orthofix Entity therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)Subject to Sections 2.13(c) and (d) and the other provisions of this Section 9.02, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders, or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall

(A)increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender),

(B)reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend Section 2.12(c) or to waive any obligation of the Borrowers to pay interest or letter of credit fees at the rate provided for in Section 2.12(c) or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or LC Disbursement or to reduce any fee payable hereunder,

(C)postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement (excluding voluntary and mandatory prepayments), or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby,

(D)change Section 2.17(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender) directly and adversely affected thereby,

(E)change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any

Second Amended and Restated Credit Agreement (Orthofix), Page 139

determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby,

(F)amend the definition of "Agreed Currency" set forth in Section 1.01 without the written consent of each Lender directly affected thereby,

(G)release all or substantially all the Guarantors from their obligations under the Loan Guaranty or Obligation Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender directly affected thereby (other than any Defaulting Lender), or

(H)except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby (other than any Defaulting Lender);

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or the Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Swingline Lender or the Issuing Bank, as the case may be (it being understood that any amendment to Section 2.19 shall require the consent of the Administrative Agent, the Swingline Lender and the Issuing Bank); provided further that no such agreement shall amend or modify the provisions of Section 2.05 or any letter of credit application and any bilateral agreement between any Borrower and the Issuing Bank regarding the Issuing Bank's Letter of Credit Commitment or the respective rights and obligations between such Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively; provided further that any fee letter, Swap Agreement, agreement governing Banking Services or other bilateral agreement between one or more Loan Parties and any Credit Party may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.  Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

(c)Notwithstanding the foregoing or any other provision in this Agreement or any other Loan Document to the contrary, if the Administrative Agent and the Borrowers acting together identify any omission, mistake, typographical error, inconsistency or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such omission, mistake, typographical error, inconsistency or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

(d)Notwithstanding the foregoing or any other provision in this Agreement or any other Loan Document to the contrary, the Lenders and the Issuing Bank hereby irrevocably authorize the Administrative Agent to, and the Administrative Agent will, upon the request of the Borrowers, (A) release (or in the case of clause (iv) below, subordinate) any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than (x) Unliquidated Obligations and (y) Banking Services Obligations and Swap Obligations as to which arrangements satisfactory to the Administrative Agent, and the relevant Person owed such Banking Services Obligations or Swap

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Obligations, as applicable, shall have been made), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); provided no such certification shall be required in connection with sales or dispositions of Collateral in the ordinary course of business, and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Guarantor (that is not the Company or a Borrower), the Administrative Agent is authorized to release any Loan Guaranty or Obligation Guaranty provided by such Guarantor, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII, (v) granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d), or (vi) to the extent constituting Excluded Assets; and (B) release any Loan Guaranty or Obligation Guaranty provided by (i) any Excluded Subsidiary, (ii) any Subsidiary 100% of the Equity Interests of which are sold or disposed of pursuant to clause (A)(ii) in this Section 9.02(d), or (iii) any Subsidiary that is merged, amalgamated, liquidated or dissolved out of existence in accordance with Section 6.03.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the applicable Loan Guaranty or Obligation Guaranty pursuant to this Section 9.02(d).  In each case as specified in this Section 9.02(d), the Administrative Agent will, at the Company's expense (and each Lender irrevocably authorizes the Administrative Agent to), (x) deliver to the applicable Loan Party any Collateral in the Administrative Agent's possession following the release of such Collateral and (y) execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.02(d).

(e)Notwithstanding the foregoing or any other provision in this Agreement or any other Loan Document to the contrary, the Administrative Agent, the Borrower and each Incremental Lender, may, without the input or consent of the Required Lenders or any other Lender, execute any Incremental Amendment or otherwise effect amendments to this Agreement or any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect any Incremental Commitments in connection with the provisions of Section 2.08(e) through (h).

(f)Notwithstanding the foregoing or any other provision in this Agreement or any other Loan Document to the contrary, the Administrative Agent, the Company, Orthofix‑Italy and each Italy Sub-Facility Lender, may, without the input or consent of the Required Lenders or any other Lender, effect amendments to this Agreement or any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of Section 2.24.

(g)Notwithstanding the foregoing or any other provision in this Agreement or any other Loan Document to the contrary, the Administrative Agent and the Company, may, without the input or consent of the Required Lenders or any other Lender, effect amendments to this Agreement or any other Loan Document, as may be necessary or appropriate, in the opinion of the Administrative Agent, in

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connection with the addition or replacement of an Issuing Bank or the addition or replacement of the Swingline Lender.

(h)If, in connection with any proposed amendment, waiver or consent requiring the consent of "each Lender" or "each Lender affected thereby," the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a "Non-Consenting Lender"), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers, the Administrative Agent and the Issuing Bank shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non‑Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.14 and 2.16, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.15 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.  Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(i)Notwithstanding the foregoing or any other provision in this Agreement or any other Loan Document to the contrary, only the consent of the Administrative Agent and the Required Lenders will be required under this Agreement and the other Loan Documents to release any Borrower (except the Company) from its obligations hereunder as a Borrower (and related obligations as a Guarantor, grantor, pledgor) or any other obligation or duty of a Borrower.  For the avoidance of doubt, (x) the prior written consent of each Lender will be required to take any such action with respect to the Company, and (y) this clause (i) shall not operate in any manner to negate the requirements of consent from each Lender directly affected thereby set forth in clauses (G) and (H) of Section 9.02(b) which will be applicable in all circumstances described therein.

SECTION 9.03.Expenses; Indemnity; Damage Waiver.

(a)The Loan Parties, jointly and severally, shall pay all (i) reasonable and invoiced out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one counsel and one local counsel in each specialty and relevant jurisdiction for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System or Approved Electronic Platform) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) reasonable and invoiced

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out‑of‑pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, the Issuing Bank or the Swingline Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or the Swingline Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) reasonable and invoiced out-of-pocket expenses incurred by any Lender, including the fees, charges and disbursements of one counsel and one local counsel in each specialty and relevant jurisdiction for the Lenders, taken as a whole, and in the case of an actual or perceived conflict of interest, one additional counsel in each specialty and relevant jurisdiction to each group of Lenders similarly situated taken as a whole, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)The Loan Parties, jointly and severally, shall indemnify the Administrative Agent, the Issuing Bank, each Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, (including, without limitation, reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel and one local counsel in each specialty and in each relevant jurisdiction for the Indemnitees taken as a whole in connection with indemnification claims arising out of the same facts or circumstances, and, solely in the case of an actual or perceived conflict of interest, as reasonably determined by the affected Indemnitee (based upon the advice of counsel to such Indemnitee), one additional counsel in each specialty and relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (A) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (B) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (C) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or any other Orthofix Entity, or any Environmental Liability related in any way to an Orthofix Entity, (D) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by such Loan Party for Taxes pursuant to Section 2.16, (E) the disclosure of Confidential Healthcare Information to the Administrative Agent or any Lender in violation of Section 9.21, or (F) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by any Loan Party, other Orthofix Entity or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by final and nonappealable judgment of a court of competent jurisdiction to (1) have arisen or resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) a breach in bad faith of a material obligation of such Indemnitee or any of its Affiliates or (2) not have resulted from an act or omission from any of the Borrowers, the Guarantors or any of their Affiliates and have been brought by an Indemnitee against another Indemnitee (other than against the Administrative Agent, the Swingline Lender, the Issuing Bank or the Arrangers in

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their capacities or fulfilling their respective roles as an arranger or agent or any similar role hereunder). WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE BORROWERS AND THE BORROWERS AGREE THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFORE IN ACCORDANCE WITH CLAUSES (iii) AND (iv) OF SECTION 9.03(a)) WHICH IN WHOLE OR IN PART ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)Each Lender severally agrees to pay any amount required to be paid by any Loan Party under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, the Swingline Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each, an "Agent Indemnitee") (to the extent not reimbursed by the Loan Parties and without limiting the obligation of any Loan Party to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee's gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the Payment in Full of all Obligations.

(d)To the extent permitted by applicable law, no Loan Party or other Orthofix Entity shall assert, and each Loan Party hereby waives, on behalf of itself and each other Orthofix Entity any claim against any Indemnitee, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except for damages that are determined by final and nonappealable judgment of a court of competent jurisdiction to have arisen or resulted from the bad faith or willful misconduct of such Indemnitee or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)Parallel Debt.

(i)Notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Administrative

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Agent (the "Parallel Debt"), as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by the Loan Parties and the other Orthofix Entities respectively to each of the Secured Parties under each of the Loan Documents as and when that amount falls due for payment under the relevant Loan Document.

(ii)The Administrative Agent shall have its own independent right to demand payment of the amounts payable by each of the Loan Parties and other Orthofix Entities to the Administrative Agent under this paragraph (e).

(iii)Any amount due and payable by a Loan Party or any of the other Orthofix Entities to the Administrative Agent under this paragraph (e) shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a Loan Party or any of the other Orthofix Entities to the other Secured Parties under those provisions shall be decreased to the extent that the Administrative Agent has received (and is able to retain) payment of the corresponding amount under this paragraph (e).

(iv)The rights of the Secured Parties (other than the Administrative Agent) to receive payment of amounts payable by a Loan Party or any of the other Orthofix Entities under the Loan Documents are several and are separate and independent from, and without prejudice to, the rights of the Administrative Agent to receive payment under this paragraph (e).

(f)All amounts due under this Section shall be payable promptly but not later than 30 days after written demand therefor.

SECTION 9.04.Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Arrangers, the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)the Company, provided such consent will not be unreasonably withheld and that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having

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received notice thereof, and provided further that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)the Administrative Agent; and

(C)the Issuing Bank; and

(D)the Swingline Lender.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than the Dollar Amount of $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of the Dollar Amount of $3,500;

(D)the assignee must be capable of lending in each of the Agreed Currencies to each of the U.S. Borrowers, the Dutch Borrowers and any UK Borrower, and in respect of lending to a Dutch Borrower, qualify as a Permitted Lender; and

(E)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Orthofix Entities and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including federal and state securities laws.

For the purposes of this Section 9.04(b), the terms "Approved Fund" and "Ineligible Institution" have the following meanings:

"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Ineligible Institution" means (a) a natural person, (b) a Defaulting Lender and its Parent, (c) company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute

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an Ineligible Institution if it (i) has not been established for the primary purpose of acquiring any Loans or Commitments, (ii) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (iii) has assets greater than the Dollar Amount of $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Aggregate Revolving Exposure or aggregate Commitments, as the case may be or (d) each of the Borrowers, the other Loan Parties, each other Orthofix Entity and any of Affiliates of each the foregoing.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04, 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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(c)Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Swingline Lender or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") other than an Ineligible Institution in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Sections 2.16(f) and (i) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.16(i) will be delivered to the Company and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.14 or 2.16 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrowers' request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(d) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement or any other Loan Document (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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SECTION 9.05.Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06.Counterparts; Integration; Effectiveness; Electronic Execution.  (a) This Agreement and each other Loan Document may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such Loan Document.  The words "execution," "signed," "signature," "delivery," and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.  Without limiting the generality of the foregoing, each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.  THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR

Second Amended and Restated Credit Agreement (Orthofix), Page 149

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 9.07.Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the Secured Obligations owing to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Loan Parties may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The applicable Lender, the Issuing Bank or such Affiliate shall notify the Company and the Administrative Agent of such setoff or application; provided that the failure to give such notice shall not affect the validity of such setoff or application under this Section.  The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.

SECTION 9.09.Governing Law; Jurisdiction; Consent to Service of Process.

(a)The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.

(b)Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York state court sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees

Second Amended and Restated Credit Agreement (Orthofix), Page 150

that all claims in respect of any such action or proceeding may (and any claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such state court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(d)Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.  EACH UK BORROWER, EACH DUTCH BORROWER AND OTHER FOREIGN SUBSIDIARY OF THE COMPANY HEREBY IRREVOCABLY APPOINTS THE COMPANY AS ITS AGENT FOR SERVICE OF PROCESS IN ANY PROCEEDING IN CONNECTION WITH THIS AGREEMENT AND THE LOAN DOCUMENTS, AND AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE MADE BY MAILING OR DELIVERING A COPY THEREOF TO IT CARE OF THE COMPANY IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01.

(f)Notwithstanding paragraph (a) of this Section, if any Loan Party formed under the laws of the Netherlands is represented by an attorney-in-fact in connection with the signing and/or execution of this Agreement (including by way of accession to this Agreement), any other Loan Document, or any other agreement, deed or document referred to in, or made pursuant to, any Loan Document, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney-in-fact's authority and the effect of the attorney-in-fact's exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

SECTION 9.10.WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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SECTION 9.12.Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of, and not to disclose to any Person, the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and who are either subject to customary confidentiality obligations of employment or professional practice, or who agree to be bound by the terms of this paragraph (or language substantially similar to this Section)), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the Administrative Agent, such Issuing Bank or such Lender agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by any Requirement of Law, to inform the Company promptly thereof prior to disclosure), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process (in which case the Administrative Agent, such Issuing Bank or such Lender agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority, to the extent practicable and not prohibited by any Requirement of Law), to inform the Company promptly thereof prior to disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties, the other Orthofix Entities and their obligations, (g) with the consent of the Company, (h) to any Person providing a Guarantee of all or any portion of the Secured Obligations, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers that is not, to the knowledge of the Administrative Agent, the Issuing Bank or any Lender, subject to contractual or fiduciary confidentiality obligations owing to any Orthofix Entity.  For the purposes of this Section, "Information" means all confidential information received from or on behalf of the Orthofix Entities relating to the Orthofix Entities or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers from a source other than the Borrowers that is not, to the knowledge of the Administrative Agent, the Issuing Bank or any Lender, subject to contractual or fiduciary confidentiality obligations owing to any Orthofix Entity and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS, THE OTHER LOAN PARTIES AND ORTHOFIX ENTITIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

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ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, OTHER THE LOAN PARTIES AND ORTHOFIX ENTITIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13.Several Obligations; Nonreliance; Violation of Law.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein.  Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

SECTION 9.14.USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.15.Disclosure.  Each Loan Party, each Lender and the Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with, any of the Loan Parties, any of the other Orthofix Entities and their respective Affiliates.

SECTION 9.16.Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control.  Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent's instructions.

SECTION 9.17.Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

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SECTION 9.18.Marketing Consent.  The Borrowers hereby authorize JPMorgan Chase Bank, N.A., each Lender and each of their respective Affiliates, at their respective sole expense, but without any prior approval by the Borrowers, to publish such tombstones and such other similar and customary marketing materials in respect of this Agreement as each may from time to time determine in its sole discretion.  The foregoing authorization shall remain in effect with respect to any such Person unless the Company notifies such Person in writing that such authorization is revoked.

SECTION 9.19.No Fiduciary Duty, etc .  The Borrowers acknowledge and agree, and acknowledge its subsidiaries' understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm's length contractual counterparty to the Borrowers with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrowers or any other person.  Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby.  Additionally, each Borrower acknowledges and agrees that no Credit Party is advising such Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction.  Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to the Borrowers with respect thereto.

Each Borrower further acknowledges and agrees, and acknowledges its subsidiaries' understanding, that each Credit Party, together with its affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrowers and other companies with which the Borrowers may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, each Borrower acknowledges and agrees, and acknowledges its subsidiaries' understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Borrower may have conflicting interests regarding the transactions described herein and otherwise.  No Credit Party will use confidential information obtained from the Borrowers by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrowers in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies.  Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Borrower, confidential information obtained from other companies.

SECTION 9.20.No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

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SECTION 9.21.Protected Health Information.  During the term of this Agreement, the Administrative Agent and the Lenders may be involved in field examinations and other visits, inspections, examinations and discussions with the Company, any other Orthofix Entity or  a Subsidiary.  Such involvement by the Administrative Agent or any Lender shall not be considered a request for the disclosure of any Protected Health Information or other confidential information relating to healthcare patients (collectively, the "Confidential Healthcare Information"), unless (a) the Lenders have made a written request for such information, (b) the Lenders have entered into a business associate agreement to cover the use and disclosure of such Confidential Healthcare Information by, to, or for the benefit of the Lenders and (c) the Lenders and the Company have determined that such use and disclosure will not violate any laws, regulations or ordinances intended to protect the privacy rights of healthcare patients, including, without limitation, HIPAA.  Each of the Company, Borrowers and Subsidiaries hereby acknowledge the foregoing and represent that they will not disclose Confidential Healthcare Information to the Administrative Agent or any Lender except to the extent permitted under this Section and by applicable law.

SECTION 9.22.Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:
(i)	a reduction in full or in part or cancellation of any such liability;
(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.23.Amendment and Restatement.  This Agreement constitutes an amendment and restatement of the Existing Agreement and as such, except for the indebtedness and other than obligations provided for in the Existing Agreement (which indebtedness and obligations shall survive, be renewed and restated by the terms of this Agreement), all terms and provisions of this Agreement supersede in their entirety the terms and provisions of the Existing Agreement in its entirety.  This Agreement is not intended as and shall not be construed as a release or novation of any or all of the obligations and liabilities existing under the Existing Agreement and the "Loan Documents" (as defined in the Existing Agreement).  Notwithstanding anything herein to the contrary, in no event shall the Liens securing the Existing Agreement or the obligations thereunder be deemed affected hereby, it being the intent and agreement of the Loan Parties that, except as otherwise provided in the Loan Documents, the

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Liens on the Collateral (as defined in the Security Agreement (as defined in the Existing Agreement)) granted to secure the obligations of the Loan Parties in connection with the Existing Agreement and the other Loan Documents (as defined in the Existing Agreement), shall not be extinguished and shall remain valid, binding and enforceable securing the obligations under the Existing Agreement as amended and restated hereby.

SECTION 9.24.Acknowledgement Regarding Any Supported QFCs .  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Party that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.25.Release of UK Loan Parties on the Effective Date.  On the Effective Date and immediately upon giving effect to this Agreement, Orthofix Limited (an Immaterial Subsidiary on the Effective Date), Victory Medical Limited (an Excluded Subsidiary) and Colgate Medical Limited (an Excluded Subsidiary) are released from their obligations under the Existing Agreement and the other "Loan Documents" as defined in the Existing Agreement.  For the avoidance of doubt, on the Effective Date, none of Orthofix Limited, Victory Medical Limited or Colgate Medical Limited are "Borrowers", "Guarantors" or "Loan Parties" under this Agreement and the other Loan Documents.  Without limiting the foregoing, in no event shall the release set forth in this Section 9.25 (a) release the Lien on the Equity Interests of Orthofix Limited or (b) effect any other obligation, Lien or pledge of any of the other Loan Parties arising under this Agreement or any Loan Document, including, without limitation, if any one or more of Orthofix Limited, Victory Medical Limited and/or Colgate Medical Limited becomes, or is required to become, a Loan Party on any date after the Effective Date.

Second Amended and Restated Credit Agreement (Orthofix), Page 156

ARTICLE X

Loan Guaranty

SECTION 10.01.Guaranty.  Each Loan Guarantor (other than those that have delivered a separate Obligation Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and reasonable attorneys' and paralegals' fees  and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the "Guaranteed Obligations"); provided, however, that the definition of "Guaranteed Obligations" shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.  Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.  All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

SECTION 10.02.Guaranty of Payment.  This Loan Guaranty is a guaranty of payment and not of collection.  Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue any Borrower or any Loan Guarantor, or any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an "Obligated Party"), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03.No Discharge or Diminishment of Loan Guaranty.  (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets, or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.

(a)The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(b)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any

Second Amended and Restated Credit Agreement (Orthofix), Page 157

Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04.Defenses Waived.  To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any Loan Guarantor or any other Obligated Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person.  Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.  The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty, except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05.Rights of Subrogation.  No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.

SECTION 10.06.Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor's obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

Second Amended and Restated Credit Agreement (Orthofix), Page 158

SECTION 10.07.Information.  Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, the Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08.Termination.  Each of the Lenders and the Issuing Bank may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor.  Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations.  Nothing in this Section 10.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that shall exist under Article VII hereof as a result of any such notice of termination.

SECTION 10.09.Taxes.

(a)Withholding Taxes; Gross-Up; Payments Free of Taxes.  Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law.  If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.  If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased (without duplication as to any additional amounts paid under Section 2.16) as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.

(b)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been paid additional amounts by a Loan Guarantor pursuant to this Section 10.09, it shall pay to such Loan Guarantor an amount equal to such refund (but only to the extent of payments made under this Section 10.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such Loan Guarantor, upon the request of such party, shall repay to such party the amount paid over pursuant to this paragraph (b) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (b), in no event will the party be required to pay any amount to a Loan Guarantor pursuant to this paragraph (b) the payment of which would place the party in a less favorable net after-Tax position than the party would have been in if the Tax giving rise to such refund had not been deducted, withheld or otherwise imposed and the additional amounts giving rise to such refund had never been paid.  This paragraph (b) shall not be construed to require any party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Loan Guarantor or any other Person.

SECTION 10.10.Maximum Liability.  Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the

Second Amended and Restated Credit Agreement (Orthofix), Page 159

Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transaction Act or similar statute or common law.  In determining the limitations, if any, on the amount of any Loan Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 10.11.Contribution.

(a)To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen), and all Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, and this Agreement, the Swap Agreement Obligations and the Banking Services Obligations have terminated, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)As of any date of determination, the "Allocable Amount" of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.

(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

(e)The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than Unliquidated Obligations that have not yet arisen) and the termination or expiry (or, in the case of all Letters of Credit, full cash collateralization), on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, of the Commitments and all Letters of Credit issued hereunder and the termination of this Agreement, the Swap Agreement Obligations and the Banking Services Obligations.

Second Amended and Restated Credit Agreement (Orthofix), Page 160

SECTION 10.12.Liability Cumulative.  The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 10.13.Keepwell.   Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Obligations.  Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XI

The Borrower Representative.

SECTION 11.01.Appointment; Nature of Relationship.  The Company is hereby appointed by each of the Borrowers and Guarantors as its contractual representative hereunder and under each other Loan Document, and each of the Borrowers and other Loan Parties irrevocably authorizes the Company to act as the contractual representative of such Borrower or such other Loan Parties with the rights and duties expressly set forth herein and in the other Loan Documents.  The Company agrees to act as such contractual representative upon the express conditions contained in this Article XI.  Additionally, the Borrowers hereby appoint the Company as their agent to receive all of the proceeds of the Loans in the Funding Account, at which time the Company shall promptly disburse such Loans to the appropriate Borrower, provided that, in the case of a Revolving Loan, such amount shall not exceed the Availability.  The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Company or any Borrower, or any other Loan Party, for any action taken or omitted to be taken by the Company, the Borrowers or the other Loan Parties pursuant to this Section 11.01.

SECTION 11.02.Powers. The Company shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Company by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Company shall have no implied duties to the Borrowers or the other Loan Parties, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Company.

SECTION 11.03.Employment of Agents.   The Company may execute any of its duties as the Company hereunder and under any other Loan Document by or through authorized officers.

SECTION 11.04.Notices.  Each Borrower and each other Loan Party shall immediately notify the Company of the occurrence of any Default or Event of Default hereunder, refer to this Agreement, describe such Default or Event of Default, and state that such notice is a "notice of default". In the event that the Company receives such a notice, the Company shall give prompt notice thereof to the

Second Amended and Restated Credit Agreement (Orthofix), Page 161

Administrative Agent and the Lenders.  Any notice provided to the Company hereunder shall constitute notice to each Borrower and each other Loan Party on the date received by the Company.

SECTION 11.05.Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Company may resign at any time, such resignation to be effective upon the appointment of a successor borrower representative.  The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 11.06.Execution of Loan Documents. The Borrowers and the other Loan Parties each hereby empower and authorize the Company, on behalf of the Borrowers and the other Loan Parties, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, the Compliance Certificates.  Each Borrower and each of the other Loan Parties agrees that any action taken by the Company, the Borrowers or the other Loan Parties in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Company of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon each of the Borrowers and each of the other Loan Parties.

SECTION 11.07.Reporting. Each Loan Party hereby agrees that such Loan Party shall furnish promptly after each fiscal month to the Company a copy of any certificate or report required hereunder or requested by the Company on which the Company shall rely to prepare the Compliance Certificate required pursuant to the provisions of this Agreement.

[Signature Page Follows]

Second Amended and Restated Credit Agreement (Orthofix), Page 162

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWERS:

ORTHOFIX MEDICAL INC.

By: /s/ Douglas C. Rice
Name: Douglas C. Rice
Title: Chief Financial Officer

ORTHOFIX INTERNATIONAL B.V.

By: /s/ Stacy L. Kohn
Name: Stacy L. Kohn
Title: Managing director A

By: /s/ L. van Riet
Name: L. van Riet
Title: Managing director B

ORTHOFIX INC.

By: /s/ Douglas C. Rice
Name: Douglas C. Rice
Title: Chief Financial Officer and Treasurer

ORTHOFIX SPINAL IMPLANTS INC.

By: /s/ Douglas C. Rice
Name: Douglas C. Rice
Title: Chief Financial Officer and Treasurer

[Signatures Continued on Next Page]

Second Amended and Restated Credit Agreement (Orthofix), Signature Page

Orthofix III B.V.

By: /s/ Stacy L. Kohn
Name: Stacy L. Kohn
Title: Managing director A

By: /s/ L. van Riet
Name: L. van Riet
Title: Managing director B

GUARANTORS:

ORTHOFIX HOLDINGS, INC.

By: /s/ Douglas C. Rice
Name: Douglas C. Rice
Title: Chief Financial Officer and Treasurer

SPINAL KINETICS LLC

By: /s/ Douglas C. Rice
Name: Douglas C. Rice
Title: Chief Financial Officer and Treasurer

[Signatures Continued on Next Page]

Second Amended and Restated Credit Agreement (Orthofix), Signature Page

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent, Swingline Lender and Issuing Bank

By:/s/ Ajay Gupta
Name: Ajay Gupta
Title:  Authorized Officer

[Signatures Continued on Next Page]

Second Amended and Restated Credit Agreement (Orthofix), Signature Page

BANK OF AMERICA, N.A.

By:/s/ Heath B Lipson
Name: Heath B Lipson
Title:   Senior Vice President

[Signatures Continued on Next Page]

Second Amended and Restated Credit Agreement (Orthofix), Signature Page

BANK OF THE WEST

By:/s/ Susan Garner
Name: Susan Garner
Title:   Managing Director

[Signatures Continued on Next Page]

Second Amended and Restated Credit Agreement (Orthofix), Signature Page

SUNTRUST BANK, as Joint Lead Arranger

By:/s/ Anton Brykalin
Name: Anton Brykalin
Title:   Vice President

[Signatures Continued on Next Page]

Second Amended and Restated Credit Agreement (Orthofix), Signature Page

BBVA USA

By:/s/ Mark Dault
Name: Mark Dault
Title:   SVP

[Signatures Continued on Next Page]

Second Amended and Restated Credit Agreement (Orthofix), Signature Page

REGIONS BANK, as a Lender

By:/s/ Robert LaPorte
Name: Robert LaPorte
Title:   Director

[End of Signatures]

Second Amended and Restated Credit Agreement (Orthofix), Signature Page

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee").  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest").  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor:	______________________________
2.Assignee:	______________________________ [and is an Affiliate/Approved Fund of [identify Lender]1]
3.Borrowers:

Orthofix Medical Inc., a Delaware corporation, Orthofix Inc., a Delaware corporation, Orthofix Spinal Implants Inc., a Delaware corporation, Orthofix International B.V., a company incorporated under the laws of the Netherlands, and Orthofix III B.V., a company incorporated under the laws of the Netherlands

4.Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

[1]	Select as applicable.

1

4845-3213-5844v.5 58437-4

5.Credit Agreement:

The Second Amended and Restated Credit Agreement dated as of October 25, 2019 among Orthofix Medical Inc., Orthofix Inc., Orthofix Spinal Implants Inc., Orthofix International B.V., and Orthofix III B.V., as Borrowers, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto

6.Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date:  _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Commitment," "Term Loan Commitment," etc.)
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

4845-3213-5844v.5 58437-4

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]4 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent[, Swingline Lender] and
Issuing Bank

By:
Name:
Title:

[Consented to:]5

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

[4]	To be added only if the consent of the Administrative Agent, Issuing Bank and/or Swingline Lender, as applicable, is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Company and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

3

4845-3213-5844v.5 58437-4

ANNEX 1 to ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

3.Representations and Warranties.

3.1Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any Subsidiary or Affiliate or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or any other Loan Document or to charge interests at the rate set forth therein from time to time or (v) the performance or observance by any Borrower, any Subsidiary or Affiliate, or any other Person of any of their respective obligations under any Loan Document.

3.2Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.10(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any arranger or any other Lender or their respective Related Parties, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

4.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

5.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature (as defined in the Credit Agreement) or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System (as defined in the Credit

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4845-3213-5844v.5 58437-4

Agreement) or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform (as defined in the Credit Agreement) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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4845-3213-5844v.5 58437-4

EXHIBIT B

COMPLIANCE CERTIFICATE

To:	The Lenders party to the Credit Agreement described below

This Compliance Certificate ("Certificate"), for the period ended _______ __, 201_, is furnished pursuant to that certain Second Amended and Restated Credit Agreement dated as of October 25, 2019 (as amended, modified, renewed or extended from time to time, the "Agreement") among Orthofix Medical Inc. (the "Company"), Orthofix Inc., Orthofix Spinal Implants Inc., Orthofix International B.V., and Orthofix III B.V. (collectively, the "Borrowers"), the other Loan Parties, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as a Issuing Bank and Swingline Lender.  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES ON ITS BEHALF AND ON BEHALF OF THE BORROWERS THAT:

1.	I am the [_________________] of the Company and I am authorized to deliver this Certificate on behalf of the Borrowers and their Subsidiaries;
2.

I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a reasonably detailed review of the compliance of the Borrowers and their Subsidiaries with the Agreement during the accounting period covered by the attached financial statements (the "Relevant Period");

3.

The attached financial statements of the Company and, as applicable, its Subsidiaries and/or Affiliates for the Relevant Period: (a) have been prepared on an accounting basis (the "Accounting Method") consistent with the requirements of the Agreement, and (b) present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and if applicable, the absence of footnotes except with respect to the audited statements);

4.

The examinations described in paragraph 2 did not disclose and I have no knowledge of, except as set forth below, (a) the existence of any condition or event which constitutes a Default or an Event of Default under the Agreement or any other Loan Document during or at the end of the Relevant Period or as of the date of this Certificate or (b) any material change in the Accounting Method or in the application thereof that has occurred since the date of the annual financial statements delivered to the Administrative Agent in connection with the closing of the Agreement or subsequently delivered as required in the Agreement;

5.

I hereby certify that, except as set forth below, no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) its principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Administrative Agent the notice required by Section 4.15 of the Security Agreement;

6.	I hereby certify that, except as set forth below, no change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04.

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7.

Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers’ compliance with Sections 6.12(a) and (b) of the Agreement, all of which data and computations are true, complete and correct; and

8.	Schedule II hereto sets forth the computations necessary to determine the Applicable Rate commencing on the Business Day this Certificate is delivered.
9.

Schedule III hereto sets forth either a list that identifies each Domestic Subsidiary of the Company that is an Immaterial Subsidiary as of the date hereof or a confirmation that there is no change in such information since the later of the Effective Date or the date of the last such list.

10.

Schedule IV hereto sets forth either a list that identifies each Material Subsidiary of the Company that is an not Wholly Owned as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Effective Date or the date of the last such list.

11.

Described below are the exceptions, if any, referred to in paragraph 4 hereof by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (ii) change in the Accounting Method or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with (i) the computations set forth in Schedule I and Schedule II hereto, (ii) the information set forth in Schedule III and IV and (iii) the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ______________, 20__.

_____________________________,
as the Company

By:
Name:
Title:

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Schedule I to Compliance Certificate

Compliance as of _________, ____ with
Sections 6.12(a) and (b) of the Agreement

Schedule II to Compliance Certificate

Borrowers’ Applicable Rate Calculation

Schedule III to Compliance Certificate

Domestic Subsidiaries that are Immaterial Subsidiaries

Schedule IV to Compliance Certificate

Material Subsidiaries that are Not Wholly Owned

EXHIBIT C

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this "Agreement"), dated as of [    ], is entered into between ________________________________, a _________________ (the "New Subsidiary") and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the "Administrative Agent") under that certain Second Amended and Restated Credit Agreement dated as of October 25, 2019 (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement") among ORTHOFIX MEDICAL INC., a Delaware corporation (the "Company"), Orthofix Inc., a Delaware corporation ("Orthofix Inc."), Orthofix Spinal Implants Inc., a Delaware corporation ("Orthofix Spinal" and together with the Company and Orthofix Inc., each a "U.S. Borrower" and collectively, the "U.S. Borrowers"), ORTHOFIX INTERNATIONAL B.V., a company incorporated under the laws of the Netherlands ("Orthofix B.V."), ORTHOFIX III B.V., a company incorporated under the laws of the Netherlands ("BVIII", and together with Orthofix B.V, each a "Dutch Borrower" and collectively, the "Dutch Borrowers", and together with each U.S Borrower, the "Borrowers"), the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent for the Lenders. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Secured Parties, hereby agree as follows:

1.

The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a "Loan Guarantor" for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement,*[and]* (b) all of the covenants set forth in Articles V and VI of the Credit Agreement *[and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Sections 10.10 and 10.13 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.]*  *[The New Subsidiary has delivered to the Administrative Agent an executed Obligation Guaranty.]*

2.

If required, the New Subsidiary is, simultaneously with the execution of this Agreement (or by such later date as agreed by the Administrative Agent in its sole discretion), executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

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3.	The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

4.	The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.
5.	This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
6.	THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Nam:
Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

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EXHIBIT D-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of October 25, 2019 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ORTHOFIX MEDICAL INC., a Delaware corporation (the "Company"), Orthofix Inc., a Delaware corporation ("Orthofix Inc."), Orthofix Spinal Implants Inc., a Delaware corporation ("Orthofix Spinal" and together with the Company and Orthofix Inc., each a "U.S. Borrower" and collectively, the "U.S. Borrowers"), ORTHOFIX INTERNATIONAL B.V., a company incorporated under the laws of the Netherlands ("Orthofix B.V."), ORTHOFIX III B.V., a company incorporated under the laws of the Netherlands ("BVIII", and together with Orthofix B.V, each a "Dutch Borrower" and collectively, the "Dutch Borrowers", and together with each U.S Borrower, the "Borrowers"), JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the "Administrative Agent"), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:  ________ __, 20[  ]

EXHIBIT D-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of October 25, 2019 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ORTHOFIX MEDICAL INC., a Delaware corporation (the "Company"), Orthofix Inc., a Delaware corporation ("Orthofix Inc."), Orthofix Spinal Implants Inc., a Delaware corporation ("Orthofix Spinal" and together with the Company and Orthofix Inc., each a "U.S. Borrower" and collectively, the "U.S. Borrowers"), ORTHOFIX INTERNATIONAL B.V., a company incorporated under the laws of the Netherlands ("Orthofix B.V."), ORTHOFIX III B.V., a company incorporated under the laws of the Netherlands ("BVIII", and together with Orthofix B.V, each a "Dutch Borrower" and collectively, the "Dutch Borrowers", and together with each U.S Borrower, the "Borrowers"), JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the "Administrative Agent"), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:  ________ __, 20[  ]

EXHIBIT D-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of October 25, 2019 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ORTHOFIX MEDICAL INC., a Delaware corporation (the "Company"), Orthofix Inc., a Delaware corporation ("Orthofix Inc."), Orthofix Spinal Implants Inc., a Delaware corporation ("Orthofix Spinal" and together with the Company and Orthofix Inc., each a "U.S. Borrower" and collectively, the "U.S. Borrowers"), ORTHOFIX INTERNATIONAL B.V., a company incorporated under the laws of the Netherlands ("Orthofix B.V."), ORTHOFIX III B.V., a company incorporated under the laws of the Netherlands ("BVIII", and together with Orthofix B.V, each a "Dutch Borrower" and collectively, the "Dutch Borrowers", and together with each U.S Borrower, the "Borrowers"), JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the "Administrative Agent"), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W‑8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

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EXHIBIT D-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of October 25, 2019 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ORTHOFIX MEDICAL INC., a Delaware corporation (the "Company"), Orthofix Inc., a Delaware corporation ("Orthofix Inc."), Orthofix Spinal Implants Inc., a Delaware corporation ("Orthofix Spinal" and together with the Company and Orthofix Inc., each a "U.S. Borrower" and collectively, the "U.S. Borrowers"), ORTHOFIX INTERNATIONAL B.V., a company incorporated under the laws of the Netherlands ("Orthofix B.V."), ORTHOFIX III B.V., a company incorporated under the laws of the Netherlands ("BVIII", and together with Orthofix B.V, each a "Dutch Borrower" and collectively, the "Dutch Borrowers", and together with each U.S Borrower, the "Borrowers"), JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the "Administrative Agent"), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W‑8IMY accompanied by a withholding statement together with an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

1

Date: ________ __, 20[  ]

2